As filed with the U.S. Securities and Exchange Commission on July 22, 2025

Registration No. 333-285391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 2 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

FST Corp.
(Exact name of registrant as specified in its charter)

____________________

N/A
(Translation of registrant’s name into English)

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Cayman Islands	3949	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

No. 3, Gongye 1st Rd., Minxiong Township
Chiayi County 621018, Taiwan
Tel: +886 5221-2555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor,
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

With copies to:

Andy Yang Jiacheng Law Firm 10F, No. 22, Sec. 2, Roosevelt Rd., Zhongzheng District, Taipei City 100028 Taiwan	Gary J. Ross Ross Law Group, PLLC 1430 Broadway Suite 1804 New York, NY 10018-3352 Tel: +1 212-884-9339

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Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement described in the enclosed Prospectus.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Registrant may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.

Preliminary, Subject to completion, DATED JULY 22, 2025

FST CORP.

UP TO 14,399,985 ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS
UP TO 35,184,834 ORDINARY SHARES OFFERED BY SELLING SECURITYHOLDERS

This prospectus relates to the offer, sale and resale from time to time of certain ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of FST Corp., an exempted company incorporated in the Cayman Islands with limited liability (“we,” “us,” “our,” “FST,” or the “Company”). These Ordinary Shares were issued or may be issued from time to time pursuant to certain agreements entered into in connection with the consummation of the business combination described below.

On December 22, 2023, the Company entered into a Business Combination Agreement, dated December 22, 2023, (the “Business Combination Agreement”) with Chenghe Acquisition I Co., a Cayman Islands exempted company with limited liability (“Chenghe,” which was renamed “FST Ltd.” upon the Closing, as defined below), FST Merger Ltd., a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Femco Steel Technology Co., Ltd., a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 (“Femco”).

Pursuant to the Business Combination Agreement, (a) the Company acquired all of the issued and outstanding shares of Femco held by shareholders of Femco in exchange for ordinary shares of the Company, such that Femco became a wholly owned subsidiary of the Company and the shareholders of Femco became shareholders of the Company; and immediately thereafter (b) Merger Sub merged with and into Chenghe, with Chenghe continuing as the surviving company and wholly owned subsidiary of the Company (such transactions, collectively, the “Business Combination”). The Business Combination was completed (the “Closing”) on January 15, 2025 (the “Closing Date”).

This prospectus also relates to the issuance by the Company of up to 14,399,985 Ordinary Shares of the Company, issuable upon the exercise of warrants to purchase Ordinary Shares at an exercise price of $11.50 (the “Warrants”), which were issued on the Closing Date in exchange for the public warrants of Chenghe that were issued in the initial public offering of Chenghe and concurrent private placement. Chenghe initially issued 6,500,000 public warrants and 7,900,000 private placement warrants, which were exchanged on a one-for-one basis for Warrants to purchase our Ordinary Shares. As of the date of this prospectus, 14,399,985 Warrants remain outstanding, consisting of 6,499,985 held by public shareholders and 7,900,000 held by the Sponsor.

This prospectus also relates to the resale from time to time by the Selling Securityholders named in this prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) (collectively, the “Selling Securityholders”) of up to 35,184,834 Ordinary Shares. See “Selling Securityholders” for the details of these securities.

Pursuant to lock-up agreements entered into with the applicable parties, all holders of Ordinary Shares as of the Closing, excluding Chenghe’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of six months after the Closing. Following the closing of the Business Combination, of the 44,766,003 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 35,184,834 Ordinary Shares (or approximately 78.60% of the total issued and outstanding Ordinary Shares) were subject to a lock-up for up to six months after Closing.

Because the prices at which certain Selling Securityholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Securityholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Securityholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Ordinary Shares have fluctuated since the closing of the Business Combination on January 15, 2025, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Ordinary Shares if they sell the Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors — Risks

Related to Our Securities — Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares to fall, and certain Selling Securityholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Securityholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Securityholders offer and sell the securities covered by this prospectus. The Selling Securityholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash.

Our Ordinary Shares are currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “KBSX”. On June 10, 2025, the last reported sales price of our Ordinary Shares was US$1.56 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Summary of the Prospectus — Emerging Growth Company,” and “Summary of the Prospectus — Foreign Private Issuer,” respectively.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “FST” refer to the businesses of FST Corp. and its subsidiaries.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

MARKET PRICE INFORMATION

Our Ordinary Shares are currently listed on Nasdaq under the symbol “KBSX.” On June 10, 2025, the closing price for the Ordinary Shares were US$1.56. The market price of our Ordinary Shares could vary at any time.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect FST’s current views, as applicable, with respect to, among other things, their respective capital resources, performance and results of operations. Likewise, all of our statements regarding anticipated growth in operations, anticipated market conditions, demographics, reserves and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “forecasts,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect FST’s current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. FST does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•        Our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges;

•        expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, ability to raise capital, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•        our ability to obtain or maintain the listing of our ordinary shares on The Nasdaq Stock Market LLC (“Nasdaq”) or any other national stock exchange;

•        the limited experience of certain members of our management team in operating a public company in the United States;

•        our ability to recognize the anticipated benefits of the Business Combination;

•        potential litigation, governmental or regulatory proceedings, investigations or inquiries involving our company, including in relation to the Business Combination;

•        international, national or local economic, social or political conditions that could adversely affect our companies and our business;

•        the effectiveness of our internal controls and our corporate policies and procedures;

•        changes in personnel and availability of qualified personnel;

•        environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•        potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by our company subsequent to the Business Combination;

•        the volatility of the market price and liquidity of our ordinary shares;

•        a failure to achieve anticipated benefits of acquisitions or the need to dispose of non-core assets for less than their carrying value on the financial statements as a result of weak market conditions;

•        global political events that affect commodity prices;

•        the risk that our properties may be subject to actions and opposition by non-governmental agencies;

•        our failure to obtain the regulatory approvals for general operating activities or compliance for decommissioning;

•        the geographical concentration of our assets;

•        changes to current, or implementation of additional, regulations applicable to our operations;

•        a failure to secure the services and equipment necessary for our operations for the expected price, on the expected timeline, or at all;

•        seasonal weather conditions that may cause operational delays;

•        changes to applicable tax laws or government incentive programs;

•        defects in the title or rights in relation to our properties;

•        risk management activities that expose our company to the risk of financial loss and counter-party risk;

•        the occurrence of an uninsurable event;

•        an inability to recruit and retain a skilled workforce and key personnel;

•        the potential physical effects of climate change on our production and costs;

•        any breaches of cyber-security and loss of, or unauthorized access to, data;

•        changes to applicable tax laws and regulations or exposure to additional tax liabilities;

•        the significant increased expenses and administrative burdens that we will incur as a public company;

•        internal control weaknesses and any misstatements of financial statements or our inability to meet periodic reporting obligations;

•        foreign currency and interest rate fluctuations;

•        failure to comply with anticorruption, economic sanctions, and anti-money laundering laws.

•        uncertainties regarding macroeconomic conditions, including the uncertainties around the impact of inflation, cost of capital and the impact from the changes in economic policies and regulations, such as trade policies and tariffs.

Additionally, statements relating to “reserves” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described exist in the quantities predicted or estimated and can be profitably produced in the future.

The forward-looking statements contained herein are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. For a further discussion of the risks and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statements, please see the section entitled “Risk Factors.” There may be additional risks that we do not presently know or that we currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made in making these forward-looking statements prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. While such forward-looking statements reflect our good faith beliefs, as applicable, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us, as applicable.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Forward-Looking Statements.”

Overview

We are a pioneer in the golf industry, crafting high-performance golf club shafts for over three decades. Established in Taiwan in 1976, FST began specializing in golf club shafts in 1992, meticulously refining its craft to serve golfers worldwide.

Closing of the Business Combination

On January 15, 2025 (the “Closing Date”), we consummated the transaction contemplated by the Business Combination Agreement, dated December 22, 2023, by and among the Company, Chenghe, Merger Sub and Femco. Pursuant to the Business Combination Agreement (a) the Company acquired all of the issued and outstanding shares of Femco held by shareholders of Femco in exchange for ordinary shares of the Company, such that Femco became a wholly owned subsidiary of the Company and the shareholders of Femco became shareholders of the Company; and immediately thereafter (b) Merger Sub merged with and into Chenghe, with Chenghe continuing as the surviving company and wholly owned subsidiary of the Company (such transactions, collectively, the “Business Combination”). On the Closing Date, Chenghe was renamed “FST Ltd.”.

Pursuant to the Business Combination Agreement, (i) each Chenghe Unit (“SPAC Unit”) outstanding immediately prior to the Merger Effective Time, consisting of one (1) SPAC Class A Ordinary Share and one-half (1/2) of one (1) SPAC Warrant, automatically separated (“Unit Separation”) and the holder thereof was deemed to hold one (1) SPAC Class A Ordinary Share and one-half (1/2) of one (1) SPAC Warrant; (ii) each SPAC Class B Ordinary Share that was issued and outstanding immediately prior to the Merger Effective Time automatically converted into one (1) SPAC Class A Ordinary Share (the “SPAC Class B Conversion”) and each SPAC Class B Ordinary Share was automatically cancelled and cease to exist; (iii) each SPAC Class A Ordinary Share (which for the avoidance of doubt, includes the SPAC Class A Ordinary Shares (A) issued in connection with the SPAC Class B Conversion; and (B) held as a result of Unit Separation) was cancelled in exchange for the right to receive one (1) FST Ordinary Share; and (iv) each SPAC Warrant that was outstanding and unexercised automatically converted into the right to receive a FST Warrant, which is on the same terms and conditions as the applicable SPAC Warrant.

Prepaid Share Forward Agreement

On December 27, 2024, the Company, Chenghe and Femco entered into an agreement (the “Prepaid Share Forward Agreement”) with each of (i) Harraden Circle Investors, LP (“HCI”) and (ii) Harraden Circle Special Opportunities, LP (“HCSO”) (HCI and HCSO collectively, the “Seller”) for an over-the-counter Prepaid Share Forward Transaction. For purposes of the Prepaid Share Forward Agreement, “Counterparty” refers to Chenghe prior to the consummation of the Business Combination and FST after the consummation of the Business Combination.

Pursuant to the terms of the Prepaid Share Forward Agreement, the Seller intends, but is not obligated, to purchase up to a number of Class A ordinary shares of Chenghe, in the aggregate amount equal to up to 3,000,000, from third parties through a broker in the open market (other than through Counterparty), or Class A ordinary shares previously redeemed by Seller that Seller reverses a previously submitted redemption request for prior to the closing of the Business Combination (the “Relevant Shares”). The Seller is also entitled to purchase up to 100,000 Class A ordinary shares of Chenghe (the “Committed Shares”), which shall not form a part of the Relevant Shares under the Prepaid Share Forward Agreement, and the Sellers will not sell the Committed Shares at a price less than the Reset Price (as defined below) prior to 30 day anniversary of the closing of the Business Combination.

The Prepaid Share Forward Agreement provides that the Counterparty shall pay to the Seller an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the number of Relevant Shares and the number of Committed Shares and (ii) the redemption price per share as set forth in the Company’s constitutional documents (the

“Redemption Price”, which was approximately US$11.79 per share at the execution of the Prepaid Share Forward Agreement) directly from the trust account maintained by Continental Stock Transfer & Trust Company by no later than the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

From time to time and on any date following the Business Combination (any such date, a “OET Date”), Seller may, in its absolute discretion, terminate the Prepaid Share Forward Transaction in whole or in part with respect to any number of Relevant Shares by giving notice of such termination and the specified number of Relevant Shares (such quantity, the “Terminated Shares”). As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to the Counterparty, an amount equal to (a) the then-in-effect Reset Price, multiplied by (b) the Terminated Shares. Thereafter, the number of Relevant Shares shall be reduced by the number of Terminated Shares. The Reset Price shall be initially the Redemption Price, and, from time to time in the Counterparty’s sole discretion, the Reset Price may be adjusted to the lower of the current Reset Price and the lowest daily VWAP (as defined in the Prepaid Forward Share Agreement) over the prior 10 trading days. For avoidance of doubt, the Reset Price may only be adjusted downward.

The Prepaid Share Forward Agreement matures on the date falling 12 months after of the closing of the Business Combination (the “Maturity Date”). At Maturity Date, the Seller shall return to the Counterparty the Relevant Shares, and in exchange of such return, shall be entitled to retain an amount equal to the number of Relevant Shares multiplied by the Redemption Price.

On January 15, 2025, the Company paid $20,605,656, including $77,540 transaction costs, to the Seller, pursuant to the terms of the Prepaid Share Forward Agreement. Among the 1,742,573 shares under the Prepaid Share Forward Agreement, 100,000 are Commitment Shares and 1,642,573 are Relevant Shares.

Commitment Shares are already outstanding at inception of the Prepaid Forward Purchase Agreement and Seller does not have ability to redeem during the term of Prepaid Forward Purchase Agreement. Chenghe concluded that the Commitment Shares are compensation to Seller for the waiver of the redemption rights of Relevant Shares at closing of the Business Combination. Chenghe measured the Commitment Shares at their fair value at inception, by the redemption price of $11.79 per share.

Lock-Up Restrictions

Pursuant to lock-up agreements entered into with the applicable parties, all holders of Ordinary Shares as of the Closing, including all holders described in this prospectus but excluding Chenghe’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of six months after the Closing. Following the closing of the Business Combination, of the 44,766,003 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 35,184,834 Ordinary Shares (or approximately 78.60% of the total issued and outstanding Ordinary Shares) were subject to a lock-up for up to six months after Closing.

Foreign Private Issuer

We are an exempted company limited by shares incorporated in 2023 under the laws of the Cayman Islands. We will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on December 31, 2025. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of our share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, as a result of the Business Combination, our shareholders now receive less or different information about us than a shareholder of a U.S. domestic public company would receive.

We are a non-U.S. company with foreign private issuer status, and listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Among other things, we are not required to have:

•        a majority of our board of directors consist of independent directors; a compensation committee consisting of independent directors;

•        a nominating committee consisting of independent directors;

•        regularly scheduled executive sessions with only independent directors each year;

•        an annual meeting of shareholders no later than one year after the end of the company’s fiscal-year end; and

•        Shareholder approval prior to an issuance of securities in connection with: (i) the acquisition of the stock or asset of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control other than by way of mergers and consolidations, or arrangements or reconstructions; and (iv) transactions other than public offerings, mergers and consolidations, or arrangements or reconstructions.

We intend to rely on our home country Cayman Islands practices in lieu of the requirements under Rules 5600 Series, Rule 5250(b)(3) and Rule 5250(d), except Rule 5625, Rule 5605(c)(2)(A)(ii) and Rule 5605(c)(3) of the Nasdaq Stock Market LLC Rules. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. See “Risk Factors — Risks Related to the Company’s Securities — The Company is a foreign private issuer, and as a result, the Company is not subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company” and “Risk Factors — The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses”.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Holding Company Structure

We are a holding company incorporated in the Cayman Islands. We conduct our operations through TCO. Investments in our securities are not purchases of equity securities of these operating subsidiaries but instead are purchases of equity securities of a Cayman Islands holding company with no material operations of its own.

As a holding company, we are subject to various restrictions on intercompany fund transfers and foreign exchange controls under current laws and regulations, and we may be subject to additional restrictions under new laws and regulations that could take effect in the future.

Since the incorporation of FST, no cash has been transferred from any of our subsidiaries to FST except pursuant to the implementation of transactions required by the Business Combination. There has also been no cash transferred among our subsidiaries. See FST’s audited historical consolidated financial statements included elsewhere in this prospectus.

Under Cayman Islands law, we may only pay dividends out of profits or our share premium account, provided that we are able to pay our debts as they fall due in the ordinary course of business following any such dividend payment.

Any determination to pay dividends will be at the discretion of our board of directors. Currently, we do not anticipate distributing earnings, even after we become profitable and generate cash flows from operations. We do not currently have any formal cash management policy governing how funds are transferred between us and our subsidiaries or among our subsidiaries.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our Ordinary Shares and Warrants.

Issuer	FST Corp.
Ordinary Shares offered by us	Up to 14,399,985 Ordinary Shares issuable upon the exercise of the Warrants.
Ordinary Shares that may be offered and sold from time to time by the Selling Securityholders	Up to 35,184,834 Ordinary Shares
Ordinary Shares outstanding prior to this offering (prior to the exercise of any Warrants)	44,766,003 Ordinary Shares
Terms of offering

The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Warrants issued and outstanding (as of the date of this prospectus)	14,399,985 Warrants held by FST public shareholders and the Sponsor.
Exercise of Warrants

Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of (i) the Warrants to purchase up to 14,399,985 Ordinary Shares is $11.50 per share, subject to adjustment as set forth therein. Assuming all outstanding Warrants are exercised with full payment of exercise price, we would receive aggregate proceeds of approximately $165.6 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On June 10, 2025, the closing price of our Ordinary Shares was $1.56 per share, which is below the applicable exercise price of all our Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

Transfer restrictions on Ordinary Shares

Pursuant to lock-up agreements entered into with the applicable parties, all holders of Ordinary Shares as of the Closing, including all holders described above but excluding Chenghe’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of six months after the Closing. Following the closing of the Business Combination, of the 44,766,003 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 35,184,834 Ordinary Shares (or approximately 78.60% of the total issued and outstanding Ordinary Shares) were subject to a lock-up for up to six months after Closing.

Use of proceeds

We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus, nor from the sale of the Ordinary Shares issuable upon the exercise of the Warrants. We will receive any proceeds from the exercise of Warrants for cash.

See the section of this prospectus entitled “Use of Proceeds.”
Risk Factors

You should carefully read the “Risk Factors” beginning on page 7 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Dividend Policy

We have not paid any cash dividends on our ordinary shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of the Board.

Market for our Ordinary Shares	Our Ordinary Shares are listed on Nasdaq under the symbols “KBSX.”

RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus and in our other filings with the SEC, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Company’s Business

The Company’s future growth and financial performance depends on the production and sale of its current and new golf shaft products on an anticipated timeline and within an anticipated cost and pricing structure. Additionally, the Company’s business and prospects depend significantly on the KBS brand. If the Company is unable to maintain and enhance its brand and capture additional market share or if its reputation and business are harmed, it could have a material and adverse impact on the Company’s business, financial condition, results of operations and prospects.

The Company’s ability to meet its expectations of growth and financial performance depends on the production and sales of its current and new golf shaft products on an anticipated timeline and within an anticipated cost and pricing structure. There are a number of risks inherent in the pursuit of such expectations, and as discussed below the occurrence of any combination of which could have a material, adverse effect on the Company’s business, results of operations and financial condition:

•        risks relating to the production of the Company’s current and new golf shaft products, including potential delays in the production of new golf shaft products, the Company’s reliance on its strategic partners as contract manufacturers and for the provision and development of key components, technology and materials used in certain of the Company’s golf shaft products, and the availability and pricing of raw materials and components necessary for the production of the Company’s golf shaft products;

•        risks relating to the cost of production of the Company’s current and future golf shaft products and other expenses of the business and the Company’s ability to manage such costs and expenses;

•        the Company’s ability to accurately forecast demand for its current and future golf shaft products, which may, among other things, negatively impact profit margins; and

•        customer acceptance of the Company’s current and future golf shaft products, which, in addition to directly impacting sales volumes, may impact both production volume commitments and pricing levels for certain of the Company’s golf shaft products and, as a result, profit margins.

As discussed below, if any combination of these risks were to occur, it could have a material and adverse effect on the Company’s business, results of operations and financial condition.

The Company (either directly or due to its third-party suppliers and partners) has experienced in the past, and may experience in the future, delays with regard to the development, design, manufacture and commercial release of its current and new golf shaft products. Production delays can be caused by a variety of factors, including delays or constraints by strategic partners or increases in the cost of or a sustained interruption in the supply or shortage of materials or components. Any delays may have a materially negative impact on the Company’s results of operations and financial condition. The Company may be able to establish alternate supply relationships and obtain or engineer replacement components for its golf shaft products, but it may be unable to do so quickly at prices or quality levels that are acceptable to it, or at all.

Customers’ acceptance and purchase of the Company’s golf shaft products are critical components of its business the Company’s golf shaft products, may not meet market expectations or be well-received by the market, which could result in these golf shaft products penetrating the market at lower than expected rates and could ultimately lead to lower than expected sales volumes and revenue. Any negative third-party reviews of new golf shaft products could have an adverse effect on consumer perception of these new products. In addition, if the average selling price for new golf shaft products is below expectations, the Company may be unable to meet its revenue, cash flow or gross margin expectations.

Additionally, if the Company fails to continue to sell existing golf shaft products at anticipated levels while sales of the new golf shaft products ramp-up, the Company will be unable to meet its revenue and cash flow expectations. Any failure to meet revenue expectations from sales of the Company’s golf shaft products could result in the Company not meeting its gross margin and profitability expectations and could materially damage the Company’s business, prospects, results of operations and financial condition.

The Company has previously experienced cost overruns and may experience cost overruns again in the future. Higher than expected cost of goods sold could occur from a variety of factors-including, but not limited to, unexpected increases in prices of raw materials; the pricing/availability of supplies and components; higher than expected warranty claims; higher than expected equipment, freight and energy costs; reliance on third-party partner manufacturing and the imposition of new or increased tariffs or customs duties. The Company has also begun certain cost savings initiatives, and it may be unable to achieve the planned cost efficiency savings. Any inability to mitigate cost overruns or to achieve anticipated cost savings, and any inability to control and reduce supplier costs, would negatively impact the Company’s financial performance and results of operations.

The Company’s future financial performance requires the Company to accurately forecast demand for its golf shaft products. To the extent the Company underestimates demand for its golf shaft products, the Company’s strategic partners and suppliers may have inadequate manufacturing capacity and/or inventory, resulting in the interruption of manufacturing of certain of the Company’s products and possible delays in shipments and revenues. If the Company is unable to accurately match the timing and quantities of golf shaft products and component purchases to its actual needs or successfully implement automation, inventory management and other systems to accommodate the increased complexity in its supply chain, the Company may incur unexpected production disruption, storage, transportation and write-off costs, which could have a material and adverse effect on its results of operations and financial condition.

To the extent the Company overestimates demand, the Company may experience strained liquidity and difficulties in managing its various finance facilities as it carries excess inventory, which may necessitate offering deeper discounts on its golf shaft products. Overestimating golf shaft product demand could also lead to substantial expenses being incurred by the Company should it be required to agree to minimum production volumes or purchase commitments, such as for graphite shafts, with its manufacturing partners and suppliers and such minimum product or component quantities not ultimately be produced or ordered.

If demand for golf shaft products or the number of round of golf played worsens, or remains weak for a sustained period of time, the golf shaft industry, and the Company’s financial performance specifically, could be materially and adversely affected. The Company may also experience higher than expected advertising, sales and promotion costs or may be unable to effectively charge such costs to its customers, which could have negative effects on the Company’s financial performance. An inaccurate forecast in demand for its products may also result in a negative shift in its product mix. Furthermore, the Company may experience shifts in its sales channel mix, including, but not limited to, a higher number of lower-margin economy shaft sales than planned. It may also experience a shift in the Company’s regional sales mix, especially lower than expected sales in the United States and Japan. If the Company experiences fluctuations in the demand for its products that is not accurately forecasted, it may experience one or more of the impacts outlined above and its results of operations and financial condition may be negatively affected.

Because the Company’s business and prospects heavily depend on its ability to develop, maintain and strengthen the “KBS” brand associated with design and technological excellence, promoting and positioning its brand depend significantly on the Company’s ability to provide a consistently high-quality customer experience. To promote its brand, the Company may be required to change its customer development and branding practices, which could result in substantially increased expenses, including the need to use traditional media such as television, radio and print advertising. In particular, any negative publicity, whether or not true, can quickly proliferate on social media and harm consumer perception and confidence in the Company’s brand. The Company’s ability to successfully position its brand could also be adversely affected by perceptions about the quality of its competitors’ golf shaft products or its competitors’ success.

In addition, from time to time, the Company’s vehicles may be evaluated and reviewed by third parties. Any negative reviews or reviews which compare the Company unfavorably to competitors could adversely affect consumer perception about its golf shaft products and reduce demand for its golf shaft products, which could have a material and adverse effect on the Company’s business, results of operations, prospects and financial condition.

Liquidity constraints may impact the Company’s operational flexibility and long-term growth.

The Company is currently managing liquidity challenges stemming from its high leverage and ongoing funding requirements. To support operations and pursue strategic growth initiatives, the Company is exploring various financing options, including the sale of non-core assets and the issuance of new debt or equity securities. While there can be no assurance that such financing will be available on favorable terms or at all, the Company remains committed to maintaining financial flexibility and strengthening its capital structure.

Limited access to capital could affect the Company’s ability to meet its obligations, invest in its business, or respond effectively to market dynamics. Additionally, perceptions regarding the Company’s financial condition may influence its ability to raise funds or maintain commercial relationships.

Based on current operating plans, existing financing arrangements, and continued support from shareholders, the Company believes it has sufficient resources to fund operations for at least the next twelve months. Beyond that period, the Company anticipates the need for additional capital and intends to evaluate a range of financing alternatives with financial institutions and other third parties. The Company may also consider divesting certain non-core assets to enhance liquidity.

For additional information, see “— Risks Related to the Company’s Business — The Company’s future growth and financial performance are dependent on its ability to generate positive cash flow from operations and to raise the necessary capital to fund its business plan and service its debt obligations.”

A reduction in the number of rounds of golf played or in the number of golf participants could adversely affect the Company’s business, results of operation and financial condition.

The Company generates a substantial portion of its revenues from the sale of golf-related products, including golf club shafts and golf accessories. The demand for golf-related products in general, and golf club shafts in particular is directly related to the number of golf participants and the number of rounds of golf being played by these participants. If golf participation decreases or the number of rounds of golf played decreases, sales of the Company’s products may be adversely affected, which, in turn, could have material adverse effect on the Company’s business, results of operation and financial condition.

In addition, the demand for golf products is also driven by the visibility and popularity of golf through various media, including magazines, cable channels and television coverage of golf tournaments and attendance at golf events. The Company relies on the exposure of its products through advertising, other media coverage, or being used in golf tournaments. Any significant reduction in media coverage of, or attendance at, golf tournaments and events or any significant reduction in the popularity of golf magazines or golf television channels, could reduce the visibility of the Company’s brand and could adversely affect the Company’s sales, which, in turn, could have material adverse effect on the Company’s business, results of operation and financial condition.

The Company may have limited opportunities for future growth in sales of golf club shafts.

In order for the Company to significantly grow its sales of golf club shafts, the Company must either increase its share of the market for golf club shafts, enter into new geographic regions, or the overall market for golf products must grow. The golf industry is very competitive. As such, gaining incremental market share quickly or at all is difficult. Therefore, opportunities for additional market share may be limited given the challenging competitive nature of the golf industry, and the overall dollar volume of worldwide sales of golf club shafts may not grow or may decline.

Unfavorable economic conditions, including inflation, geopolitical events or otherwise, could have a negative impact on consumer discretionary spending and therefore negatively impact the Company’s results of operations, financial condition and cash flows.

The Company’s golf-related products are recreational in nature and are therefore discretionary purchases for consumers. Consumers are generally more willing to make discretionary purchases of golf products and to spend on leisure and out-of-home entertainment during favorable economic conditions and when consumers are feeling confident and prosperous. The demand for these entertainment and recreational activities is highly sensitive to downturns in the economy and the corresponding impact on discretionary consumer spending. Any actual or perceived deterioration or weakness in general, regional or local economic conditions, unemployment levels, the job or housing markets, consumer debt levels or consumer confidence, as well as other adverse economic or market conditions due to inflation, geopolitical events including military or trade conflicts or otherwise may lead to customers having less discretionary income to spend on entertainment and recreational activities, and may result in significant fluctuations and spending patterns year to year. Discretionary spending is also affected by many other factors, including general business conditions, interest rates, the availability of consumer credit, taxes and consumer confidence in future economic conditions. Purchases of the Company’s products and services could decline during periods when disposable income is lower, or during periods of actual or perceived unfavorable economic conditions. A significant or prolonged decline in general economic conditions or uncertainties regarding future economic prospects that adversely affect consumer discretionary spending, whether in the United States, Taiwan, Japan or other markets, could result in reduced sales of the Company’s products, which in turn would have a negative impact on the Company’s results of operations, financial condition and cash flows.

Geopolitical conflicts, tensions and developments could affect the Company’s operations, business and profitability.

Since January 2025, the Trump administration has imposed rounds of tariffs on imports from China, including 10% tariff in February 2025 and another 10% in March 2025. On April 2, 2025, President Trump imposed an additional 34% tariff on imports from China, and a 32% tariff on imports from Taiwan. Subsequently, on April 9, 2025, President Trump further increased the additional tariff on imports from China to 125%, but adjusted the 32% tariff on Taiwan goods to 10%, with the remaining 22% subject to a temporary 90-day pause. Under the Trump administration, the U.S. government may enact new and more restrictive export control regulations that may reduce the Company’s ability to ship and sell products to certain customers and increase its cost to implement additional measures to comply with such new regulations. U.S.-China tension has also affected cross-strait relations, and the rise in escalations have increased the uncertainty of future business environment affecting the Company’s operations and investments including revenue, delivery time, goodwill and investment plans. In addition, the United States export control laws regulate exports to certain countries if the content originating from the U.S. exceeds a certain ratio of the product or if the goods are direct products of certain U.S.-origin good, which will affect the Company’s direct or indirect supply to specific customers. Furthermore, political tensions in the Taiwan Strait, including any threat of potential military confrontation between China and Taiwan, as well as any U.S. involvement in any such military operations, could have a material adverse effect on its business.

Global golf club head suppliers are primarily based in China, Vietnam, and Taiwan. Under recent U.S. tariff policies, conditions are similar across these regions. The Company maintains close communication with major customers and adopts flexible supply chain strategies to ensure operational continuity and customer service.

The current U.S. import tariff rate on the Company’s shaft products imported from Taiwan is 14.9%, which is an increase of 10% from the tariff regime in place prior to imposition of the tariff increases by the Trump administration. For the products that the Company directly ships to the U.S. from its manufacturing sites in Taiwan, mainly premium shafts for the U.S. aftermarket, the Company is currently able to absorb the entirety of such tariff increase and has so far elected to do so.

The Company is closely monitoring the tariff situation and maintains inventory hubs in the U.S., Japan, and Taiwan to diversify trade risks and reduce lead times. During the Covid-19 pandemic, the Company had optimized inventory deployment to mitigate logistics disruptions and geopolitical uncertainties, and the Company continues to do so. Currently, the Company’s inventory in the U.S. is expected to last approximately six (6) months, which is sufficient to meet its short-term market demand.

Nevertheless, it should be noted that a substantial portion of the Company’s current business consists of selling standard and economy shafts to brand customers who would further undertake to assemble the shafts into finished golf club products. For such standard and economy shafts, the export destination upon shipment from the Company’s facilities in Taiwan are the global final assembly sites designated by the brand customers. After final assembly by the brand customers, the tariff applicable on the import of finished products into the U.S. depends on the location of the final assembly from which the finished products are exported, and is entirely borne by the brand customers themselves. As none of such final assembly locations are currently located in the U.S., the impact on the Company of changes in the U.S. tariff regime on the export of standard and economy shafts is limited. While the Company is evaluating the potential impacts of these trade policies, as well as the Company’s ability to mitigate their related impacts, changes in laws or policies governing the terms of foreign trade, and in particular increased trade restrictions, could have a material adverse effect on the Company’s business, financial condition and results of operations.

A severe or prolonged economic downturn could adversely affect the Company’s customers’ financial condition, their levels of business activity and their ability to pay trade obligations.

The Company primarily sells its golf products to retailers directly and through wholly owned foreign subsidiaries, and to foreign distributors. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from these customers. However, a severe or prolonged downturn in the general economy could adversely affect the retail market, which would in turn negatively impact the liquidity and cash flows of the Company’s customers, including the ability of such customers to obtain credit to finance purchases of the Company’s products and to pay their trade obligations. A failure by the Company’s customers to pay on a timely basis a significant portion of outstanding account receivable balances would adversely impact the Company’s results of operations, financial condition and cash flows.

The Company faces intense competition in the golf club shaft market, and if it is unable to compete effectively, it could have a material adverse effect on its business, results of operations, financial condition and growth prospects.

The golf club shaft business is highly competitive and is served by a number of well-established and well-financed companies, which generally entered into the market earlier than the Company, each with a competitive brand. The Company encounters competition from the U.S. and other international companies in price, delivery, performance, product innovation, and product recognition and quality. These competitors may be better able to withstand a change in conditions within the golf club shaft business, a change in the prices of raw materials or a change in the economy as a whole.

With respect to golf club shaft sales, new product introductions, price reductions, consignment sales, extended payment terms, “closeouts,” including closeouts of products that were recently commercially successful, and significant tour and advertising spending by competitors continue to generate intense market competition. Successful marketing activities, discounted pricing, consignment sales, extended payment terms or new product introductions by competitors could negatively impact the Company’s future sales.

The Company believes that to be competitive, it also needs to continue to incur significant expenses in tour, advertising and promotional support. In addition, the Company has invested, and may continue to invest in the future, significant capital into upgrades to its manufacturing facilities to remain on the forefront of technological and competitive innovation. The Company may also in the future acquire other business operating in the golf club shaft industry to increase its market share, brand visibility and pricing power. These competitive pressures and increased costs have adversely affected the profitability of the Company’s golf equipment business and, unless there is a material change in competitive conditions, are likely to continue to adversely affect the profitability of the Company’s golf equipment business.

If the Company is unable to successfully manage the frequent introduction of new products that satisfy changing consumer preferences, its financial performance and prospects for future growth could be significantly and adversely impacted.

The Company’s golf club shaft products, like those of its competitors, generally have life cycles of two years to three years, with sales occurring at a much higher rate in the first year than in the second. Factors driving these short product life cycles include the rapid introduction of competitive products and consumer demands for the latest technology. In this marketplace, a substantial portion of the Company’s annual revenues is generated each year by products that are in their first year of their product life cycle.

These marketplace conditions raise a number of issues that the Company must successfully manage. For example, the Company must properly anticipate consumer preferences and design products that meet those preferences while also complying with significant restrictions imposed on golf equipment by the rules governing the game of golf, such as the Rules of Golf published by the United States Golf Association or its new products will not achieve sufficient market success to compensate for the usual decline in sales experienced by products already in the market. Second, the Company’s research and development and supply chain groups face constant pressures to design, develop, source and supply new products that perform better than their predecessors many of which incorporate new or otherwise untested technology, suppliers or inputs. Third, for new products to generate equivalent or greater revenues than their predecessors, they must either maintain the same or higher sales levels with the same or higher pricing, or exceed the performance of their predecessors in one or both of those areas. Fourth, the relatively short window of opportunity for launching and selling new products requires great precision in forecasting demand and assuring that supplies are ready and delivered during the critical selling periods. Finally, the rapid changeover in products creates a need to monitor and manage the closeout of older products both at retail locations and in the Company’s own inventory. Should the Company not be able to successfully manage the frequent introduction of new products that satisfy consumer demand, the Company’s results of operations, financial condition and cash flows could be significantly adversely affected.

Loss of a key customer, or a reduction in the purchase level of a key customer, could adversely affect the Company’s business, results of operation and financial condition.

The Company sells a majority of its golf club shafts to a relatively limited number of major golf club brands and sport goods distributors. Even though the Company has long-standing relationships with its major customers, purchases are on a purchase order basis and such relationships are terminable at the customer’s option. Because the Company depends on a relatively limited number of major customers, its business, financial condition or results of operations could be adversely affected by the loss of any of these customers, a reduction in the purchasing levels of these customers or an adverse change in the terms of the commercial arrangements with these customers.

Loss of a key supplier or lack of product availability from suppliers could adversely affect the Company’s business, results of operation and financial condition.

The Company outsources the production of its graphite shafts to one external manufacturer and depends on a selected number of suppliers for raw materials in the production of its steel shafts. Its relationships with these key suppliers are longstanding but are terminable by either party. The loss of a key supplier, or a substantial decrease in the availability of their products, could put the Company at a competitive disadvantage and have a material adverse effect on the Company’s business or results of operations. Supply interruptions could arise from raw material shortages, inadequate manufacturing capacity or utilization to meet demand, financial difficulties, tariffs and other regulations affecting international trade, labor disputes, weather conditions affecting suppliers’ production, transportation disruptions or other reasons beyond the Company’s control.

To date, FST has not experienced any material supply interruptions from its key suppliers. However, the Company is evaluating potential impacts of trade policies, as well as its ability to mitigate the related impacts. Changes in laws and policies governing the terms of foreign trade, and in particular increased trade restrictions, could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company fails to execute its growth strategy or manage growth effectively, its business, financial condition and results of operations would be adversely affected.

The expected continued growth and expansion of the Company’s business and execution of its growth strategy may place a significant strain on management, business operations, financial condition and infrastructure and corporate culture. With continued growth, the Company’s information technology systems and its internal control over financial reporting and procedures may not be adequate to support its operations and may allow data security incidents that may interrupt business operations and allow third parties to obtain unauthorized access to business information or misappropriate funds. The Company may also face risks to the extent such third parties infiltrate the information technology infrastructure of its contractors.

To manage growth in operations and personnel and execute its growth strategy, the Company will need to continue to improve its operational, financial and management controls and reporting systems and procedures. In addition, the Company may face difficulties as it expands its operations into new markets in which it has limited or no prior experience. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect the Company’s business, operating results and financial condition.

The Company’s use of acquisitions and dispositions to position its businesses may not be successful, which may have a material adverse impact on its results of operation, financial condition and profitability.

The Company may in the future use acquisitions and dispositions in an effort to strategically position its businesses in the golf club shaft business and improve its ability to compete. The Company plans to do this by acquiring businesses complementary to existing strengths and continually evaluating the performance and strategic fit of its existing business units. The Company considers acquisitions, joint ventures and other business combination opportunities. From time-to-time, management may hold discussions with management of other companies to explore such opportunities. As a result, the relative makeup of the businesses comprising the Company may be subject to change. Acquisitions, joint ventures and other business combinations involve various inherent risks, such as: assessing accurately the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition or other transaction candidates; the potential loss of key personnel of an acquired business; significant transaction costs that were not identified during due diligence; the Company’s ability to achieve identified financial and operating synergies anticipated to result from an acquisition or other transaction; impairments of goodwill; and unanticipated changes in business and economic conditions affecting an acquisition or other transaction. The amount and type of consideration and deal charges paid could have an adverse or dilutive effect on the Company’s profitability and other financial results, despite having anticipated long-term economic benefit to the Company. If acquisition opportunities are not available, or if one or more acquisitions are not successfully integrated into the Company’s operations, this could have a material adverse impact on the Company’s competitive positioning, financial results and profitability.

The Company may need new or additional financing in the future to expand its business, and its inability to obtain capital on satisfactory terms or at all may have an adverse impact on its operations and its financial results.

If the Company is unable to access capital on satisfactory terms and conditions, it may not be able to expand its business, whether through upgrading its manufacturing facilities or through acquisitions. Its ability to obtain new or additional financing will depend on a variety of factors, many of which are beyond the Company’s control. The Company may not be able to obtain new or additional financing because it may have substantial debt, its current receivable and inventory balances may not support additional debt availability or it may not have sufficient cash flows to service or repay its existing or future debt. In addition, depending on market conditions and the Company’s financial performance, equity financing may not be available on satisfactory terms or at all. The Company’s inablility to access capital on satisfactory terms and conditions may have an adverse impact on its operations and financial results.

Failure to effectively expand the Company’s sales and marketing capabilities could harm its ability to increase its customer base and achieve broader market acceptance of its solutions.

The Company’s ability to grow its customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on the Company’s ability to effectively expand its sales and marketing operations and activities. The Company relies on its business development, sales and marketing teams to obtain new original equipment manufacturers. The Company plans to continue to expand in these functional areas but it may not be able to recruit and hire a sufficient number of competent personnel with requisite skills, technical expertise and experience, which may adversely affect The Company’s ability to expand its sales capabilities. The hiring process can be costly and time-consuming, and new employees may require significant training and time before they achieve full productivity. Recent hires and planned hires may not become as productive as quickly as anticipated, and the Company may be unable to hire or retain sufficient numbers of qualified individuals. The Company’s ability to achieve significant revenue growth in the future will depend, in large part, on its success in recruiting, training, incentivizing and retaining a sufficient number of qualified personnel attaining desired productivity levels within a reasonable time. The Company business will be harmed if investment in personnel related to business development and related company activities does not generate a significant increase in revenue.

If the Company fails to expand effectively into new markets, its revenues and business may be negatively affected.

New initiatives are inherently risky, as each involves unproven business strategies and new product offerings with which the Company has limited or no prior development or operating experience. Developing the Company’s products is expensive, and the investment in product development may involve a long or unmaterialized payback cycle. Difficulties in any of its new product development efforts could adversely affect its business, financial condition and results of operations.

In addition, even if the Company’s products have achieved successful commercialization, the Company could experience increased warranty claims, reputational damage or other adverse effects, which could be material.

The Company’s investment of resources to develop new product offerings may either be insufficient or may result in expenses that are excessive as compared to revenue produced from these new product offerings. Even if the Company is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected, and its prior products could become obsolete more quickly than expected.

If the Company is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue could decline, it may experience higher operating losses, and its business and prospects could be adversely affected. Further, the Company’s development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from its existing business. If the Company does not realize the expected benefits of its investments, its business, financial condition, results of operations, and prospects, could be materially and adversely affected.

The Company has experienced operating losses and there is no guarantee that the Company can regain and maintain profitability.

In the year ended December 31, 2024, Femco recorded approximately $3.24 million in net losses and approximately $1.58 million cash flow from operating activities. The financial performance of the Company is the result of numerous factors, including:

•        the weaker demands from its customers for their spending on golf under the impact of slowdown in global economy; and

•        golf is no longer the only outdoor sports option after the COVID-19 pandemic.

Although the Company’s current business focus is on restoring profitable operations, certain of its costs and expenses may continue to remain elevated in future periods, which could materially and adversely affect its future operating results if the revenue does not increase. The Company may also face increased regulatory compliance costs associated with growth, the launch of new products, and being a public company. The Company’s efforts to grow its business and offer new products have been and may continue to be more costly than it expects, the Company may not be able to increase its revenue enough to offset the increased operating expenses and the investments the Company need to make in its business, and new products may not succeed. The Company may continue to incur significant losses in the future for several reasons, including as a result of the other risks described herein, and unforeseen expenses, difficulties, complications, delays, and other presently unknown events or risks. The value of the Company’s business and its securities will be materially and adversely affected if the Company continues to be unable to achieve and maintain consistent profitability.

The Company may not be able to maintain its engineering, technological and manufacturing expertise.

The golf club shafts industry is characterized by changing technology and evolving process development. The continued success of the Company’s business will depend upon its ability to:

•        hire, retain and expand its pool of qualified engineering and technical personnel;

•        maintain technological leadership in its industry;

•        successfully anticipate or respond to changes in manufacturing processes in a cost-effective and timely manner; and

•        successfully anticipate or respond to changes in cost to serve in a cost-effective and timely manner.

The Company cannot be certain that it will develop the capabilities required by the market in the future. The emergence of new technologies, industry standards or customer requirements may render the Company’s equipment, inventory or processes obsolete or non-competitive. The Company may have to acquire new technologies and equipment to remain competitive. The acquisition and implementation of new technologies and equipment may require it to incur significant expense and capital investment, which could reduce its margins and affect the Company’s operating results. Failure to anticipate and adapt to customers’ changing preferences and requirements or to hire and retain a sufficient number of engineers and maintain engineering, technological and manufacturing expertise may have a material adverse effect on the Company’s business.

The Company’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by its management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, The Company’s actual operating results may differ materially and adversely from those forecasted or projected.

The Company’s forecasts and projections are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by its management, any or all of which may not prove to be correct or accurate, including, but not limited to, successfully sourcing suitable business combination opportunities in the golf club shaft industry, and the realization of any anticipated synergies or benefits from such business combination. Realization of the results forecasted will depend on the successful implementation of the Company’s proposed business plan, and policies and procedures consistent with the assumptions. Future results will also be affected by events and circumstances beyond the Company’s control, for example, the competitive environment, its executive team, rapid technological change, economic and other conditions in the markets in which the Company operates or seeks to enter, governmental regulation and, uncertainties inherent in product development and testing, the Company’s future financing needs and the Company’s ability to grow and to manage growth effectively. In particular, the Company’s forecasts and projections include forecasts and estimates relating to the expected size and growth of the markets in which the Company operates or seeks to enter. The Company’s forecasts and projections also assume that it is able to perform its obligations under its commercial contracts. For the reasons described above, it is likely that the actual results of the Company’s operations will be different from the results forecasted and those differences may be material and adverse.

The Company’s financial results may vary significantly from period to period due to fluctuations in its operating costs or expenses and other foreseeable or unforeseeable factors.

The Company expects its period-to-period financial results to vary based on its operating costs, which the Company anticipates will fluctuate as the pace at which it continues to design, develop and manufacture new products and increases production capacity by expanding its current manufacturing facilities and adding future facilities, may not be consistent or linear between periods. Additionally, the Company’s revenues from period to period may fluctuate as it introduces existing products to new markets for the first time and as the Company develops and introduces new products. The Company’s financial results after the Business Combination may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on short-term quarterly financial results. If this occurs, the trading price of the Company’s ordinary shares could fall substantially, either suddenly or over time, and the Company could face costly lawsuits, including securities class action suits.

The Company may experience delays in launching and ramping the production of its products and features, or the Company may be unable to control its manufacturing costs. The Company has previously experienced and may in the future experience launch and production ramp delays for new products and features. In addition, the Company may introduce in the future new or unique manufacturing processes and design features for its products. There is no guarantee that the Company will be able to successfully and timely introduce and scale such processes or features.

The Company is exposed to fluctuations in currency exchange rates.

The Company generally sells its products to its customers in U.S. dollars, and incurs manufacturing costs, labor costs, research expenses, and other expenses in New Taiwan Dollar (“NTD”). As a result, fluctuations in the exchange rate among the U.S. dollar and NTD will affect the relative purchase power, in NTD terms, of the Company’s U.S. dollar assets.

A fluctuation in the value of NTD relative to the U.S. dollar could reduce the Company’s profits from operations and the translated value of net assets when reported in U.S. dollars in the Company’s financial statements. This change in value could negatively impact the Company’s business, financial condition, or results of operations as reported in U.S. dollars. In the event that the Company decides to convert its NTD into U.S. dollars to make payments for dividends on its ordinary shares or for other business purposes, appreciation of the U.S. dollar against the NTD will harm the

U.S. dollar amount available to the Company. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of the Company’s reported results of operations.

It is difficult to predict how market forces or Taiwanese or U.S. government policy may impact the exchange rate among the U.S. dollar and NTD in the future. Any significant appreciation or depreciation of NTD may materially and adversely affect the Company’s revenues, earnings and financial position, and the value of, and any dividends payable on, the Company’s ordinary shares in U.S. dollars.

Very limited hedging options are available to reduce the Company’s exposure to exchange rate fluctuations. To date, the Company has not entered into any hedging transactions to reduce its exposure to foreign currency exchange risk. While the Company may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and the Company may not be able to hedge its exposure adequately. As a result, fluctuations in exchange rates may have a material adverse effect on the price of the Company’s ordinary shares.

The Company is exposed to inventory risks.

In line with the general practice in manufacturing businesses, the Company maintains five to six months of inventory of its products to ensure sufficient supplies to meet customer orders. In recent years, the life cycle of golf clubs and golf shafts has shortened considerably due to increasing competition among manufacturers. The Company is often required to anticipate which product design will generate customer demand in advance before the retail customers or PGA players indicating a need for a particular design. The resources devoted to product development and sales and marketing may not generate material revenue for the Company, and the Company has in the past, and may in the future, to write off excess and obsolete inventory if the Company produces a product in excess of forecasted demand which does not materialize. If the Company incurs significant expenses and investments in inventory in the future that it is not able to recover through sales, its operating results could be adversely affected.

The Company’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

From time to time, the Company makes statements with estimates of the addressable market for its solutions and the global optical market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, the Company’s business could fail to grow at similar rates.

Concentration of ownership among the Company’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of December 31, 2024, the Company’s directors, executive officers and their affiliates as a group beneficially owned approximately 25.14% of the outstanding ordinary shares. As a result, these shareholders will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the memorandum and articles of association and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholder.

The Company’s insurance coverage strategy may not be adequate to protect it from all business risks.

The Company may be subject, in the ordinary course of business, to losses resulting from products liability, accidents, acts of God and other claims against the Company, for which it may have no insurance coverage. The policies that the Company does have may include significant deductibles or self-insured retentions, policy limitations and exclusions, and the Company cannot be certain that its insurance coverage will be sufficient to cover all future losses or claims against it. A loss that is uninsured or which exceeds policy limits may require the Company to pay substantial amounts, which may harm its financial condition and results of operations.

If the Company fails to retain its existing senior management team or attract qualified new personnel, such failure could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business requires disciplined execution at all levels of its organization. This execution requires an experienced and talented management team. If the Company were to lose the benefit of the experience, efforts and abilities of key executive personnel, it could have a material adverse effect on the Company’s business, financial condition and results of operations. Competition for skilled and experienced management is intense, and the Company may not be successful in attracting and retaining new qualified personnel required to grow and operate the Company’s business profitably.

Investor confidence and share value may be adversely impacted if management of the Company concludes that the Company’s internal control over financial reporting is not effective.

Effective internal controls are necessary for the Company to provide reliable financial reports and to help prevent fraud. Although the Company undertakes a number of procedures in order to help ensure the reliability of its financial reports, including those imposed on it under U.S. securities laws, the Company cannot be certain that such measures will ensure that it will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s results of operations or cause it to fail to meet its reporting obligations. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. If the Company discovers a material weakness, the disclosure of that fact, even if quickly remedied, could reduce investor confidence in its consolidated financial statements and effectiveness of the Company’s internal controls, which ultimately could negatively impact the market price of the Company’s common shares.

In connection with the preparation of the Company consolidated financial statements for the year ended December 31, 2024, the Company has identified errors in financial reporting for the year ended December 31, 2023, related to the recognition of deferred income taxes and initial offering process (IOP) expenses. These errors stem from material weaknesses in internal controls relating to 1) an insufficient allocation of resources in the financial reporting process to ensure appropriate financial reporting, and 2) a lack of appropriately skilled resources with experience and technical knowledge in Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

To address the identified deficiencies, the Company plans to implement the following corrective measures:

1.      Continuous improvement of professional knowledge and practical skills: Strengthening staff in-service training for internal finance and accounting personnel and encouraging participation in courses related to U.S. GAAP to enhance the Company’s ability to handle complex accounting issues.

2.      Engagement of external professional consultants: Engaging a professional accounting firm with experience in large-scale corporate audits and tax consulting to help clarify the recognition logic of deferred income taxes and optimize trial balance and reconciliation processes, improving the accuracy of financial reporting.

3.      Optimization of period-end closing and review mechanisms: Restructuring the monthly and annual closing processes, introducing multi-level review checkpoints, and standardizing operational procedures to ensure the consistency, accuracy, and timeliness of key accounting entries.

The Company plan to take corrective measures, but full implementation will require time and resources. The Company expects to continue monitoring their effectiveness over the coming quarters and make adjustments as necessary until the relevant internal controls are effectively preventing and detecting errors.

If the Company is unable to successfully remediate the existing deficiencies, or if additional material weaknesses are identified in the future, the Company’s ability to prepare accurate and timely financial statements may be adversely affected. This could lead to a decline in investor confidence, stock price fluctuations, restricted access to capital markets, and potential regulatory inquiries or sanctions, negatively impacting our operations and reputation.

The Company may incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company may face increased legal, accounting, administrative and other costs and expenses as a public company that the Company did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 thereof, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements may increase costs and make certain activities more time-consuming. A number of those requirements require the Company to carry out activities the Company has not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or material weaknesses in the internal control over financial reporting), the Company could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, the Company will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Management estimates are subject to uncertainty.

In preparing consolidated financial statements in conformity with U.S. GAAP, estimates and assumptions are used by management in determining the reported amounts of assets and liabilities, revenues and expenses recognized during the periods presented and disclosures of contingent assets and liabilities known to exist as of the date of the financial statements. These estimates and assumptions must be made because certain information that is used in the preparation of such financial statements is dependent on future events, cannot be calculated with a high degree of precision from data available, or is not capable of being readily calculated based on generally accepted methodologies. In some cases, these estimates are particularly difficult to determine and the Company must exercise significant judgment. Estimates may be used in management’s assessment of items such as fair values, income taxes, stock-based compensation and asset retirement obligations. Actual results for all estimates could differ materially from the estimates and assumptions used by the Company, which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and future prospects.

Risks Related to Company’s Technology and Intellectual Property

Any legal proceedings or claims against the Company could be costly and time-consuming to defend and could harm its reputation regardless of the outcome.

The Company is and/or may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, including intellectual property, data privacy, product liability, employment, class action, whistleblower and other litigation claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause the Company to incur significant expenses or liability, or require the Company to change its business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect the Company’s financial condition and results of operations.

The Company’s properties may be subject to actions and opposition by non-governmental agencies.

The Company’s manufacturing and research and development (“R&D”) facilities could be subject to physical sabotage or public opposition. Such public opposition could expose the Company to the risk of higher costs, delays or even project cancellations. The Company may not be able to satisfy the concerns of special interest groups and non-governmental organizations and attempting to address such concerns may require the Company to incur significant and unanticipated capital and operating expenditures. If any of the Company’s manufacturing and R&D facilities are the subject of physical sabotage or public opposition, it may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. The Company does not have insurance to protect against such risks.

Any failure, inadequacy, interruption, security failure or breach of the Company’s information technology systems, whether owned by the Company or outsourced or managed by third parties, could harm the Company’s ability to effectively operate its business and could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company relies heavily on its information technology systems for many functions across its operations, including managing the Company’s supply chain and inventory, processing customer transactions in the Company’s stores, the Company’s financial accounting and reporting, compensating the Company’s employees and operating the Company’s websites. The Company’s ability to effectively manage its business and coordinate the sourcing, distribution and sale of its products depends significantly on the reliability and capacity of these systems. Such systems are subject to damage or interruption from power outages or damages, telecommunications problems, data corruption, software errors, network failures, security breaches, acts of war or terrorist attacks, fire, flood and natural disasters. The Company’s servers could be affected by physical or electronic break-ins, and computer viruses or similar disruptions may occur. A system outage may also cause the loss of important data. The Company’s existing safety systems, data backup, access protection, user management and information technology emergency planning may not be sufficient to prevent data loss or long-term network outages.

In addition, the Company may have to upgrade its existing information technology systems from time to time in order for such systems to withstand the increasing needs of its expanding business. The Company relies on certain hardware, telecommunications and software vendors to maintain and periodically upgrade many of these systems so that it can continue to support the Company’s business. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could disrupt or reduce the efficiency of the Company’s operations. The Company also depends on its information technology staff. If the Company cannot meet its staffing needs in this area, it may not be able to fulfill its technology initiatives while continuing to provide maintenance on existing systems.

The Company could be required to make significant capital expenditures to remediate any such failure, malfunction or breach with its information technology systems. Further, additional investment needed to upgrade and expand its information technology infrastructure would require significant investment of additional resources and capital, which may not always be available or available on favorable terms. Any material disruption or slowdown of the Company’s systems, including those caused by its failure to successfully upgrade its systems, and its inability to convert to alternate systems in an efficient and timely manner could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Doing Business in Taiwan

The Company faces substantial political risks associated with doing business in Taiwan, particularly due to the relationship between Taiwan and the Peoples Republic of China.

The Company’s principal executive offices and substantially all of its assets are located in Taiwan, and substantially all of its revenues are derived from its operations in Taiwan. Accordingly, the Company’s business, financial condition and results of operations and the market price of its ordinary shares may be affected by changes in Taiwan governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan which are outside of the Company’s control. Taiwan has a unique international political status. The government of the Peoples Republic of China (“PRC”) asserts sovereignty over the PRC and Taiwan and does not recognize the legitimacy of the government of Taiwan. The PRC government has indicated that it may use military force to gain control over Taiwan if Taiwan declares independence or if Taiwan refuses to accept the PRC’s stated “One China” policy. In addition, on March 14, 2005, the National People’s Congress of the PRC passed what is widely referred to as the “anti-secession” law, a law authorizing the PRC military to respond to efforts by Taiwan to seek formal independence. An increase in tensions between Taiwan and the PRC and the possibility of instability and uncertainty could adversely affect the prices of the Company’s securities. Relations between Taiwan and the PRC and other factors affecting Taiwan’s political environment could affect the Company’s business and as a result, have a material adverse effect on the Company’s financial condition and results of operations.

Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of Taiwan laws, regulations and policies may materially and adversely affect the Company’s daily operations.

In accordance with the relevant Taiwan laws and regulations, Femco, as a wholly owned subsidiary of the Company, is required to maintain various approvals, licenses, permits and filings to operate its business, including but not limited to business registration, factory registration, tax registration and those with respect to environment protection. Obtaining these approvals, licenses, permits and making these filings requires that the Company satisfactorily comply with, among other things, applicable laws and regulations. If Femco is unable to obtain any such licenses and permits or extend or renew any of its current licenses or permits upon their expirations, or if Femco is required to incur significant additional costs to obtain or renew these licenses, permits and approvals, the Company’s daily operations could be materially and adversely affected.

Femco is subject to restrictions on paying dividend or making other payments to the Company, which may restrict the Company’s ability to satisfy its liquidity requirements.

As an exempted company with limited liability incorporated under the laws of the Cayman Islands structured as a holding company, the Company may need dividends and other distributions on equity from Femco to satisfy its liquidity requirements. Current Taiwan regulations permit Femco to pay dividends to their respective shareholders only out of their after-tax accumulated profits, if any, which shall first make up previous losses and set aside at least 10% of its accumulated profits each year as statutory reserve. These reserves are not distributable as cash dividends. Furthermore, if Femco incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the Company. Any limitation on the ability of Femco to distribute dividends or to make payments to the Company may restrict the Company’s ability to satisfy its liquidity requirements. In addition, the dividend payments by Femco to the Company shall be subject to the withholding tax of 21%.

Femco is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to the Company.

Currently Taiwan regulates only those foreign exchange transactions that involve the conversion of the New Taiwan Dollar into foreign currencies. Pursuant to the relevant provisions of Taiwan Foreign Exchange Control Act, foreign exchange transactions of a value of NTD 500,000 or more shall be declared to the Central Bank of Taiwan (the “Taiwan CBC”). Further, a remittance by a company shall be subject to the reporting to and/or approval of the Taiwan CBC: (i) a single remittance of an amount of U.S.$1 million or more; or (ii) annual accumulated settlement amount of foreign exchange purchased or sold has exceeded U.S.$50 million. Nevertheless, the Taiwan government may impose further foreign exchange restrictions in certain emergency situations, where the Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. If the dividend payments or other payments by Femco to the Company involve the currency conversion of New Taiwan Dollar to U.S. Dollar, such conversion would be subject to the foregoing foreign exchange control imposed by the relevant Taiwanese authority. Under certain circumstances as prescribed by the relevant Taiwanese regulations, documentary evidence of such foreign exchange transactions must be presented, and such transactions must be conducted at designated foreign exchange banks in Taiwan which have the necessary licenses to carry out foreign exchange business. However, there can be no assurance that these foreign exchange regulations will remain unchanged in the future. If the relevant Taiwanese regulations change in the future, and any required approval is not obtained, Femco’s ability to make payments to the Company in a currency other than NTD may be restricted, and the Company’s capital expenditure plans, business, operating results and financial condition may be materially and adversely affected.

Foreign exchange transactions for non-trade-related purposes or exceeding the applicable annual quota threshold would require special approval from the Taiwan CBC, which will be at the discretion of and considered by the Taiwan CBC on a case-by-case basis. Additionally, the Company may provide loans to Femco. If the term of the loan provided by the Company to Femco is one year or more, Femco shall obtain prior approval from the competent authorities before the loan can be remitted into Taiwan, and Femco shall file a declaration of foreign debt to the competent authority when the loan is remitted into Taiwan. The Company cannot assure you that the Taiwan government will not intervene in such transactions or impose restrictions on the ability of the Company and its subsidiaries to transfer cash.

If the Company expands into the PRC market, the Company may be subject to Taiwanese regulations on investment or technical cooperation in the PRC.

The Company currently focuses on the U.S., Japan and Taiwan markets and may consider expanding its businesses in the PRC market in the near future. Pursuant to the Taiwan Permission Regulations for Investment or Technical Cooperation in the PRC and the Review Principles for Investments or Technical Cooperation in the PRC (collectively, “Permission Regulations”), an investment or technical cooperation made by a Taiwanese investor in the PRC is subject to the restrictions thereunder and requires the approval by the competent Taiwan authority, Taiwan DIR. The restrictions under the Permission Regulations include a negative list in which investment or technical cooperation is prohibited as well as the maximum investment amount. The Company does not believe its current operations in the PRC are restricted by the negative list. Furthermore, depending on the amount invested in the PRC, the Company may need to obtain approval from the Taiwan DIR in order to make investments in the PRC or to grant licenses to PRC entities. The Taiwan DIR may at its discretion reject any application made by the Company. If the Taiwan DIR prevents the Company from making investment in the PRC or granting licenses to PRC entities, the Company may not be able to expand its business in the PRC.

Taiwanese investors holding more than 10% of the Company’s ordinary shares will be subject to Taiwan regulations on investment or technical cooperation in the PRC for its investment or technical cooperation in the PRC.

Under the Permission Regulations, for an investment made by a Taiwanese individual or entity (“Taiwanese Investor”) in a “third region” company which conducts the investments or technical cooperation in the PRC defined therein and such Taiwanese Investor (i) acts as director, supervisor, manager or equivalent position or (ii) has a shareholding or capital contribution of more than 10% in such third region company, the investment in such a third region company would also be deemed a defined investment in the PRC and therefore be subject to the Permission Regulations.

Therefore, for the Company’s future investment or technical cooperation in the PRC, the Company’s Taiwanese shareholders holding more than10% of ordinary shares or acting as director, supervisor, manager or equivalent position of the Company will need to apply for the foreign investment approval with the competent Taiwan authority, the Taiwan DIR, in accordance with the Permission Regulations. There are restrictions on the investment or technical cooperation with the PRC, including, without limitation, the annual investment amount in the PRC shall be capped at $5 million per year for Taiwanese individuals or NTD 80 million or 60% of the higher of its stand-along net worth or consolidated net worth, whichever is higher, for a Taiwan small-medium enterprise. An individual’s indirect investment in the PRC via the Company under the Permission Regulations will be calculated on the portion of their shareholding in the Company. If the aggregate investments in the PRC exceed the annual ceiling amount, the Taiwan DIR will reject the application for the investment in the PRC. If a Taiwanese Investor fails to obtain applicable approvals from the Taiwan DIR in respect of its investment in the PRC, an administrative fine ranging from NTD 50 thousand to 25 million and imprisonment may be imposed.

Risks Related to the Company’s Securities

The price of the Company’s ordinary shares may be volatile, and the value of the Company’s ordinary shares may decline.

The Company cannot predict the prices at which the Company’s ordinary shares will trade. The price of the Company’s ordinary shares could be subject to fluctuations in response to various factors, some of which are beyond its control. These fluctuations could cause you to lose all or part of your investment in the Company’s ordinary shares. Factors that could cause fluctuations in the trading price of the Company’s ordinary shares include the following:

•        actual or anticipated fluctuations in its financial condition or results of operations;

•        variance in its financial performance from expectations of securities analysts;

•        changes in its projected operating and financial results;

•        changes in laws or regulations applicable to its business;

•        announcements by the Company or its competitors of significant business developments, acquisitions or new offerings;

•        sales of ordinary shares by the Company, its shareholders or its warrant holders, as well as lockup releases;

•        significant breaches of, disruptions to, or other incidents involving, its information technology systems or those of its business partners;

•        its involvement in litigation;

•        conditions or developments affecting the social consumer internet industry in the countries and regions where the Company operates its business;

•        changes in its senior management or key personnel;

•        the trading volume of its securities;

•        changes in the anticipated future size and growth rate of its markets;

•        publication of research reports or news stories about the Company, its competitors or its industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•        general economic and market conditions; and

•        other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

An active trading market for the Company’s ordinary shares may not be sustained, which would adversely affect the liquidity and price of ordinary shares.

An active trading market for the Company’s ordinary shares may not be sustained. The price of ordinary shares may vary due to, among others, general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if the Company’s securities are not listed on a national stock exchange and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national stock exchange), the liquidity and price of the Company’s ordinary shares may be more limited. You may be unable to sell your securities unless a market can be sustained.

If performance of the Company does not meet the expectations of equity research analysts, if they do not publish research reports about its business or if they issue unfavorable commentary or downgrade the Company’s ordinary shares, the price of ordinary shares could decline.

The trading market for the Company’s ordinary shares will rely in part on the research reports that equity research analysts publish about the Company and its business. The analysts’ estimates are based upon their own opinions and are often different from the Company’s estimates or expectations. If the results of operations of the Company are below the estimates or expectations of equity research analysts and investors, the price of the Company’s ordinary shares could decline. Moreover, the price of ordinary shares could decline if one or more equity research analysts downgrade the Company’s ordinary shares or if those analysts issue other unfavorable commentary or cease publishing reports about the Company or its business.

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares to fall, and certain Selling Securityholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.

Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of our Ordinary Shares. Certain of our shareholders, including some of the Selling Securityholders, acquired or may acquire Ordinary Shares at prices below the current trading price and may realize a positive rate of return based on current market conditions. This prospectus relates to the offer and resale from time to time by the Selling Securityholders of up to 35,184,834 Ordinary Shares. The Selling Securityholders may sell all or a portion of their securities in accordance with this prospectus. Depending on the market price at the time of sale, they may receive a return on their investment that is greater than the price paid by other shareholders of the Company. Public shareholders may have paid significantly more than the Selling Securityholders for any Ordinary Shares they purchased in the open market, given fluctuations in market price. As a result, public shareholders may not realize any return and could experience a loss on their investment, even while the Selling Securityholders realize a gain.

In addition, the resale of substantial amounts of our Ordinary Shares could impair our ability to raise capital in the future through the issuance of equity securities. The trading price of our Ordinary Shares has fluctuated since the closing of the Business Combination on January 15, 2025, and may continue to fluctuate significantly, which could adversely affect investor confidence and our access to future financing.

The Company’s issuance of additional share capital in connection with financings, acquisitions, investments or otherwise will dilute all other shareholders.

The Company may issue additional share capital in the future that will result in dilution to all other shareholders. The Company may also raise capital through equity financings in the future. As part of its business strategy, the Company may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Company’s ordinary shares to decline.

The Company does not have any definite timetable for the payment of any dividends, and as a result, your ability to achieve a return on your investment may depend on appreciation in the price of ordinary shares.

The Company does not have any definite timetable for the payment of any dividends, and any determination to pay dividends in the future will be at the discretion of its board of directors. Accordingly, you may need to rely on sales of the Company’s ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

The Company is an “emerging growth company,” and the Company cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make its ordinary shares less attractive to investors.

The Company is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement, (b) in which the Company has total annual gross revenue of at least $1.235 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

The Company cannot predict if investors will find the ordinary shares less attractive because the Company relies on these exemptions. If some investors find the ordinary shares less attractive as a result, there may be a less active trading market for the Company’s ordinary shares, and the price of the ordinary shares may be more volatile.

The Company is a foreign private issuer, and as a result, the Company is not subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

The Company reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Because the Company qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

Chenghe’s Warrant Agreement, which was assigned to the Company pursuant to an Assignment, Assumption and Amendment Agreement upon the closing of the Business Combination, designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with the Company in connection with such warrants.

In connection with the closing of the Business Combination, Chenghe, FST and Continental Stock Transfer & Trust Company entered into an Assignment, Assumption and Amendment Agreement which amended and restated that certain Warrant Agreement, dated as of January 24, 2022, by and between Chenghe and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), to provide for the assignment by Chenghe of all its rights, title and interest in the outstanding warrants of Chenghe, and the assumption of such warrants by FST. All warrants of Chenghe under the Warrant Agreement will no longer be exercisable for Class A ordinary shares of Chenghe, but instead will be exercisable for the ordinary shares.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Chenghe arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that Chenghe irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Chenghe has waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of Chenghe’s warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Chenghe’s warrants, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

In addition, the exclusive forum provisions of the foregoing paragraph will apply to suit, action, proceeding or claim against Chenghe arising out of or relating and under the Securities Act. However, there is uncertainty as to whether a court would enforce such a provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Since the provisions of the Warrant Agreement will continue to apply, and since the choice-of-forum and related provisions would not be amended by the Assignment, Assumption and Amendment Agreement, the choice-of-forum provision will continue to limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of its management and board of directors.

The Company may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless, and exercise of a significant number of warrants could adversely affect the market price of the ordinary shares.

Under the Warrant Agreement and pursuant to the Assignment, Assumption and Amendment Agreement, the Company may redeem outstanding warrants at any time after they become exercisable, at a price of $0.01 per warrant and upon a minimum of 30 days’ prior written notice of redemption provided that the reported closing price of the ordinary shares meets the condition as discussed in more details in the section titled “Description of Securities — Warrants — Public Warrants” in the Company’s Registration Statement on Form F-4 (File No. 333-280879) filed with the SEC on November 26, 2024.

The Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the holders thereof to: (1) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the warrant holders to do so; (2) sell the warrants at then-current market price when the warrant holders might otherwise wish to hold the warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. In the event that the Company elects to redeem all of the outstanding warrants, it would only be required to have the notice of redemption mailed by first class mail, postage prepaid, by us not less than thirty (30) days prior to the redemption date to the registered holders of the outstanding warrants to be redeemed at their last addresses as they shall appear on the registration books.

The Company does not intend to apply for the listing of its warrants on any stock exchange.

The Company does not intend to apply for the listing of its warrants on any stock exchange. The holders thereof could face adverse consequences, including, among other things, reduced liquidity of the warrants, limited availability of market quotations for the warrants, and may be unable to sell the warrants they hold unless a market can be established or sustained.

The Company may amend the terms of the warrants in a manner that may be adverse to holders of the warrants with the approval by the holders of at least 65% of the then outstanding warrants, or for amendments necessary for the warrants to be classified as equity. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of the ordinary shares purchasable upon exercise of a warrant could be decreased, all without approval of warrant holder.

The Warrant Agreement (as amended by the Assignment, Assumption and Amendment Agreement) provides that the terms of the warrants may be amended without the consent of any shareholder or warrant holder to cure any ambiguity or correct any defective provision or to make any amendments that are necessary in the good faith determination of the Company’s board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in the Company’s financial statements, but otherwise requires the approval by the holders of at least 65% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of the warrants. Accordingly, the Company may amend the terms of the warrants (i) in a manner adverse to a holder of the warrants if holders of at least 65% of the then outstanding warrants approve of such amendment or (ii) to the extent necessary for the warrants in the good faith determination of the Company’s board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in the Company’s financial statements without the consent of any shareholder or warrant holder. Although the Company’s ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

As the Company is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all corporate governance requirements of the Nasdaq.

As a foreign private issuer, the Company has the option to follow Cayman Islands law rather than those of the Nasdaq for certain governance matters, provided that the Company discloses the requirements it is not following and describe the home country practices it is following. Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards of Nasdaq, except for general fiduciary duties and duties of care. Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. If the Company chooses to follow home country practices, its shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, the Company is a foreign private issuer, and therefore, the Company is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. Thus, the next date of determination if December 31, 2025. In the future, the Company would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, a majority of its assets are located in the U.S., or its business is administered principally in the U.S. If the Company loses its foreign private issuer status, the Company will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. The Company will also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, the Company will lose its ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. A U.S.-listed public company that is not a foreign private issuer will incur significant additional legal, accounting and other expenses that a foreign private issuer will not incur.

The Company does not intend to make any determinations on whether the Company or its subsidiaries are CFCs for U.S. federal income tax purposes.

The Company does not intend to make any determinations on whether the Company or any of its subsidiaries are treated as “controlled foreign corporations” (“CFCs”) within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or whether any U.S. Holder (as defined below) of the ordinary shares is treated as a “United States shareholder” within the meaning of Section 951(b) of the Code with respect to the Company or any of its subsidiaries. The Company does not expect to furnish to any U.S. Holder of the ordinary shares information that may be necessary to comply with applicable reporting and tax paying obligations with respect to CFCs. The IRS has provided limited guidance regarding the circumstances in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to CFCs. U.S. Holders of the ordinary shares should consult their tax advisors regarding the potential application of these rules to their particular circumstances.

If the Company or any of its subsidiaries are characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, U.S. Holders may suffer adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income.

As of the date hereof, the Company has made a determination that neither the Company nor any or its subsidiaries is a PFIC for the year ended December 31, 2024. Whether the Company or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of its income and assets, its market value and the market value of its subsidiaries’ shares and assets. Changes in the Company’s composition, the composition of its income or the composition of any of its subsidiaries’ assets may cause the Company to be or become a PFIC for the current or subsequent taxable years. Whether the Company is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If the Company is a PFIC for any taxable year, a U.S. Holder of the Company’s ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations. U.S. Holders of the ordinary shares are strongly encouraged to consult their own advisors regarding the potential application of these rules to the Company and the ownership of the ordinary shares.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will, however, receive the proceeds from the exercise of Warrants to the extent such Warrants are exercised for cash. Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of the Warrants to purchase 14,399,985 Ordinary Shares is $11.50 per share, subject to adjustment as set forth therein. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $165.6 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On June 10, 2025, the closing price of our Ordinary Shares was $1.56 per share, which is below the applicable exercise price of all our Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

DIVIDEND POLICY

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of its business.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on Ordinary Shares.

The directors may declare dividends to be paid to the members. The Articles of Association provide dividends may be declared and paid out of the profits of FST, realized or unrealized, or out of the share premium account or as otherwise permitted by the Cayman Companies Act. In addition, FST’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the directors. No dividend may be declared and paid unless the directors determine that, immediately after the payment, FST will be able to pay its debts as they become due in the ordinary course of business and FST has funds lawfully available for such purpose. See the section titled “Description of Securities” in this prospectus for information on the potential tax consequences of any cash dividends declared.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED
FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined consolidated financial information presents the combination of the financial information of FST and SPAC adjusted to give effect to the Business Combination and related transactions (the “Transactions”). It is provided to aid you in your analysis of the financial aspects of the transactions. Defined terms included below have the same meaning as terms Defined and included elsewhere in this Registration Statement/Proxy Statement.

The following unaudited pro forma combined consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

The historical financial information of FST was derived from the audited consolidated financial statements of FST as at and for the year ended December 31, 2024. The historical financial information of SPAC was derived from the audited financial statements of SPAC as at and for the year ended December 31, 2024. Such audited financial statements are included elsewhere in this 20-F. This information should be read together with FST’s and SPAC’s financial statements and related notes as of December 31, 2024 and other financial information included elsewhere in this prospectus.

The unaudited pro forma combined consolidated balance sheet is presented as of December 31, 2024, and the unaudited pro forma combined consolidated statements of operations is presented for the year ended December 31, 2024. The unaudited pro forma combined consolidated balance sheet as of December 31, 2024, gives pro forma effect to the Transactions as if they had been consummated as of December 31, 2024. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2024, gives pro forma effect to the Transactions as if they had occurred as of January 1, 2024, the beginning of the earliest period presented.

Description of the Transactions

On January 15, 2025, we consummated the transaction contemplated by that certain Business Combination Agreement, dated December 22, 2023, by and among the Company, SPAC, FST Merger Ltd. and Femco. Pursuant to the Business Combination Agreement, (a) we acquired 99.34% of all issued and outstanding shares of Femco held by shareholders of Femco in exchange for our ordinary shares, par value $0.0001 per share (“ordinary shares”) (the underlying transactions, collectively, the “FST Restructuring”), and (b) Merger Sub merged with and into SPAC, with SPAC continuing as the surviving entity and a wholly-owned subsidiary of our company, and SPAC changed its name to “FST Ltd.” (such transactions, collectively, the “Business Combination”). The FST Restructuring was completed in 2024, prior to the merger of the Merger Sub and SPAC at the closing of the Business Combination.

On January 15, 2025 (the “Closing Date”), we consummated the previously announced Business Combination contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, (i) each unit of SPAC outstanding immediately prior to the merger effective time, consisting of one (1) Class A ordinary share and one-half (1/2) of one (1) warrant of SPAC, automatically separated and the holder thereof was deemed to hold one (1) Class A ordinary share and one-half (1/2) of one (1) warrant of SPAC; (ii) each Class B ordinary share of SPAC that was issued and outstanding immediately prior to the merger effective time automatically converted into one (1) Class A ordinary share of SPAC and each Class B ordinary share of SPAC was automatically cancelled and cease to exist; (iii) each Class A ordinary share of SPAC was cancelled in exchange for the right to receive one (1) ordinary share of us; and (iv) each warrant of SPAC that was outstanding and unexercised automatically converted into the right to receive one warrant of us, which is on the same terms and conditions as the applicable warrant of SPAC.

In connection with the closing of the Business Combination, FST Merger Ltd. merged with and into SPAC with SPAC being the surviving company and as a direct, wholly owned subsidiary of the Company, and SPAC changed its name to “FST Ltd.”, the Company’s Ordinary Shares commenced trading on the Nasdaq Global Market under the symbol “KBSX” on January 16, 2025.

Accounting for the Transactions

The Transactions will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SPAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on FST shareholders expecting to have a majority of the voting power of the combined company, FST comprising the ongoing operations of the combined entity, FST comprising a majority of the governing body of the combined company, and FST’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of FST issuing shares for the net assets of SPAC, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of FST in all subsequent filings with the SEC that include FST financial information.

Basis of Pro Forma Presentation

The following unaudited pro forma combined consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 requires pro forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional pro forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

The unaudited pro forma combined consolidated financial information has been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the unaudited pro forma combined consolidated financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma Transaction Accounting Adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma combined consolidated financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma combined consolidated balance sheet as of December 31, 2024 has been prepared using, and should be read in conjunction with (i) the SPAC’s audited financial statements and the related notes as of and for the years ended December 31, 2024; and (ii) the FST’s audited consolidated financial statements and the related notes as of and for the year ended December 31, 2024; included elsewhere in this prospectus.

The unaudited pro forma combined consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. FST and SPAC have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following table summarizes the number of the Combined Company’s ordinary shares issued and outstanding as of January 23, 2025 immediately following the consummation of the Business Combination, excluding the potential dilutive effect of the exercise or vesting of warrants:

	Number of Ordinary Shares		Share Ownership %
Shares issued to FST Shareholders	37,749,381		84.32%
Shares issued FST Advisor	1,986,809		4.44%
Shares issued Unaffiliated SPAC Public Shareholders	1,779,813	*	3.98%
Shares issued Holder of Converted SPAC Public Shares(3)	700,000		1.56%
Shares issued Holders of Founder Shares(4)	2,550,000		5.70%
Pro forma ordinary shares of the Post-Closing Company	44,766,003		100%

____________

*        This includes shares held by Harraden Circle Investors, LP and Harraden Circle Special Opportunities, LP .

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
AS OF December 31, 2024

(US$ in thousands, except for share and per share data, or otherwise noted)

	SPAC	FST	Transaction Accounting Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$—	$5,098	$41,747	(1)	$5,110
			(20,725)	(2)	—
	—	—	(404)	(4)	—
			(20,606)	(5)	—
Restricted cash	—	204	—		204
Accounts and notes receivable, net	—	5,294	—		5,294
Short-term investment	—	61	—		61
Inventories, net	—	14,531	—		14,531
Amounts due from related parties	—	61	—		61
Current tax asset		98	—		98
Prepaid expenses and other current assets	—	1,308	—		1,308
Total current assets	—	26,655	12		26,667
Non-current assets:
Property and equipment, net	—	19,522	—		19,522
Cash held in Trust Account	41,747	—	(41,747)	(1)	—
Intangible assets, net	—	5,138	—		5,138
Long-term investment	—	345	—		345
Right-of-use assets	—	5,421	—		5,421
Deferred tax assets	—	492	—		492
Prepayment and other non-current assets	—	1,008	—		1,008
Total non-current assets	41,747	31,926	(41,747)		31,926
TOTAL ASSETS	$41,747	$58,581	$(41,735)		$58,593

LIABILITIES
Current liabilities:
Short-term bank loans	$—	$15,266	$—		$15,266
Accounts payable	—	1,501	—		1,501
Lease liabilities	—	2,060	—		2,060
Amounts due to related parties	—	120	—		120
Current tax liability	—	127	—		127
Promissory note – related party	1,795	—	(300)	(4)	1,495
Transaction costs payable	1,028	—	(1,028)	(6)
Commitment shares liability	1,179	—	(1,179)	(5)	—
OET derivative liability	915	—	1,885	(5)	2,800
Accrued expenses and other current liabilities	2,949	3,041	(104)	(4)	5,886
Total current liabilities	7,866	22,115	(726)		29,255

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
AS OF December 31, 2024 — (Continued)

(US$ in thousands, except for share and per share data, or otherwise noted)

	SPAC	FST	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Non-current liabilities:
Long-term bank loan	—	9,446	—		9,446
Lease liabilities	—	3,911	—		3,911
Deferred tax liability	—	111	—		111
Warrant liabilities	604	—	—		604
Total non-current liabilities	604	13,468	—		14,072
TOTAL LIABILITIES	8,470	35,583	(726)		43,327

Commitments and contingencies

Class A ordinary shares subject to possible redemption, 3,534,431 number of shares at redemption value of $11.81 as of December 31, 2024	41,747	—	(41,747)	(2)	—

SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary share (par value of US$0.0001 per share; 500,000,000 shares authorized; 37,749,381 issued and outstanding as of December 31, 2024)	—	4	—	(3)	4
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,158,127 shares issued and outstanding (excluding 3,534,431 shares subject to possible redemption) at December 31, 2024	—	—	—	(3)	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,191,873 shares issued and outstanding at December 31, 2024	—	—	—	(3)	—
Share subscription receivable	—	—	(19,427)	(5)	(19,427)
Additional paid-in capital	—	22,247	21,022	(2)	34,799
	—	—	(8,470)	(3)	—
Accumulated (deficit)/retained earnings	(8,470)	3,054	8,470	(3)	2,197
	—	—	(1,885)	(5)	—
	—	—	1,028	(6)	—
Accumulated other comprehensive loss	—	(2,471)	—		(2,471)
Total shareholders’ equity (deficit)	(8,470)	22,834	738		15,102
Non-controlling interest	—	164	—		164
Total equity	(8,470)	22,998	738		15,266
Total Liabilities, Redeemable Ordinary Shares and Shareholders’ Equity	$41,747	$58,581	$(41,735)		$58,593

Unaudited Pro Forma Combined Consolidated Balance Sheet Adjustments

The Transaction Accounting Adjustments to the unaudited combined consolidated pro forma balance sheet consist of the following:

(1)    Reflects the release of cash from the cash held in the Trust Account.

(2)    Reflects holders of 1,754,618 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.81 per share, for an aggregate redemption amount of approximately $20.7 million, which was subsequently paid upon the closing of the Business Combination.

(3)    Reflects (i) the contribution of all the share capital in FST to SPAC; and (ii) recapitalization of FST through issuance of SPAC shares and eliminate SPAC historical accumulated earnings.

(4)    Reflects the $300,000 of promissory note and $103,627 of accrued expenses of SPAC settled by cash repayment from Trust Account upon completion of Business Combination.

(5)    Reflects the payment of $20,605,656 according to the prepaid share forward agreement the Group entered into with certain parties on January 15, 2025, detail please refer to Note 6 of financial statements of FST Ltd.

(6)    To reflect the elimination of transaction costs payable (extension deposits) paid by FST on behalf of SPAC.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	SPAC	FST	Transaction Accounting Adjustments		Pro Forma Income Statement
Revenue	$—	$36,500	$—		$36,500
Cost of sales	—	(20,786)	—		(20,786)
Gross profit	—	15,714	—		15,714

COSTS AND OPERATING EXPENSES:
Selling expenses	—	10,533	—		10,533
General and administrative expenses	3,727	7,528	—		11,255
Research and development expenses	—	1,297	—		1,297
Total costs and operating expenses	3,727	19,358	—		23,085
LOSS FROM OPERATIONS	(3,727)	(3,644)	—		(7,371)

OTHER (EXPENSE) INCOME
Interest expense, net	—	(543)	—		(543)
Foreign exchange gain	—	197	—		197
Other income	—	1,124	—		1,124
Gain on long-term investments	—	87	—		87
Loss on change in fair value of warrants	(460)	—			(460)
Unrealized loss on change in fair value of OET derivative liability	(915)	—	(1,885)	(1)	(2,800)
Trust interest income	1,784	—	(1,784)	(2)	—
Total other income, net	409	865	(3,669)		(2,395)
LOSS BEFORE INCOME TAX EXPENSE	(3,318)	(2,779)	(3,669)		(9,766)
INCOME TAX EXPENSE	—	456	—		456
NET LOSS	(3,318)	(3,235)	(3,669)		(10,222)
Less: net loss attributable to non-controlling interests	—	—	—		—
Net loss attributable to the Company’s shareholders	$(3,318)	$(3,235)	$(3,669)		$(10,222)

Weighted average shares outstanding of ordinary shares	—	37,749,381	—		44,766,003
Weighted average shares outstanding of redeemable ordinary shares	3,871,740	—	—		—
Basic and diluted net loss per ordinary share	$(0.47)	$(0.09)	$—		$(0.23)
Weighted average shares outstanding of non-redeemable ordinary shares	3,250,000	—	—		—
Basic and diluted net loss per Non-redeemable ordinary shares	$(0.47)	$—	$—		$—

Adjustments to Unaudited Pro Forma Combined Consolidated Statement of Operations

The Transaction Accounting Adjustments to the unaudited combined consolidated pro forma statements of operations consist of the following:

(1)    Reflects the change in fair value of OET derivative liability between December 31, 2024 and January 15, 2025, detail please refer to Note 6 of financial statements of FST Ltd. (formerly Chenghe Acquisition I Co.).

(2)    Represents an adjustment to eliminate trust interest income. Given the cash in Trust Account has been released after this Transaction, the nonrecurring interest income is reflected at adjustment.

Net loss per share

The unaudited pro forma combined consolidated basic and diluted earnings per share calculations are based on the sum of the historical SPAC weighted average number of redeemable shares outstanding of 1,779,813, converted SPAC public shares of 700,000 and non-redeemable shares outstanding of 2,550,000 for the year ended December 31, 2024 adjusted by approximately 39,736,190 consideration shares estimated, derived from the shares outstanding and weighted average shares outstanding as presented in the pro forma combined consolidated financial statements (after rounding adjustment).

For the purposes of calculating the weighted average number of shares of Company ordinary shares outstanding, the effects of outstanding warrants and exchangeable units to purchase ordinary shares and employee share option plans were not considered in the calculation of diluted loss per share, since the inclusion of such warrants and options would be anti-dilutive.

Adjustment for Merger Assuming No Redemptions
Weighted average shares of redeemable ordinary share	1,779,813
Weighted average outstanding converted SPAC Public Shares	700,000
Weighted average outstanding shares of non-redeemable shares	2,550,000
Add: Closing merger consideration payable in shares	39,736,190
Weight average shares	44,766,003

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of FST’s financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data” and FST’s consolidated financial statements and the related notes included elsewhere in this prospectus/proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. FST’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

This discussion primarily discusses the financial condition and results of operations of FST. FST Ltd. (formerly Chenghe Acquisition I Co.) is now a wholly owned subsidiary of FST. A brief discussion of Chenghe’s financial results for the periods presented in this prospectus is included at the end of this section for completeness.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “the Group”, “we”, “us”, and “our” are intended to mean the business and operations of FST Corp. and its consolidated subsidiaries following the consummation of the Business Combination.

Company Overview

FST, is a renowned manufacturer and innovator in the golf industry with a growing portfolio of innovative golf products, including acclaimed golf shafts and other equipment. Founded in Taiwan in 1976 and commencing golf shaft manufacture in 1992, the Group has spent more than three decades meticulously crafting high-performance shafts for golfers worldwide.

Since 1992, the Group has engaged in the research and development, manufacturing and sales of golf shafts. The Group currently produces and sells golf shafts under the Group’s own high-performance “KBS” golf shaft brand, and serves as an original equipment manufacturer (OEM) and original design manufacturer (ODM) for other world-renowned golf equipment brands, golf equipment OEMs, and golf equipment distributors that provide consumers with customized golf services. The Group also develops its retail presence in Taiwan, U.S. and Japan markets through its KBS Golf Experience stores, which provide retail customers with experiential service like customized equipment building and retro-build for existing clubs (as the amount generated from these services is immaterial, we have not disclosed them as a separate revenue stream in our consolidated financial statements).

In 2007, the Group first used the “KBS” brand as a part of broader initiatives to transition from an OEM for other international golf brands to an operator of an independent and competitive brand. The development of KBS brand is led by renowned designer Kim Braly.

The Group first introduced its KBS brand into the U.S. market through its presence in the PGA tour in 2008. Since its launch, the Group continuously cultivated the KBS brand through the launch of golf shaft series that are well respected by the golf community: KBS Tour shaft series in 2008, KBS C-Taper steel shaft series in 2011, KBS Tour Hybrid series in 2017, KBS Tour-TGI graphite series in 2018 and KBS TD Driver graphite shafts series in 2020. Through the expansion of its product lines to encompass both steel shafts and carbon fiber shafts, the Group believes that this comprehensive approach addresses customers’ preferences for one-stop shopping, significantly enhancing the Group’s and brands’ capabilities to accept orders and negotiate. Since 2016, the Group has supplied golf shafts directly to PGA players. This initiative allows PGA players to test the shafts and participate in competitions using them, and opens up a pathway for the Group to collect feedback from professional players. Close interactions with the top professional players also provide the Group with opportunities to market its KBS shafts. Since 2016, the Group has assumed brand management responsibilities by directly providing golf shafts to PGA players. As of June 1, 2025, 73 PGA players were using KBS brand shafts in their professional competitions, with 114 game tournaments won. Propelled by the professional endorsement and high market visibility, the Group has successfully evolved from being an OEM for international brands to a trusted provider of golf shafts under its proprietary brand “KBS”.

To further raise the brand awareness and directly connect with customers, the Group has established the KBS Golf Experience stores in the U.S., Taiwan and Japan, located in Carlsbad, California, Taipei and Tokyo, Japan, respectively. These stores sell customization and fitting golf clubs for individual customers (as the amount generated from these customized services is immaterial, we have not disclosed them as a separate revenue stream in our consolidated financial statements), and are equipped with simulation tracking technology, software tools, and data recording systems. By quantifying the performance of golf clubs used on courses and analyzing consumer preferences and swing performance on-site, the staffs are able to recommend suitable golf equipment for golfers of different age, gender, and experience level. The Group believes the direct interactions with customers will enhance brand awareness and loyalty. Feedback from customers serves as valuable reference points for future product development, which, in turn, helps sustain the competitiveness of the Group’s products.

The Group believes that it will be able to continue improve the competition positioning by adhering closely to consumer demand, augmented by strong brand development efforts, a comprehensive product line, and online and offline sale touch points.

Key Factors Affecting Operating Results

The Group believes its performance depends on several factors that present significant opportunities for it but also pose risks and challenges.

Consumer demand and global economic conditions.

Consumer demand for our products and services may be affected by the performance of the general economy and is also sensitive to personal discretionary spending levels. Declining consumer demand due to adverse general economic conditions, risks affecting or reducing leisure spending, lower consumer confidence and adverse political conditions can subject and have subjected our revenues to significant volatility.

Proprietary brand value

Compared with the other golf equipment suppliers in Taiwan, the Group is one of few manufacturers in the Taiwanese golf industry which markets products globally under its proprietary brand (KBS). The Group’s design team caters to the needs of PGA professional players to design and develop the shafts based on the players’ needs and suggestions. As the Group controls the brand channels, it can enjoy the brand profit with higher gross profit margin than the other peers engaged in OEM in Taiwan and continue to develop products based on the brand platform to create business opportunities and improve the competitive strength. The KBS branded shafts have been adopted by well-known professional PGA players for many years and, therefore, have built considerable brand awareness. The Group provides both OEM products and KBS — branded shafts to major international manufacturers, such as TaylorMade, Callaway, PXG, and Mizuno, for further assembly. The Group’s KBS brand has covered multiple sales channels successively and improved consumers’ identification and loyalty toward its products with its brand. If the Group is not able to maintain the brand value of KBS brand due to a decrease in new product launches, a reduction in the number of PGA endorsements, or any negative publicity, the Group’s operational results, business and the financial condition may be materially and adversely affected.

Research and Development Investment

The Group owns the production technology for iron golf shafts. Meanwhile, the iron golf shafts under its private brands, such as KBS Tour and KBS C-Taper, are widely favored by professional players and amateur players and, therefore, enjoy considerable publicity in the industry. In recent years, the Group has extended its product lines based on the KBS brand and successively launched the Hybrid, TGI and TD series carbon fiber club products, thus making the product lines more complete to satisfy the golf brand customers’ needs for one-stop shopping of various specifications and functions.

Meanwhile, the Group continues to enhance its production processes and invests in automated equipment to reduce labor costs and shorten delivery times. In recent years, the Group has utilized Internet of Things (IoT) technology to collect production data and energy consumption metrics. By integrating the collection and analysis of equipment and production information, the Group has successfully enhanced production capacity and energy efficiency, thereby improving overall operational performance.

The Group plans to continue to invest in research and development to be in a leading position for the next stage of golf shaft competition. However, if the Group’s investment does not yield in meaningful results, such as new golf shaft material composition, improvement in manufacturing efficiency, the results of operation, business and financial condition of the Group may be materially and adversely affected.

Competition

In order to attract consumers, golf brand suppliers keep innovating their products to shorten the product life cycle and development schedule significantly. In order to satisfy customers’ demand for the launch of new products, it is necessary to develop new products and implement the mass production in a short time. The Group appoints dedicated personnel to follow PGA players when they attend any games and provide feedback to the R&D team based on the players’ suggestions and needs. Meanwhile, in recent years, it has catered to consumers’ needs and verified the market development trend by managing the KBS brand flagship store. It continues to improve the shaft design and invests capital in the development of new product designs to satisfy customers’ needs rapidly.

The Group faces fierce competition in all product categories. In the premium shaft sector, the Group competes with other international brands that are more well-known and have more financial resources, such as Tempest, Nippon, and Project X. In the standard and economy shaft sector, the Group competes with other OEMs in Taiwan, People’s Republic of China or other regions both on pricing, delivery lead time, manufacturing capacity and production yield. There is no guarantee that the Group will be able to maintain its competitive positioning in any product sector. If the Group’s competition positioning deteriorates, the results of operation, business and financial condition of the Group will be materially and adversely affected.

Basis of Presentation

The Group’s consolidated financial statements have been prepared in accordance with U.S. GAAP. All intercompany accounts and transactions have been eliminated on consolidation. For the purpose of presenting consolidated financial statements, its assets and liabilities and its foreign operations (including subsidiaries in other countries that use currencies which are different from our functional currency) are translated into USD using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity.

Components of Results of Operations

Revenue

The Group generates revenue primarily from the sales of golf shafts, sales of sports accessories, food and beverage and software service. The total revenue for the year ended December 31, 2023 was $28,730,549, including revenue generated from sales of golf shafts of $27,825,905, and sales of sports accessories, food and beverages of $904,644. The total revenue for the year ended December 31, 2024 was $36,499,644, including revenue generated from the sales of golf shafts of $35,315,363, sales of sports accessories, food and beverage of $935,593, and software service of $248,688.

The table below sets forth the revenue contribution by types of products in the years ended December 31, 2024 and 2023:

Year	December 31, 2024		December 31, 2023
Revenue Categories	Revenue Amount	Revenue Proportion/ Share, %	Revenue Amount	Revenue Proportion/ Share, %
Sales of golf shafts	$35,315,363	96.8	$27,825,905	96.9
Sales of sports accessories, food and beverage	935,593	2.6	904,644	3.1
Software service	248,688	0.6	—	—
Total	$36,499,644	100.0	$28,730,549	100.0

Cost of Revenue

The Group’s cost of revenue consists primarily of costs of product parts and materials purchased from manufacturers, labor costs, depreciation, maintenance, and other overhead related costs, such as salaries and related personnel expenses.

Selling Expenses

The Group’s selling expenses consist of personnel expenses and advertising expenses and shipping expenses.

The Group expects its selling expenses to increase for the foreseeable future as the Group invests to support the growth of its expansion and to build out its sales force and marketing capabilities.

General and Administrative Expenses

The Group’s general and administrative expenses consist primarily of personnel-related expenses for employees involved in general corporate functions, including executive and administration, legal, human resources, accounting, finance, tax, and information technology and outside professional services, including legal, audit and accounting services, as well as expenses for allocated facilities costs, such as office rent, depreciation, other general corporate expenses and travel. Personnel-related expenses primarily include salaries and benefits compensation.

Research and Development Expenses

The R&D expenses include:

•        Personnel related expenses, including salaries and benefits compensation expenses for personnel in research and engineering, design, and testing functions;

•        Expenses related to materials, suppliers and third-party services; and

•        An allocated portion of overhead expenses, such as facility and IT costs and depreciation.

The Group’s research and development expenses for the years ended December 31, 2024 and 2023 range of 3.6% to 5.3% of its revenue.

Other Income

The Group’s other income primarily consists of interest expense, net, foreign exchange gain, investment gain/loss on long-term investment and government grants.

Income Tax Expenses

The Group’s income tax expense primarily consists of current tax (benefits) expenses and deferred tax (benefits) expenses.

Cayman Islands

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes.

Taiwan

FST is subject to a 23.45% combined tax rate, consisting of a statutory income tax rate of 20%, a 5% undistributed earnings tax, and the interaction of these taxes, under the laws of Taiwan.

United States

FST American, Inc. is subject to a federal statutory income tax rate of 21% and respective state income tax rate. The subsidiary is subject to a global intangible low-taxed income tax (“GILTI”), which is a new tax on certain off-shore earnings at an effective rate of 10.5% (increasing to 13.125% for tax years beginning after December 31, 2025) with a partial offset for foreign tax credits.

The state corporate income tax rate in California, Colorado and Arizona are 9.93%, 4.55% and 4.90%, respectively.

Japan

FST Japan LLC was mainly subject to Japanese national and local income taxes, inhabitant tax, and enterprise tax, which, in the aggregate, represent a statutory income tax rate of approximately 23.2% for the years ended December 31, 2024 and 2023, respectively.

Results of Operations

The table below sets forth the results of operations for the year ended December 31, 2024 and the year ended December 31, 2023:

	For the Years Ended December 31,
	2024	2023
Revenue	36,499,644	28,730,549
Cost of sales	20,786,255	15,287,532
Gross profit	15,713,389	13,443,017

COSTS AND OPERATING EXPENSES:
Selling expenses	10,533,039	9,194,267
General and administrative expenses	7,527,952	5,838,969
Research and development expenses	1,296,969	1,529,690
Total costs and operating expenses	19,357,960	16,562,926

LOSS FROM OPERATIONS	(3,644,571)	(3,119,909)

OTHER (EXPENSE) INCOME
Interest expense, net	(543,328)	(14,703)
Foreign exchange gain	197,165	44,362
Other income	1,124,323	637,830
Gain (loss) on long-term investment	87,482	(466,262)
Total other income, net	865,642	201,227

LOSS BEFORE INCOME TAX EXPENSES	(2,778,929)	(2,918,682)
INCOME TAX EXPENSE (BENEFIT)	456,246	(751,071)
NET LOSS	(3,235,175)	(2,167,611)
Less: net loss attributable to non-controlling interests	—	—
Net loss attributable to the Company’s shareholders	(3,235,175)	(2,167,611)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(1,260,555)	(26,625)
Remeasurement of defined benefit obligations	1,591	—
TOTAL COMPREHENSIVE LOSS	(4,494,139)	(2,194,236)
Less: total comprehensive loss attributable to non-controlling interests	—	—
Comprehensive loss attributable to the Company’s shareholders	(4,494,139)	(2,194,236)

Revenue

The total revenue increased from $28,730,549 for the year ended December 31, 2023 to $36,499,644 for the year ended December 31, 2024, representing a 27.0% increase. The revenue from sales of golf shafts increased 26.9% from $27,825,905 for the year ended December 31, 2023 to $35,315,363 for the year ended December 31, 2024. The increase was attributable to the fact that: (i) we opened KBS Taipei Flagship Store during the fiscal year 2024, which greatly enhanced customer experience as well as brand awareness; (ii) we expanded our brand portfolio to offer more high-end product lines, allowing customers to choose from advanced features and premium designs. The revenue of sales of sports accessories, food and beverage remained stable with a minor increase of 3.4%. Revenue generated from software service climbed from nil for the year ended December 31, 2023 to $248,688 for the year ended December 31, 2024 since it’s a new business commenced in fiscal year 2024 in which we contracted with Parametric Technology Corporation (“PTC”) to act as a distributor for its software.

Year/Period	December 31, 2024		December 31, 2023		Change
Revenue Categories	Revenue Amount	Revenue Proportion/ Share, %	Revenue Amount	Revenue Proportion/ Share, %	Amount	%
Sales of golf shafts	35,315,363	96.8%	27,825,905	96.9%	7,489,458	26.9%
Sales of sports accessories, food and beverage	935,593	2.6%	904,644	3.1%	30,949	3.4%
Software service	248,688	0.6%	—	0.0%	248,688	—
Total	36,499,644	100.0%	28,730,549	100.0%	7,769,095	27.0%

Cost of Revenue

Cost of revenue increased by $5,498,723 or 36.0%, from $15,287,532 for the year ended December 31, 2023 to $20,786,255 for the year ended December 31, 2024, which was in line with the increase in total revenue.

Gross Profit

The gross profit increased from $13,443,017 for the year ended December 31, 2023 to $15,713,389 for the year ended December 31, 2024, representing an increase of 16.9%. This increase was primarily attributable to an increase in total revenue.

Gross profit margin decreased to 43.1% for the year ended December 31, 2024, as compared to 46.8% for the year ended December 31, 2023. The decrease of gross profit margin was primarily due to: (i) the product mix in fiscal year 2024 had lower unit sale price; (ii) the increase of unit cost in fiscal year 2024, since our production volume in 2024 was relatively low, resulting in higher fixed costs were allocated to the cost per unit of the product in 2024.

Selling Expenses

Selling expenses increased by $1,338,772, or 14.6%, from $9,194,267 for the year ended December 31, 2023 to $10,533,039 for the year ended December 31, 2024. In order to enhance customer experience, the Group opened its KBS Taipei Flagship Store on August 1, 2024, leading to increase of store-opening expenses, personnel expenses, and other selling expenses. Besides, FST America established a machining tool department in 2024, resulting in higher personnel expenses and operating expenses.

General and Administrative Expenses

General and administrative expenses increased to $7,527,952 for the year ended December 31, 2024 from $5,838,969 for the year ended December 31, 2023, representing a 28.9% increase. This increase was primarily due to the increase related to transaction fees and professional fees incurred in connection with the Business Combination for the year ended December 31, 2024.

Research and Development Expenses

Research and development expenses decreased to $1,296,969 for the year ended December 31, 2024 from $1,529,690 for the year ended December 31, 2023, representing a 15.2% decrease. This decrease was primarily attributable to the reclassification of software purchase fee for the year ended December 31, 2024. The Group provided software service to Factory Automation Technology Co., Ltd., a related party, and purchased related software from Parametric Technology Corporation, a third party. The Group recorded the software service income as other income and recorded software purchase fee as research and development expenses for the year ended December 31, 2023. In fiscal year 2024, the Group became an authorized agent of Parametric Technology Corporation to resell software usage rights to customers and the Group recorded the software service income as revenue according to ASC 606 and recorded the software purchase fee as cost of sales accordingly, This reclassification resulted in the decrease in FST’s R&D expenses and reflects the FST’s evolving role from a software user to a distributor.

Other Income

Other income increased by $664,415, or 340.5%, from $201,227 for the year ended December 31, 2023 to $886,410 for the year ended December 31, 2024. The increase was mainly due to (i) the increase of investment gain recognized in the fiscal year of 2024; (ii) the increase of other miscellaneous incomes; and offset by: (i) the decrease of software service income, since we contracted with PTC to act as its software distributor in 2024, such income has been recorded as revenue, whereas it was recorded as other income in 2023; (ii) the increase of interest expense due to the increase of borrowings.

Income Tax Expense (benefit)

Income tax expense was $456,246 for the year ended December 31, 2024 and income tax benefit was $751,071 for the year ended December 31, 2023. This was mainly due to the change in deferred tax asset valuation allowance in the fiscal year of 2024.

Liquidity and Capital Resources

Historically, we have financed our operations mainly through equity contributions from the Group’s shareholders and cash flow from operating activities in ordinary course of business. As of December 31, 2024 and December 31, 2023, we had cash and cash equivalents of $5,098,420 and $8,904,618, which consisted of cash, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash. We maintain good credit relationships with multiple banks and has sufficient unused credit facilities to meet its operating capital needs. The Group began to generate positive operating cashflow in 2024, and our sales and cash collections in Q1 2025 also showed relatively strong performance. As of December 31, 2024, the Group had unused credit facilities of approximately $8,238,823.

The consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue operating in the normal course of business and will be able to realize its assets and discharge its liabilities as they become due. As of December 31, 2024, the Company has continued to incur operating losses and is facing liquidity pressures. Absent any other action, the Company will require additional liquidity to continue as a going concern within twelve months from the issuance of these financial statements.

To address these uncertainties, management has developed specific plans to improve the Company’s liquidity position. If the Company is unable to repay the debt as it comes due with cash generated from operations, management plans to refinance its short term obligations to extend the maturity dates. If the Company is unable to secure longer-term financing on acceptable terms, management will sell certain non-core land assets, which are expected to generate a sufficient amount of cash to service the short-term obligations as they come due.

Management believes that if these plans are successfully implemented, they will address the Company’s liquidity needs to enable continuation of operations for the foreseeable future.

Cash Flows Summary

Presented below is a summary of the Group’s operating, investing, and financing cash flows:

	Years ended December 31,
	2024	2023
Net cash used in operating activities	(1,576,129)	(11,205,424)
Net cash used in investing activities	(4,453,899)	(11,592,307)
Net cash provided by financing activities	3,711,358	11,302,462

Cash Flows Used in Operating Activities

Cash flows generated from operating activities are typically re-invested to support the growth of the Group’s business. The Group’s operating cash inflows include cash from sales of its products. These cash inflows are offset by the Group’s payments to suppliers for production materials and parts used in the Group’s manufacturing process, operating expenses, and interest payments on the Group’s financings.

During the year ended December 31, 2024 and 2023, net cash used in operating activities was $1,576,129 and $11,205,424, respectively. The change was mainly attributable to (i) the increase in cash received from customers resulting from sales growth and (ii) the decrease in cash outflows for raw material purchases, due to our relatively high inventory reserves at the end of 2023.

Cash Flows Used in Investing Activities

Cash used in investing activities primarily relate to purchase of property, plant, and equipment.

Net cash used in investing activities was $4,453,899 and $11,592,307 for the year ended December 31, 2024 and 2023, respectively. The decrease was primarily due to less investment in land and buildings during the year ended December 31, 2024 compared with that of fiscal year 2023.

Cash Flows from Financing Activities

Net cash generated from financing activities was $3,711,358 for the year ended December 31, 2024, which primarily consists of the proceeds of $41,610,136 from bank borrowings and partially offset by the repayment of $37,898,778 of bank borrowings.

Net cash generated from financing activities was $11,302,462 for the year ended December 31, 2023, which primarily consists of the proceeds of $38,752,418 from bank borrowings and partially offset by the repayment of $24,734,659 of bank borrowings.

Material Contractual Obligations and Commitments

For a discussion of material contractual obligations and commitments, see Note 16 “Commitments and Contingencies” to the Group’s consolidated financial statements included in this prospectus. As of December 31, 2024, besides the significant unrecognized contractual commitments, the repayments of banks loans and payments of operating lease agreements disclosed in the Group’s consolidated financial statements or discussed below, the Group does not have other short-term and long-term material cash requirements.

As of December 31, 2024 and December 31, 2023, short-term bank loans which due within one year amounted to $15,265,739 and $14,236,270, respectively, the long-term loans amounted to $9,446,467 and $8,597,848, respectively. The Company has prepared a cash flow forecast for the year ending December 31, 2025. Taking into account the current visibility of customer orders and continued revenue growth in the first quarter of 2025, the Company expects full-year revenue to grow steadily. In addition, the Company has been in discussions with several financial institutions regarding long-term financing and has already obtained formal credit approvals for long-term borrowings from two banks, which will help strengthen the Company’s capital structure. As a contingency plan, if financing progress does not proceed as expected, the Company may dispose of certain non-core land assets. The sale of such assets is not expected to have a material adverse impact on FST’s day-to-day operations. The details maturity date of each bank loan please refer to Note 11 “Borrowings” to the Group’s consolidated financial statements included in this prospectus.

The Group leases vehicles and plants under various non-cancellable operating lease agreements. As of December 31, 2024, the minimum future commitments under these agreements are as follows.

For the years ending December 31,	Operating Leases
2025	$2,299,231
2026	1,303,612
2027	588,220
2028	333,149
2029 and thereafter	2,794,794
Total lease commitment	7,319,006

Off-Balance Sheet Arrangements

During the periods presented, the Group did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Trends and Uncertainties

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events as of the date of this prospectus that are reasonably likely to have a material effect on our net revenues, income from operations, profitability, liquidity or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future operating results or financial condition.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our results of operations and liquidity and capital resources are based on our audited financial information. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following estimates are those most critical to the judgments used in the preparation of our financial statements. For a complete discussion of all of our significant accounting policies, see Note 2. “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in this prospectus.

Evaluation of inventories

Inventories are stated at the lower of cost or estimated net realizable value. Costs are computed under the standard cost method, which approximates actual costs determined on the weighted-average basis. The Group records inventory write-downs as cost of revenue for excess or obsolete inventories based upon assumptions on current and future demand forecasts. If the inventory on hand is in excess of future demand forecast, the excess amounts are written off. The Group also reviews inventory to determine whether its carrying value exceeds the net amount realizable upon the ultimate sale of the inventory. This requires the determination of the estimated selling price of the inventory less the estimated cost to convert inventory on hand into a finished product. Once inventory is written-down, a new, lower-cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Recent Accounting Pronouncements

For a discussion of our new or recently adopted accounting pronouncements, see Note 2(ab) “Recent accounting pronouncements” to the Group’s consolidated financial statements included in this prospectus.

Emerging Growth Company Status

As defined in Section 102(b)(1) of the JOBS Act, the Group is as an emerging growth company (“EGC”). As such, the Group will be eligible for and intends to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

The Group will remain an EGC under the JOBS Act until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of the IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

Foreign Private Issuer Status

The Group qualifies as a “foreign private issuer” as defined under SEC rules. Even after the Group no longer qualifies as an emerging growth company, as long as the Group continues to qualify as a foreign private issuer under SEC rules, the Group is exempt from certain SEC rules that are applicable to U.S. domestic public companies, including:

•        the rules requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Notwithstanding these exemptions, the Group will file with the SEC, within four months after the end of each fiscal year, or at such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

The Group may take advantage of these exemptions until such time as the Group is no longer a foreign private issuer. The Group would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if the Group no longer qualifies as an emerging growth company, but remains a foreign private issuer, the Group will continue to be exempt from the more stringent compensation disclosures required of companies that are not an emerging growth company or a foreign private issuer.

In addition, because the Group qualifies as a foreign private issuer under SEC rules, the Group is permitted to follow the corporate governance practices of Taiwan (the jurisdiction in which the Group is organized) in lieu of certain Nasdaq corporate governance requirements that would otherwise be applicable to the Group.

If at any time the Group ceases to be a foreign private issuer, the Group will take all action necessary to comply with the SEC and Nasdaq Listing Rules.

Quantitative and Qualitative Disclosures About Market Risk

The Group is exposed to various risks in relation to financial instruments. The main types of risks are foreign currency risk and interest rate risk. Furthermore, the Group does not have foreign-exchange hedging contracts in place with respect to all currencies in which it does business.

Foreign Currency Risk

The Group’s results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. FST Taiwan and the Group’s subsidiary in Japan may be exposed to significant currency risks from exchange rate fluctuations and the degree of foreign exchange rates between the U.S. Dollar and the TWD, and between the U.S. Dollar and the JPY. As of December 31, 2024 and 2023, the TWD denominated cash and cash equivalents and restricted cash amounted to $1,806,939 and $1,227,189, respectively. As of December 31, 2024 and 2023, the JPY denominated cash and cash equivalents amounted to $169,939 and $105,373, respectively.

Interest Rates Risk

The Group is subject to interest rate risk. Bank interest bearing loans are charged at variable interest rates within the reporting period. The Group is subject to the risk of adverse changes in the interest rates charged by the banks when these loans are refinanced.

Credit Risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in financial loss to the Group. The Group’s credit risk was mainly arising from bank deposits, trade receivables, other receivables, other financial assets, and refundable deposits. The Group limits its credit risk by reviewing its counterparties’ financial condition and payment practices to minimize collection risks on its accounts receivable.

Liquidity Risk

The Group manages liquidity risk by monitoring and maintaining a level of cash deemed adequate to finance its operations and mitigate the effects of fluctuations in cash flows. In addition, management monitors the utilization of bank borrowings and ensures compliance with loan covenants.

Discussion of FST Ltd. (formerly Chenghe Acquisition I Co.) Financial Results

The financial statements of FST Ltd. (formerly Chenghe Acquisition I Co.) are included in this prospectus for the years ended December 31, 2024 and 2023 for completeness, as Chenghe is a wholly owned subsidiary of FST following the closing of the business combination. Prior to the closing of the Business Combination, Chenghe had no operations other than activities related to its formation, IPO, maintenance as a public company, and pursuit of the business combination. Its results for these periods primarily reflect non-operating income from trust account interest and expenses related to legal, accounting, and transaction costs. For the year ended December 31, 2024, Chenghe reported a net loss of $3.3 million, primarily due to operating costs, unrealized losses on derivative liabilities, and changes in the fair value of warrants, partially offset by interest income. For 2023, Chenghe reported net income of $0.4 million, mainly attributable to gains on warrant valuation, derecognition of deferred underwriting fees, and trust income. Chenghe’s liquidity was supported by proceeds from promissory notes. Upon the closing of the Business Combination on January 15, 2025, Chenghe became a wholly owned subsidiary of FST with no further standalone operations or expenses. Chenghe’s historical results are not indicative of the ongoing operations of FST, whose business is conducted through its operating subsidiary, Femco.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares for a U.S. Holder (as defined below). This brief discussion address only U.S. Holders that acquire Ordinary Shares in this offering. This brief discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This brief discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This brief discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This brief summary is limited to considerations relevant to U.S. Holders that hold Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This brief discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former citizens or long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        any holder that is not a U.S. Holder;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received shares of Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 10% or more (by vote or value) of the issued shares of FST (excluding treasury shares);

•        persons that hold Warrants or other rights to acquire Ordinary Shares; or

•        holders holding Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election under the Code to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Ordinary Shares received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares received in the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Our Tax Residence for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally is considered a resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, we would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that we should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code, we would be liable for U.S. federal income tax on our income like any other U.S. corporation, and certain distributions made by us to non-U.S. holders of Ordinary Shares would be subject to U.S. withholding tax at the rate of 30% or such lower rate as provided by an applicable treaty. As a result, taxation as a U.S. corporation could have a material adverse effect on our financial position and results from operations. The section 7874 rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application.

Under section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a

U.S. corporation, (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the stock of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, as determined under complex share ownership rules described below, which are uncertain in their application in many circumstances and are intended to increase the percentage ownership for these purposes (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

We do not expect to satisfy the substantial business activities test, and accordingly, we must determine whether the Ownership Test has been met.

Based on the complex rules for determining share ownership under section 7874 of the Code and Treasury Regulations promulgated thereunder and certain factual assumptions, our view is that immediately after completion of the Business Combination, former shareholders of Tristar owned, by reason of owning (or being treated as owning) stock of Tristar, less than 80% of the voting power and value of the Ordinary Shares. Therefore, we do not expect to satisfy the Ownership Test, and our view is that section 7874 applies in a manner such that we are not treated as a U.S. corporation for U.S. federal income tax purposes. However, our position depends in part on the position that the Ownership Test is determined after the Business Combination for purposes of section 7874 of the Code.

The application of the Ownership Test is extremely complex. The applicable Treasury Regulations relating to the Ownership Test are subject to significant uncertainty and there is limited guidance regarding their application. Moreover, the application of the Ownership Test to the facts and circumstances of the Business Combination are uncertain. Accordingly, our expectation that section 7874 of the Code does not apply to treat us as a U.S. corporation for U.S. federal income tax purposes is subject to challenge, and there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares

The following brief discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares by U.S. Holders, assuming FST AI is not treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Distribution on Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is an income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied and coupled with the Shares also being currently traded on Nasdaq would also qualify for clause (1) treatment, above. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the

Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of the Company’s securities

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares will generally be treated as U.S. source gain or loss.

Exercise, lapse or redemption of Warrants

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of Ordinary Shares on the exercise of a Warrant for cash. A U.S. Holder’s initial tax basis in Ordinary Shares received upon exercise of the Warrant generally will equal the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to its tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Ordinary Shares received generally would equal the U.S. Holder’s tax basis in the Warrants surrendered. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange of a portion of the Warrants surrendered in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of Warrants having a value equal to the exercise price for the total number of Warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Ordinary Shares received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

While not free from doubt, a redemption of Warrants for Ordinary Shares should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules discussed, a U.S. Holder should not recognize any gain or loss on the redemption of Warrants for Ordinary Shares. In such event, a U.S. Holder’s aggregate tax basis in the Ordinary Shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the Warrants redeemed and the holding period for the Ordinary Shares should include the U.S. Holder’s holding period for the surrendered Warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of Warrants. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of Warrants for Ordinary Shares.

Possible constructive distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of Ordinary Shares which is taxable to the U.S. Holders of such Ordinary Shares as described in “Taxation of distributions” above. Such constructive distribution would be subject to tax as described in that section in the same manner as if the U.S. Holders of the Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Passive Foreign Investment Company (PFIC) Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we, or any of our subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Whether we or any of our subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of Ordinary Shares and how, and how quickly, we use liquid assets and cash obtained in the Business Combination may influence whether we or any of our subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether we or any of our subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year. Moreover, we do not expect to provide a PFIC annual information statement for 2024 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under section 1295 of the Code.

If we were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares and, in the case of Ordinary Shares, the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. Holder on the sale or other disposition of Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for Ordinary Shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that we are treated as a PFIC the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Ordinary Shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which the Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Ordinary Shares under their particular circumstances.

If we are a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we were to receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the Treasury. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to Ordinary Shares under their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends (including constructive dividends) received by U.S. Holders of Ordinary Shares, and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number and certify that it is not subject to backup withholding (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, by filing the appropriate claim for refund and timely providing the required information to the IRS. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders who are required to report specified foreign financial assets on IRS Form 8938 and/or foreign bank and financial accounts on FinCEN Report 114 and fail to do so may be subject to substantial penalties.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations relating to their ownership of Ordinary Shares, including the requirement to file an IRS Form 8938.

BUSINESS

In this section, unless otherwise indicated or the context otherwise requires, “the Company,” “we,” “our,” “us” and other similar terms refer to FST Corp. and its subsidiaries.

Overview

The Company is a renowned manufacturer and innovator in the golf industry with a growing portfolio of innovative golf products, including acclaimed golf club shafts and other equipment. Founded in Taiwan in 1976 and commencing golf club shaft manufacture in 1992, the Company has spent more than three decades meticulously crafting high-performance shafts for golfers worldwide.

Since 1992, the Company has engaged in the research and development, manufacturing and sales of golf club shafts. The Company currently produces and sells golf club shafts under the Company’s own high-performance “KBS” golf club shaft brand, and serves as an original equipment manufacturer (OEM) and original design manufacturer (ODM) for other world-renowned golf equipment brands, golf equipment OEMs, and golf equipment distributors that provide consumers with customized golf club services. The Company also develops its retail presences in the U.S. and Japan markets through its KBS Golf Experience stores, which provide retail customers new equipment build services and retro-build services for existing clubs.

Starting from 2007, the Company started using the “KBS” brand as a part of broader initiatives to transition from an OEM for other international golf brands to an operator of an independent and competitive brand. The development of KBS brand is led by renowned designer Kim Braly.

The Company first introduced the KBS brand into the U.S. market through the PGA tour in 2008. Since its launch, the Company continuously cultivated the KBS brand through the launch of golf shaft series that are well respected by the golf community: KBS Tour shaft series in 2008, KBS C-Taper steel shaft series in 2011, KBS Tour Hybrid series in 2017, KBS Tour-TGI graphite series in 2018 and KBS TD Driver graphite shafts series in 2020. Through the expansion of its product lines to encompass both steel club shafts and carbon fiber club shafts, the Company believes that this comprehensive approach addresses customers’ preferences for one-stop shopping, significantly enhancing the Company’s and brands’ capabilities to accept orders and negotiate. Since 2016, the Company has supplied golf shafts directly to PGA players. This initiative allows PGA players to test the shafts and participate in competitions using them, and opens up a pathway for the Company to collect feedback from professional players. Close interactions with the top professional players also provide the Company with opportunities to market its KBS shafts. As of June 1, 2025, 73 PGA players were using KBS brand shafts in their professional competitions, with 114 tournament victories. Propelled by the professional endorsement and high market visibility, the Company has successfully evolved from being an OEM for international brands to a trusted provider of golf shafts under its proprietary brand “KBS”.

To further raise the brand awareness and directly connect with customers, the Company has established the KBS Golf Experience stores in the U.S. and Japan, located in Carlsbad, California and Tokyo, Japan, respectively. These stores offer golf club customization and fitting services for individual customers, and are equipped with simulation tracking technology, software tools, and data recording systems. By quantifying the performance of golf clubs used on courses and analyzing consumer preferences and swing performance on-site, the staff are able to recommend suitable golf equipment for golfers of different age, gender, and experience level. The Company believes the direct interactions with customers will enhance brand awareness and loyalty. The customers feedbacks serve as valuable reference points for future product development, which, in turn, helps sustain the competitiveness of the Company’s products.

The Company believes that it will be able to continue to improve its competitive positioning by adhering closely to consumer demand, augmented by strong brand development efforts, a comprehensive product line, and online and offline sale touch points. According to Statista, the golf equipment market worldwide is projected to generate a revenue of $25 billion in 2024 and this market segment is expected to experience an annual growth rate of 5.63%, as measured by the compound annual growth rate (CAGR) from 2024 to 2028.

History as Taiwanese Public Company

In Taiwan, only “public companies” are subject to the regulations of the Taiwan Securities and Exchange Act (TSEA). To become a public company, a company needs approval from the Securities and Futures Bureau (SFB) of Taiwan’s Financial Supervisory Commission. Public company status is a prerequisite for listing on a Taiwanese stock exchange. FST became a public company in Taiwan on January 16, 2019, and its stock was subsequently registered on the Taiwan Stock Market for public trading on April 3, 2019.

However, the TSEA and its related regulations create limitations. As long as FST remains a public company, its directors, officers, and major shareholders (holding 10% or more of the outstanding shares) cannot transfer all their shares to FST Corp, as required by the FST Restructuring plan. Therefore, if FST remained public, the FST Restructuring could not be completed.

To facilitate the FST Restructuring, the board of directors of FST resolved on December 15, 2023, to de-register FST from the Taiwan Stock Market. The de-registration was approved by the Taipei Exchange and became effective on January 4, 2024.

The termination of FST’s Taiwan Public Company status was adopted by the shareholders’ resolution at FST’s extraordinary general meeting on February 6, 2024. On February 15, 2024, FST submitted an application to the SFB to terminate its Taiwan Public Company status. This termination was approved by the SFB and took effect on February 27, 2024.

Our Competitive Strengths

Distinguished Proprietary KBS Brand

The KBS brand has been widely accepted and well received by the golf players of all levels, from top professional players to recreational players. As of the date of this prospectus, 73 PGA players were using KBS brand shafts in their professional competitions. The Company has also developed long-term collaboration relationships with major international golf club brands, through which the Company may, at the clients’ selection, supply KBS brand shafts to be incorporated as a part of the client’s clubs.

The Company believes that the competitiveness of its KBS brand is largely attributable to the Company’s unwavering commitment to a player-centric focus in product development. As a supplier to PGA players, the Company employs a dedicated team catering exclusively to the needs of PGA professional players, including customizing each club shaft based on the player’s specific requirements and feedback. This approach ensures that the shafts conform to the player’s unique characteristics, which improves his performance, stability and shot-to-shot consistency. The endorsement by PGA players further improves the brand visibility and increases sales of KBS brand shafts.

The industry recognition and customer acceptance have propelled the Company to become a leading supplier of golf shafts. The KBS business has been ranked by the National Golf Foundation in 2023 as among the top 100 businesses in the golf industry. By diversifying its sales channels and fostering strong consumer following and loyalty, the Company has secured a significant competitive advantage, creating a foundation for sustained future growth.

Vertically Integrated Business Model

The Company develops a vertically integrated business model with design and development, production and marketing capabilities. It stands as one of the few golf shaft manufacturers capable of:

•        Shaft Design Research and Development:    The Company focuses on its accumulated internal shaft-making technological expertise under guidance from its R&D team, and receives inputs and insights from players, to continuously improve on its shaft design and introduce new shaft models.

•        Shaft Production:    This internal production capacity provides substantial control over material costs and production processes, ensuring consistent quality and efficient output.

•        Global Brand Marketing:    Leveraging its KBS brand, the Company has direct access to diverse international markets and all segments of golf-playing clientele, capturing valuable brand profitability that exceeds the typical margins achieved through solely OEM/ODM business models.

This integrated approach generates several advantages over other golf shaft manufacturers:

•        Enhanced Profitability:    By operating its own brand, the Company is able to charge brand premiums for its KBS products, which help increase the Company’s gross profit margins as compared to its OEM/ODM peers.

•        Brand-Driven Growth:    The established KBS brand provides the Company with insights to market trends, enabling the Company to quickly identify and capitalize on new market opportunities, further strengthening its competitive position.

•        Production Flexibility:    Ownership of independent production technology and capacity empowers the Company to adapt swiftly to market shifts. This agility allows for resilient allocation of production resources in response to changes in marketing or sales strategies, ensuring efficient operations and rapid response to evolving market dynamics.

In essence, the Company’s unique vertically integrated model and established brand presence combine to create a robust competitive advantage, positioning it for sustained growth and profitability within the global golf equipment landscape.

Direct Customer Engagement and Strong R&D Capabilities

The golf shaft industry has seen increasing competition among manufacturers to launch new products more frequently to meet changing customer preferences. The Company believes that it is well-positioned to capture greater market shares through its close connection with its customer base and its investment in research and development:

•        Dedicated Efforts to Professional Players:    The Company assigns dedicated personnel to each PGA player who uses the Company’s shafts. The dedicated teams attend tournaments and events with the players to gather their feedbacks on the performance of the Company’s products, and record suggestions to improve or customize their shafts. The feedbacks and suggestions gathered from the PGA players are shared with the research and development team, so that the Company’s premium products, which are designed for professional players and golf enthusiasts, can be developed to best suit the needs of the top golf athletes. The Company believes the wider endorsement of its shafts by the top golf athletes will elevate the brand’s prestige, which in turn could lead to more sales to retail customers.

•        Addressing Retail Demand Through Omni-channel Sales Network:    The Company also connects with its retail customers through both online and offline channels. Customers can visit the Company’s online fitting tool available on the Company’s website, Find Your Fit, to purchase a new club or retrofit an existing club with new shafts and grips. The Company also directly interacts with the customers and observes their preferences through the personalized fitting services offered in KBS Golf Experience stores, which allow the Company to record first-hand consumer behaviors. The Company analyzes the customer preferences recorded through offline and online channels to drive the development and refinement of its products, which helps ensure that new products adapt to the ever-changing customer preferences.

•        Investment in Research and Development:    The Company has a dedicated research and development team focusing on product design, development, and process improvement. The R&D team has 21 full time staff, with 1 employee having a doctorate degree, 4 employees having master’s degrees and 16 having undergraduate degrees. As of the date of this prospectus, the Company registered two utility patents for its products. The focus on research and development for its products and production process allows the Company to rapidly respond to changing market demands and timely deliver products that cater to customer needs.

Manufacturing Expertise and Efficiency

With more than 30 years of manufacturing experience, the Company has developed extensive expertise in mechanical manufacturing and metal material processing. Leveraging its manufacturing expertise, the Company has established an efficient manufacturing process to reduce production costs, and a rigorous quality control process to ensure product quality.

The Company believes that its manufacturing process has the following advantages:

•        Reduced Manual Labor:    Through the investment in automated production equipment, the Company reduces its reliance on human resources and operational costs, which, in turn, leads to increase in production efficiency and profit margin.

•        Shorter Delivery Periods:    The Company’s streamlined production processes result in faster turnaround times, enabling the Company to deliver products to customers with greater speed and responsiveness and resulting in a shortening of delivery lead time from 2019 to 2023.

•        Enhanced Production Capacity:    The Company employs computer-integrated smart manufacturing in its shaft production process. The Company’s proprietary production software operates IoT-connected production machinery to monitor the production processes in real time, gathering production information and energy consumption data and using data analytics to improve manufacturing performance. This data-driven approach helps ensure optimal resource allocation and identify opportunities for efficiency improvements.

The Company’s manufacturing expertise in shaft production allows the Company to pioneer in graphite shafts production in response to changing customer demand. The Company launched its first graphite shaft series, KBS Tour-TGI series, in 2017. Since then, the Company has further expanded its graphite shaft portfolio with the Hybrid and TD series. This comprehensive portfolio caters to the diverse needs of golf customers, offering one-stop shopping for various specifications and functionalities. The expansion not only enhances brand awareness and market share but also strengthens the Company’s bargaining power with brand suppliers.

Leveraging Taiwan’s Golf Manufacturing Hub and Trade Dynamics

Over four decades, Taiwan has established itself as a leading global golf equipment production hub, with a comprehensive supply chain ecosystem. The strong manufacturing capabilities, combined with the comprehensive product offering, allow Taiwanese manufacturers to meet the customers’ specified needs throughout the lifecycle of a product. In addition, the relatively low labor costs and competitive production pricing have cemented Taiwan manufacturers’ position as preferred partners for international brands.

Furthermore, the Company has witnessed manufacturing orders moved from PRC to Taiwan due to the recent trade tensions between China and the U.S., which presented an opportunity for the Company to further expand its operation. Given the Company’s existing competitive position in the market, the Company believes that it is able to secure larger order volumes and new product development opportunities from customers seeking alternative production sources.

Our Growth Strategies

Optimizing Product Design Through Data Collection

As golf continues to gain popularity around the world, golf players started to demand more customization for the golf shafts to better suit their technical abilities and swing characteristics. For example, a golfer may seek to customize the stiffness, the bend profile, the weight, the material and the length of his or her golf shafts. The increasing demand in product customization prompts the golf equipment manufacturers to invest in research and development for shafts available in various forms or with different functions.

To better addressing the diverse customer preferences and anticipating market changes, the Company plans to leverage the customer preference data that the Company collects through the online fitting tool and the KBS Golf Experiences store. Personalized fittings allow the Company to collect performance data on customers, which facilitate the development of comprehensive profile of the customers’ abilities and swing characteristics. In addition, the Company records feedbacks and preferences of top golf athlete through its PGA engagements, which could also be leveraged to inform and anticipate upcoming preferences in the retail market. The Company plans to continue to invest in analytical tools and big data analysis to drive the product development and product line expansions.

Acquisition of Other Golf Shafts Producers

FST’s KBS brand is known primarily for its steel shafts. In recent years, FST has launched a variety of graphite shafts. However, the Company currently lacks its own graphite shaft production line and outsources all its graphite shaft production to a third party. Since graphite shafts typically command higher prices than steel shafts, developing its own graphite product lines at various price points could lead to increased revenue for FST. To achieve this, FST is interested in acquiring small and medium-sized companies with established graphite shaft brands that have their own production lines and a strong market reputation. The Company is currently evaluating the market to identify potential acquisition targets that meet these criteria.

Expansion of KBS Golf Experience Store Network

Due to the popularity and prestige of KBS brand, the Company believes that there is latent demand for its products in many geographic markets, such as the PRC, South Korea, Southeast Asia, Europe, and the Middle East, where the Company does not yet have a physical presence and its products may not be easily obtainable. The Company is exploring its market entry strategies for these markets. In addition, the Company believes that further expansion in the U.S. and Japanese markets through opening additional KBS stores will cover more population, which could, in turn, increase the sales in those markets.

To initiate or expand its sales channels in these markets, the Company plans to open KBS Golf Experience stores, either on its own or in collaboration with local partners. In these stores, the Company plans to showcase its full shaft product line and golf accessories in conjunction with personalized club fitting services that KBS Golf Experience stores are already known for. The Company believes that opening stores in new markets and additional stores in the U.S. and Japan will help increase KBS brand awareness and generate additional sales from these markets.

With more KBS Golf Experience stores opening worldwide, the Company hopes to diversify its revenue sources from mainly shaft sales to a mix of shaft sales, sales of in-store and online golf equipment and golf accessories, and revenue from fitting and customization services.

Expanding into the PRC and other Global Markets

The maturation of the U.S. golf market has prompted international major golf brands to seek new opportunities abroad. The PRC, with its stable economic growth and rising disposable income in the last few decades, has emerged as a battleground for major golf brands.

Several factors contribute to the PRC’s burgeoning golf market:

•        Growing Affluence:    As disposable income increases, Chinese consumers’ spending power expands, making golf a more accessible sport for a wider population.

•        Sporting Success:    The impressive performance of Chinese players in international tournaments has fueled domestic interest and enthusiasm for the game.

•        Policy Support:    The inclusion of golf in the “14th Five-Year Planning for Sports Competition” by the Chinese government signifies a commitment to promote and popularize the sport, paving the way for significant market growth.

The Company also recognizes growth potential of its products in Japan, Korea, and Europe and plans to strategically position itself to capitalize on the potential in PRC as well as in these other regions. The Company’s expertise in manufacturing and brand building makes it a well-suited competitor in this dynamic landscape.

Expanding into Graphite Shaft Production

Although in recent years the Company has diversified its product offering by launching a variety of graphite shafts, the Company currently does not have its own graphite shaft production line, outsourcing all of its graphite shaft production to a third party. The Company recognizes that developing its own graphite product lines at different price points can potentially result in revenue growth and establishment of reputation as a branded graphite shaft manufacturer, complementing its reputation as a steel shaft manufacturer. Therefore, the Company plans to acquire the know-how and capability to expand into graphite shaft production in the near future.

Products and Services Offerings

Current Product Offerings

The Company specializes in the development and manufacturing of high-performance golf club shafts, catering to golfers of all skill levels and price sensitivities through three distinct product lines: premium shafts, standard shafts, and economy shafts.

The Company exclusively markets its premium shafts under the KBS brand. The Company sells KBS brands to both retail customers, international golf brands and sports retailers. The Company’s premium shafts, crafted from top quality materials such as steel and carbon fiber, are meticulously engineered to meet the rigorous demands of PGA professionals and serious players. In addition, the premium shafts undergo a sophisticated manufacturing progress to increase symmetry and reduce torque. As a result, these shafts provide precise control over the center of gravity and torque, optimizing hitting accuracy and feel. With multiple lengths and stiffness options, they allow the customers to customize a shaft specifically for his or her style.

The Company offers its standard shafts to other international brands as an OEM or ODM partner. The standard shafts are steel shafts that are designed in accordance with the brand customers’ specification. The Company manufactures, if acting as an OEM partner, or designs and manufactures, if acting as an ODM partner, the standard shafts based on the customers’ specification. The standard shafts are typically incorporated into the pre-packaged branded clubs offered by the customers. As a result, the Company offers the customers a limited level of customization.

The Company offers economy shafts to other non-branded golf club manufacturers. The non-branded golf clubs target the beginners with low budget. Therefore, the Company manufactured the economy shafts based on industry standard specifications with little customization, and generally produced them in bulk orders.

The Company primarily markets steel golf club shafts. Beginning in 2017, the Company expanded its product offering to include carbon fiber (graphite) shafts. Graphite shafts are typically lighter than steel shafts, which allows golfers to generate greater clubhead speed and distance. They are also typically offered in ultra-lite weight series of products, which can help golfers with slower swing speeds achieve greater distance. Steel shafts are generally heavier than graphite shafts, which makes them more stable during the swing, and is generally preferred by stronger, faster-swinging golfers who value control over distance.

Premium Shafts

The Company’s premium shafts are marketed under the Company’s own KBS brand. For the year ended December 31, 2023, sales of the premium shafts made up approximately 62% of the Company’s revenues. Premium shafts are distinguished from the Company’s other products in that they are manufactured entirely to the Company’s proprietary designs, with different tooling and manufacturing processes to ensure consistency and reduce torque, and are subject to the most rigorous quality and inspection requirements out of all of the Company’s products. The premium shafts are also subject to additional coating to give them a premium finish and appearance.

The Company primarily supplies the premium shafts to (a) major international golf club brands to be fitted in their premium clubs, (b) national golf merchandise distributors to be resold in their shops as standalone products, and (c) retail customers who desire to upgrade their equipment using customary fitting process through the Company’s online store or KBS Golf Experience store.

Premium shafts comprise a full product line of shafts for drivers, wedges, and putters.

Shafts for Drivers

KBS TOUR:    The KBS TOUR Series is designer Kim Braly’s signature shaft and is ideal for players desiring shot versatility with mid-flight trajectory, while maximizing energy transfer for increased shot control. The KBS TOUR Series can be fitted into 2 to 9 iron golf clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37.5 to 41 inches in length with tip diameter of .355 and .370 inches in Classic KBS Chrome finish.

KBS TOUR LITE:    The KBS TOUR LITE Series is designed to provide tight dispersion, a higher trajectory, additional spin and, longer distance in a lightweight package. As the newest, lightest, steel shaft in the KBS product line, it is a 20% lighter than the comparable KBS TOUR shaft. The KBS TOUR LITE Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular Stiff, Stiff, and Extra Stiff flexes ranging from 95 grams, 100 grams, and 105 grams in weight, from 37 to 40.5 inches in length, with tip diameter of .355 and .370 inches in black gloss and Classic KBS Chrome finish.

KBS TOUR-V:    The KBS TOUR-V Series is a steel shaft that features larger outer diameters, resulting in a stable tip section and tight shot dispersion. It is designed for players who prefer a mid-flight trajectory with less ball spin. The KBS TOUR-V Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular Stiff, Stiff, Extra Stiff, Tour Spec S+, and Tour Spec X flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37 to 40.5 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.

KBS 560 and 580:    The KBS 560 and 580 Series are developed specifically for junior developing players. Both shaft weights provide the junior player one full club length longer in distance and consistency relative to shafts made for adults. This allows the junior player better control over spin and ball flight that he/she otherwise would be able to achieve with shafts made for adults. The KBS 560 and 580 Series can be fitted into 3 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular and Stiff flexes ranging from 80 to 95 grams in weight, from 34 to 40 inches in length with tip diameter of .355 inches or .370 inches in Classic KBS Chrome finish.

KBS MAX 80:    The KBS MAX 80 Series is a lightweight shaft designed for mid-high handicap players. It is a R/S/X combination parallel tip shaft that produces a high trajectory and spin rate for longer distance shots. The KBS MAX 80 Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes, 111 grams in weight, 43 inches in length with tip diameter of .370 inches in Classic KBS Chrome finish.

KBS Tour $-Taper:    The KBS Tour $-Taper Series provides superior feel while maintaining shot workability and tight dispersion for players seeking the ultimate tour shaft with mid-flight trajectory and low spin performance. The KBS Tour $-Taper shares the same bend profile as the KBS TOUR with elongated step patterns that generate a more stable performance throughout the swing. The KBS Tour $-Taper Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 110 grams, 115 grams, 120 grams, 125 grams, and 130 grams respectively in weight, from 37.5 to 41 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.

KBS Tour $-Taper Light:    The KBS Tour $-Taper Light Series is a lightweight tour performance golf club shaft that provides KBS signature superior feel while maintaining shot workability and tight dispersion for players seeking the ultimate tour shaft with mid/high trajectory and low/mid spin performance in a lighter weight package. The KBS Tour $-Taper Light Series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes ranging from 110 grams, 115 grams, and 120 grams, respectively, in weight, 42 inches in length with tip diameter of .370 inches in Classic KBS Chrome finish.

Shafts for Wedges

KBS Wedge:    The KBS Wedge Series is developed for players seeking a similar feel to the KBS TOUR. The firmer tip section on the KBS WEDGE allows for less ball spin and increased control. The KBS Wedge Series can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge, and comes in Regular, Stiff, and Extra Stiff flexes ranging from 110 grams, 120 grams, and 130 grams respectively in weight, 37 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.

KBS Tour 610 Wedge:    The KBS Tour 610 Wedge Series shaft delivers a lower, more penetrating ball flight with controlled spin. This wedge-specific shaft allows skilled players to produce knock-down and other workable shots into and around the green. The KBS Tour 610 Wedge Series can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+ flexes ranging from 110 grams, 115 grams, 120 grams, and 125 grams respectively in weight, 37 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.

KBS TOUR-V Wedge:    The KBS TOUR-V Wedge shaft is designed exclusively for wedges to produce shots with a lower-mid trajectory and mid ball spin, creating a piercing ball flight with incredibly tight shot dispersion. The KBS TOUR-V Wedge can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge. This shaft is available in a single Stiff+ flex (125g), is 37 inches in length with tip diameter of .355 inches in Classic KBS Chrome finish.

KBS HI-REV 2.0:    The KBS HI-REV 2.0 wedge shaft series features an active tip section that increases the effective loft of the club head, delivering a higher ball launch with more spin for added stopping power and accuracy. The KBS HI-REV 2.0 wedge shaft can be fitted into the pitching wedge, gap wedge, lob wedge, and sand wedge. This shaft is available in Regular, Stiff, and Extra Stiff flexes ranging from 115 grams, 125 grams, and 135 grams, respectively, in weight, 37 inches in length with tip diameter of .355 inches in Black Gloss and Classic KBS Chrome finishes.

Shafts for Putters

KBS Tour One Step Putter:    The KBS Tour One Step Putter shaft is designed to create pure amplified feel, along with reduction in vibrations at impact for putts to be stable and accurate with different putter head weights. This shaft enables the player to have more flexibility in creating pure amplified feel, along with reductions in vibrations at impact. This shaft is available in Straight Bend, is 130 grams in weight, 38 inches in length with tip diameter of .355 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.

KBS CT Tour Putter:    The KBS CT Tour Putter shaft series was designed based off of the Company’s “Constant Taper” Technology and is available in Straight, Single, and Double Bends, is 124 grams in weight, 38 inches in length with tip diameter of .355 or .370 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.

KBS Tour:    The KBS Tour putter shaft is another of Kim Braly’s signature golf club shafts. It uses the same performance principals as the original KBS TOUR Shaft, maximizing energy transfer for increased putting control, with a stiff design structure to stabilize the head at impact. It is available in Straight Bend, is 124 grams in weight, 38 inches in length with tip diameter of .370 inches in Black Matte, Black Gloss, and Classic KBS Chrome finishes.

KBS GPS Graphite:    The KBS GPS Graphite putter shaft is made from composite materials and fibers and is designed as a high balance performance shaft that results in minimizing deflection bend commonly found in traditional steel putter shafts on longer putts, along with better distance control. It is available in Straight Bend, is 124 grams in weight, 38 inches in length with tip diameter of .355 or .370 inches in Black Matte, Black Gloss, Bright Yellow Matte, Bright Yellow Gloss, Carolina Blue Matte, Carolina Blue Gloss, Georgia Green Matte, Georgia Green Gloss, Hot Pink Matte, Hot Pink Gloss, KBS Red Matte, KBS Red Gloss, Rainbow Gloss, White Matte, White Gloss, and Classic KBS Chrome finishes.

Graphite Shafts

KBS Tour Graphite Hybrid Prototype:    The KBS Tour Graphite Hybrid Prototype series is inspired and designed from the KBS Tour shaft, the most popular steel shaft in the KBS Golf Shaft line. It is available in Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 65 grams, 75 grams, 85 grams, 95 grams, and 105 grams, respectively, in weight, 42 inches in length with tip diameter of .370 inches.

KBS TGI — Tour Graphite Iron:    The KBS TGI — Tour Graphite Iron series is designed for players looking for maximum steel like playability, shot control and performance in a graphite shaft, and is developed with optimized weight and stiffness to gain maximum playability and performance. It is designed with the same E.I. curve as the KBS Tour Steel and is in every weight class to fit players from Juniors to Women and Tour Professionals. The KBS TGI — Tour Graphite Iron series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Regular, Regular+, Stiff, Stiff+, Stiff++, Extra Stiff, and Extra Stiff+ flexes ranging from 60 grams, 70 grams, 80 grams, 90 grams, 95 grams, 100 grams, and 110 grams respectively in weight, is 36 to 39.5 inches in length with tip diameter of .355 inches in Black Matte finish.

KBS MAX Graphite:    The KBS MAX Graphite Iron Shaft series is suitable for players seeking to maximize swing speed, giving players with lower swing speeds the ability to hit the ball at a higher launch and spin with accuracy. It is designed for a wide range of players seeking to maximize the performance of their iron shafts with trajectory, spin, and distance in a consistent, lighter weight package. The KBS MAX Graphite Iron Shaft series can be fitted into 2 to 9 iron clubs, pitching wedge, and sand wedge, and comes in Lite, A, and Regular flexes ranging from 45 grams, 55 grams, and 65 grams respectively in weight, is 36 to 39.5 inches in length with tip diameter of .355 inches in Black Matte finish.

KBS TD Driver/Wood:    The KBS TD Driver/Wood shaft series is a lighter and stiffer Driver/Wood shaft that has the characteristics of the original KBS feel, efficiency, and optimization of spin and launch that the KBS product line is known for. It is a mid launch/low spin performance graphite shaft that optimizes the maximum performance and efficiency of spin and launch angles at various swing speeds. The TD Driver/Wood shaft series is available in A, R, S, X, and Tour X flexes ranging from 40 grams, 50 grams, 60 grams, 70 grams, and 80 grams, respectively, in weight with tip diameter of .335 inches in Black Gloss, Black Matte, and White Gloss finish.

KBS PGI Players Graphite Iron:    The KBS PGI Players Graphite Iron series was designed to provide the same tolerances, dispersion and control as the KBS Tour Steel shaft at a lighter weight, making it easier to swing. The KBS PGI Players Graphite Iron series can be fitted into 1 to 9 iron clubs, pitching wedge, and sand wedge, and is available in Lite/A, Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 50 grams, 60 grams, 70 grams, 80 grams, 90 grams, and 110 grams, respectively, in weight, is 41 inches in length with tip diameter of .370 inches in Black Matte finish.

KBS Players Graphite Hybrid PGH:    The KBS Players Graphite Hybrid PGH series is based on the KBS Players Graphite Iron platform, offering golfers of all abilities an easier launch shaft with better spin. It is a lighter weight version of the KBS Tour Graphite Hybrid Prototype. The KBS Players Graphite Hybrid PGH series is available in Lite, A, Regular, Regular+, Stiff, Stiff+, and Extra Stiff flexes ranging from 45 grams, 55 grams, 65 grams, 75 grams, 85 grams, 95 grams, and 105 grams respectively in weight, is 41 inches in length with tip diameter of .370 inches.

Limited Edition Shafts

In addition to the above products, from time to time, the Company offers certain series of premium shafts with alternate color scheme in a limited amount as a part of its marketing campaign to drive up interest in its products. Currently, the Company offers the following limited edition shafts: the C-TAPER Black Limited Edition and the C-TAPER LITE Black Limited Edition steel shafts, the TD Driver/Wood Limited Edition graphite shafts, the HI-REV 2.0 Wedge Major Green Limited Edition series wedges, and the HI-REV 2.0 Wedge Liberty Limited Edition wedges.

Standard Shafts

Standard shafts are exclusively steel shafts. The Company manufactures and primarily supplies standard shafts to international golf club brands as part of their standard or economy clubs or to other Taiwanese golf club OEMs. The standard shafts typically bear the brand of the customers. The Company produces/designs standard shafts for a full product line including drivers, wedges and putters for its branded customers.

The Company offers the standard shafts as an OEM or ODM, based on the branded customers’ requirements. As an OEM, the Company manufactures the shafts based on the design provided by the customer. As an ODM, the Company will first design the shafts based on the specification provided by the customers. After the customer approves the design, a prototype based on the approved design is made. After the prototype is approved by customer, the Company can start to take orders from the customer. For the year ended December 31, 2023, the standard shafts made up approximately 30% of the Company’s revenues.

Because the golf clubs fit with standard shafts are typically priced at a lower price point than the premium clubs, the per unit sale price of standard shafts is typically lower than that of premium shafts. The Company also uses a more cost-efficient manufacturing process for the standard shafts to balance final pass yield and production costs, as compared with premium shafts.

Economy Shafts

Economy shafts are exclusively steel shafts. The Company manufactures and primarily supplies economy shafts to non-branded golf club makers or their OEMs to be assembled in the generic clubs. The Company produces economy shafts for a full product line including drivers, wedges and putters for its non-branded customers.

The non-brand golf club are typically sold in bulk and at competitive pricing points to attract price sensitive golfers. For the year ended December 31, 2023, Economy shafts made up approximately 30% of the Company’s revenues. The Company manufactures the economy shafts based on industry standard designs with little customization.

Economy Shafts are made from substantially the same materials as standard shafts, but from a more streamlined production process. Moreover, the quality and inspection standards applied to economy shafts are far more lenient than that for standard shafts. Therefore, the unit sale price of economy shafts is lower than that of standard shafts.

Golf Accessories

The Company sells KBS-branded golf accessories in its online store and in KBS Golf Experience Stores. Accessories include KBS-branded golf apparel, golf bags, vessel bags, putter covers, duffle bags. The Company sources the accessories from other third-party suppliers.

Customary Fitting Services

KBS Golf Experience Stores

The Company operates KBS Golf Experience stores in Carlsbad, California and Tokyo, Japan, which were opened in 2019 and 2021, respectively. The Company is currently planning to open another KBS Golf Experience stores in Taipei, Taiwan later in 2024.

The Company primarily provides new equipment build services and retro-build services for existing clubs through the KSB Golf Experience stores. The new equipment build service allows a customer to custom build a new golf club or set of golf clubs at the customer’s customized parameters and specifications. The retro-build service allows a customer to keep the customer’s existing club heads and customize all the other parts of a golf club from grip down to the label. The Company offers exclusive KBS shafts, and other parts of a golf club, including club heads, grip and the label, of other major international brands. In both new build and retrofit processes, customers work one-on-one with the Company’s fitters and builders to customize golf clubs tailored to each individual customer’s preferences and needs.

The Company’s fitters will evaluate a customer’s current equipment, performance data, and consult customers regarding their golf game and aspirations on the golf course, in order to determine the appropriate equipment to improve the customer’s accuracy and distance on the course. After gaining an initial understanding of the customer’s needs, fitters will test different shafts to determine the one that most suits the customer’s swing profile, focusing on distance, feel, and shot dispersion among the various shaft options.

Online Fitting Tool

Utilizing the Company’s online fitting tool available on the Company’s website, Find Your Fit, customers can choose among shafts for irons, wedges, putters, and woods to find the shafts best suited for the customers’ playing abilities. Customers can then purchase these shafts on the website and mail their existing clubs to a store for the Company to replace the existing shafts with the newly purchased shafts.

Fittings are offered in many different packages, ranging from: comprehensive full-bag fitting; fitting the entire bag from driver to putter; partial bag fitting; fitting to optimize a specific iron, driver, wedges and/or putter; long-game fitting, focusing on the top portion of the bag to ensure consistent yardage gapping and performance; fairway or hybrid fitting, to optimizing distance gapping and consistency in the long part of the bag; and junior golfer fitting.

PGA Tour Trucks

For each of the 39 PGA tour events annually, the Company deploys on-site customized KBS-branded PGA Tour trucks outfitted with new equipment build and retro-build services to bring its KSB customary fitting expertise to support professional players. As in KBS Golf Experience Stores, in these trucks, golfers work directly with our expert fitters to individually tailor golf clubs for players based on their needs and preferences.

Other Services

Restaurant and Bar

The Company operates a restaurant in Chiayi, Taiwan, “Hit Cat Kitchen”, where it sells Western cuisine, and a bar in Taipei, Taiwan “Hit Cat Brewing”, where it sells imported craft beer and wines. The Company’s establishments are decorated with KBS merchandise and located near golf resorts, with the aim to introduce and immerse the customers with the KBS brand.

Manufacturing Process

The Company operates at the forefront of golf club shaft manufacturing, with proprietary processing technology for advanced materials such as metal and machine components. The Company’s facilities house specialized equipment for making golf club shafts, including blunt furnaces, burn-in furnaces, hydrogen annealing furnaces, straightening furnaces, pipe making machines, and dedicated golf club shaft straighteners. This robust infrastructure reflects the Company’s decades-long commitment to manufacturing excellence.

The Company continues to improve its production process, employing and constantly upgrading its self-designed smart manufacturing software to implement automated production, streamline production procedures, shorten the production process, monitor the health and status of repair of production equipment, and reduce manufacturing cost.

The typical manufacturing process of a shaft is illustrated by the flowchart below. The process starts by welding steel coils into tubes, then heating the tubes for a period of time using spherodizing annealing to improve ductility and relieve stress in order to allow the steel tubes to be further worked. Thereafter, the tubes are coated with phosphate to improve corrosion resistance and lubrication, and then put through an automatic swaging machine to shape the dimensions of the eventual shaft. A draw bench is then used to pull the shaft through a drawing die to shape its ends. Then, the shafts are cut for the first time and polished, then tempered through stepping by heating them above a critical temperature then quenched in an oil bath to improve toughness until the temperature becomes uniform throughout the entire length of the shafts, then cooled in air to room temperature. Thereafter the shafts are straightened, polished at the edges to remove burrs, and cut to the final length, put through annealing again, and polished for a final time. Shaft surfaces are then plated in an electroplating machine for the final finish. Finally, quality inspection personnel will examine each manufactured shaft based on the Company’s quality criteria, and those that pass are warehoused pending sales.

Rolls of Steel
Raw materials
Tubing Forming
Welding Steel Coils
Normalizing
Spheroidizing Annealing
Phosphate coating
Pickling & Lubricating
Tube edge Preparation
Automatic Swaging
Bench draw
Pipe end Reduction
Cut to Length
Preliminary cutting
Polishing
Preliminary Polishing
Stepping
Forming processing
Increase Hardness
Quench
Straightening
Preliminary Straightening
Final Length Cut
Final Cut
Edge Polishing
Remove burrs
Final Straightening
Computer Precision Straightening
Increase Ductility
Annealing
Polishing
Final Polishing
Plating
Surface Finishing
Quality Control
Final Item Inspection (Appearance/ Dimension)
Warehousing
Shipping and Sales

Supply Chain; Suppliers and Raw Materials

Procurement and Supply Chain

The Company prioritizes strategic purchasing and inventory management to optimize its supply chain. Through regular production-sales meetings, the Company assesses order volumes, market demand, raw material consumption, production schedules, and supplier lead times to determine timely procurement needs. This proactive approach fosters stable supply sources and contracted processing, ensuring uninterrupted operations. No supply shortages or disruptions have occurred during the Company’s history.

Main Raw Materials and Suppliers

The Company’s golf club shafts utilize a combination of iron, carbon fiber, and various decorative materials (coatings, paints, inks, etc.). These raw materials are primarily sourced from established third-party suppliers in Taiwan, as described further below.

While the Company relies on external suppliers for raw materials used in shaft production, all steel shafts are manufactured in-house. The key materials utilized in the production of steel shafts include:

•        Steel Coils

•        Nitrogen and Argon

•        Abrasive Cloth Wheels and Tape

•        Quenching Oil

•        Taper Molding Machine Molds

•        Packaging Cartons

The Company engages the following types of suppliers for its business:

•        Steel coil suppliers:    Critical for iron shaft production. The Company has partnered with China Steel Corporation for a stable supply of specialized steel materials.

•        Material suppliers:    Providing additional key materials required for iron shaft production.

•        Contracted processing factories:    Handling production for graphite shafts and metal surface electroplating for steel shafts, a crucial step in ensuring desired appearance.

The Company’s procurement policy primarily takes into consideration the Company’s operating strategy and inventory levels. Subject to purchase orders and market demand, the Company typically considers the purchase and consumption of raw materials, production schedule and suppliers’ delivery time in order to judge procurement demand and timing. In order to maintain the stability of supply sources and contracted processing, the Company maintains cooperatives relationship with multiple suppliers and processing factories. The Company generally relies on Taiwanese suppliers for the raw materials and service providers for certain specialized aspects of the manufacture, such as electroplating, physical vapor deposition and metal coating.

Certain materials and components may have limited supplier options. However, the Company strategically chooses not to enter into long-term contracts with any supplier, opting for a flexible order-by-order approach. This allows the Company to adapt to market fluctuations and access the best available options at any given time. While this flexibility offers advantages, it also exposes the Company to competitive pressure for raw materials and production capacity. Additionally, the Company has a limited number of manufacturing partners, primarily located in Taiwan and Southeast Asia, who produce specific components for its shafts. The Company recognizes that relying on limited sources for materials or suppliers faces inherent risks. If the Company were to encounter difficulties acquiring essential materials, such as abrasive cloth tape or quenching oil, finding and educating a new supplier on the Company’s specific requirements could be a lengthy process. This could potentially disrupt production, impacting the Company’s business, financial condition, and operational results.

To mitigate these risks, the Company is actively diversifying its sourcing and manufacturing capabilities. This involves exploring alternative suppliers for critical materials, building relationships with new manufacturing partners, and continuously evaluating the efficiency and reliability of the Company’s existing supply chain.

Overall, the Company is committed to proactively managing its supply chain risks through diversification, strategic partnerships, and continuous improvement. The Company believes this approach balances flexibility with resilience, ensuring reliable access to the materials and production capacity needed for continued growth and success.

Supplier for Graphite Shafts

Manufacturing graphite shafts requires sophisticated machinery and manufacturing process to manipulate carbon fiber in accordance with the product design. The Company engages a third-party manufacturer located in Taiwan, who specializes in carbon fiber sport products, to manufacture all graphite shafts for the Company on a purchase order basis. The Company has selected this graphite shafts supplier after considering its industry experience, manufacturing capacity, and per unit production cost. The Company has not experienced any delivery delay or production disruption with this supplier. The Company has not entered into any exclusive arrangement with this supplier, so the Company may select another manufacturer to replace or supplement the production of graphite shafts. The Company typically holds 5 to 6 months of inventory of graphite shafts in reserve in case the Company will need to find a new manufacturer for graphite shafts.

To protect its intellectual property, the Company has also required its graphite shafts supplier and the relevant employees at the supplier to enter into non-disclosure agreements restricting the disclosure or improper use of any design or confidential information that the Company transmits to the supplier when making orders.

The Company periodically reviews its relationship with its graphite shafts supplier, and is actively exploring other manufacturers to diversify supply.

If there is any production disruption, work stoppage, strike, production delay, or if there is any breach to the non-disclosure agreement, any improper use, disclosure, theft, appropriation of the Company’s intellectual property, the business, financial condition, results of operation and prospects of the Company could be materially and adversely affected.

Supplier Stability and Diversification

The Company maintains long-term relationships with most suppliers, fostering strong partnerships. The Company does not utilize formal long-term contracts; its established connections ensure reliable supply. Additionally, for key inputs such as electroplating, the Company maintains multiple qualified supplier options, mitigating potential disruptions.

Sales and Marketing

Leveraging Taiwan’s exceptional manufacturing capabilities and cost advantages, the Company’s “KBS” brand has gained significant recognition in the U.S. golf industry. Consequently, the Company has evolved from being an OEM for international brands to becoming a seller of high-end shafts for private branded golf clubs and branded golf club heads.

In parallel, under its private brand, KBS, the Company has engaged in OEM contracts for carbon fiber clubs, expanding its product lines to encompass both iron clubs and carbon fiber clubs. This comprehensive approach addresses customers’ preferences for one-stop shopping, significantly enhancing the Company’s and brands’ capabilities to accept orders and negotiate.

The Company’s proactively develops and promotes its private brand, “KBS”. In 2008, the Company launched its popular KBS Tour shaft series. The KBS Tour and subsequent KBS C-Taper steel shaft series introduced in 2011 had since then been extensively adopted by professional golfers. Starting in 2017, the Company further launched the KBS Tour Hybrid and TGI graphite series successively, further upgrading KBS brand awareness by expanding its product portfolio into graphite shafts for the first time, resulting in an increase in the adoption of KBS shafts by international golf club brands. The launch in 2020 of the TD Driver graphite shafts series further complemented the Company’s product line and was well received by the market.

In recent years, the Company has further strengthened its presence by establishing KBS brand flagship brick-and-mortar stores — the KBS Golf Experience stores — in the two major golf markets of U.S. and Japan. These stores offer golf club customization and fitting services for individual customers, and are equipped with simulation tracking technology, software tools, and data recording systems. By quantifying the performance of golf clubs used on courses and analyzing consumer preferences and swing performance on-site, the Company is able to recommend suitable golf equipment for a wide variety of golfer types. This approach validates customer needs, enhances brand awareness and loyalty, and serves as a valuable reference for product development or improvement, thereby sustaining the Company’s product competitiveness.

Customers serviced by the Company can broadly be categorized into four general types: golf equipment companies, OEM companies that manufacture golf equipment for golf equipment brand companies, and golf equipment distributors, as well as individual golf customers serviced by the Company on its website and through KBS Golf Experience Stores.

Currently, the Company has its own field sales representatives in Taiwan, the United States and Japan, primarily covering major corporate clients.

The Company believes that its sales representatives are an integral part of our brand image. They are tasked with key aspects of customer service, including lead discovery, client management, merchandise display, product recommendation, and after-sales return visits.

The Company’s field sales agents also cover corporate customers including major international golf club brands, other OEMs, and national distributors. They are tasked with key aspects of sales generation activities, including developing relationship with potential clients, tracking demands of existing clients, attending trade conference to boost brand awareness, hosting event to generate sales leads.

As of the date of this prospectus, the Company employed 90 sales representatives worldwide focused on the sale of shafts.

Research and Development

The core technologies powering the Company’s products result from the Company’s deep expertise and sustained investment in golf club shaft R&D. The Company prioritizes internal innovation, maintaining full control over its proprietary intellectual property, and reducing reliance on external R&D collaborations.

Leveraging Expertise for High-Performance Shafts

The Company’s entry into golf club manufacturing stems from its established expertise in high-precision machining and metalworking, developed within the existing machinery and metal materials business of its major shareholder, Far East Machinery Co., Ltd. This foundational competence translates into a strategic focus on R&D and innovation in metalworking.

The Company has dedicated substantial resources to golf-specific product development.

The Company employs a dedicated R&D team, which had 21 full-time employees as of the date of this prospectus, focusing on innovation in shaft design, material composition and manufacturing process.

In addition, the shaft design and development process is oversaw by Kim Braly, head of the Design Department of FST America, Inc. (“FST America”), who provides the R&D team with valuable insights as a veteran designer. Furthermore, the Company collects feedbacks from the PGA players who uses KBS shafts in their competitions, and tracks customer preferences through online orders and in-person customer fittings at KBS Golf Experience stores. The sales department analyses the data and informs the R&D department any insights generated from data analysis and direct feedbacks, to ensure new products is designed to meet customer demands.

This multi-pronged approach, focusing on internal technological expertise, guidance from the industry veteran, and player-driven insights, has resulted in the Company:

•        having the capability of manufacturing high-performance club shafts recognized for their quality and performance;

•        becoming a trusted partner for several leading international golf brands;

•        earning widespread acclaim for the KBS brand golf club shafts from PGA professionals and amateur players alike;

•        maintaining a disciplined product launch schedule. Starting from 2017, with the exception of 2022 due to the impacts of COVID-19, the Company has launched one or more new KBS shaft series on an annual basis, which help enrich the product portfolio and maintain the brand awareness.

By leveraging its proven capabilities and unwavering commitment to R&D, the Company is able to maintain and solidify its position as a leading manufacturer of high-performance golf club shafts in the global market.

Results

The Company’s R&D results for the four most recent fiscal years were as follows:

Year	Specific R&D products	Main functions
2024	KBS MAX HL Hybrid

•   The KBS MAX HL Hybrid is designed for a wide range of players looking to maximize the performance of their hybrid shafts by optimizing trajectory, spin, and distance. With its lightweight and consistent design, it enables players with lower swing speeds to achieve higher launch and spin while maintaining accuracy. This high-performance graphite hybrid shaft helps deliver more consistent results on every shot.

KBS MAX HL Driver/Wood

•   Based on the same E.I. curve as the KBS MAX Graphite Iron Shaft, the NEW KBS MAX HL is designed to fit players using “swing speed” rather than the traditional “flex.” This allows players with lower swing speeds to achieve a higher launch and spin with accuracy in a performance graphite driver/wood shaft

Year	Specific R&D products	Main functions
2023	GPS Graphite Putter Shaft

•   Designed as a high balance performance shaft that results in minimizing deflection bend commonly found in traditional steel putter shafts on longer putts, along with better distance control and ensuring the ball starts on its desired line.

2021	KBS Tour Lite PGI Players Graphite Iron	• Complements the product portfolio with lightweight shafts. • Provides increased spin, higher launch, and enhanced distance for a variety of swing speeds.
2020	KBS CT Putter 2.0	• Refined version of the CT Putter with modified center of gravity for wider appeal to different players. • Improved putter feel and responsiveness.
	KBS ONE Step Putter	• Delivers distinct hitting feedback and stabilizes the putting stroke. • Unique printed shaft design offers a fresh take on putter performance.
2019	KBS Tour Driven Driver/Wood

•   Retains the characteristics of the original KBS feel, efficiency, and optimization of spin and launch that the KBS product line is known for.

•   A Mid Launch/Low Spin Performance Graphite golf club shaft that optimizes the maximum performance and efficiency of spin and launch angles at various swing speeds.

Focus on Diverse Range of Products and Process Improvements

The Company remains committed to balancing shaft weight with optimal control, using the Company’s proprietary torque and center of gravity matching technology. This innovative approach allows the Company to achieve both enhanced impact control and increased shot distance in its shafts, without compromising on shaft weight. This approach led to the development of a diverse range of shafts catering to players seeking uncompromising performance and accuracy.

Furthermore, the Company embraces cutting-edge technologies to optimize its production processes and maximize efficiency. By utilizing IoT sensors, the Company collects real-time data on production information and energy consumption. This data is then analyzed using machine learning algorithms to monitor equipment health and identify potential issues. This proactive approach allows the Company to:

•        implement process improvements to optimize production efficiency.

•        identify opportunities for new equipment investment.

•        maintain a high level of product quality and consistency.

By combining the Company’s innovative shaft design technologies with these advanced production optimization tools, the Company aims to continuously improve production efficiency and product quality. This focus on operational excellence ultimately drives increased profitability and long-term growth.

Competition

The Company competes in a global market for golf club shafts. Its major global competitors for premium golf club shafts include established brands such as True Temper and Nippon Shaft. The Company also faces competition from other Taiwanese manufacturers in the standard and economy shafts segment. In the premium shaft segment, the Company primarily competes on build quality, manufacturing capacity, product diversification, technical innovation, brand prestige and competition results. In the standard and economy shaft segment, the Company primarily competes on manufacturing capacity, pricing and product safety.

The Company differentiates itself through its vertically integrated business model, encompassing both manufacturing and brand promotion. This allows it to compete effectively with other global and local competitors in terms of:

•        Production Technology:    The Company possesses advanced manufacturing capabilities and technology, enabling consistent quality and efficiency.

•        R&D and Innovation:    Dedicated R&D efforts ensure a steady stream of new products and rapid development cycles.

•        Mass Production Capacity:    The Company’s production facilities in Taiwan offer a competitive advantage in terms of cost and efficiency as compared to True Temper in the U.S. and Nippon Shaft in Japan.

•        Global Market Focus:    The Company prioritizes the U.S. market, the largest globally, while also actively exploring other regions.

Seasonality

Historically speaking, in general, driven by the large international exhibitions such as the PGA Merchandise Show and the beginning of new golf season, the Company’s sales in the first quarter of a year are typically higher than the other quarters. The Company’s second-quarter sales are primarily impacted by the weather conditions, which affects the length of golf season and the number of discretionary purchases made by golfers. Third-quarter sales are generally less than the second quarter as many retailers begin decreasing their inventory levels in anticipation of the end of the golf season. Fourth-quarter sales are generally less than the other quarters due to the end of the golf season in the Company’s current key markets.

However, this seasonality has been significantly reshaped in recent years. The COVID-19 pandemic initially disrupted these patterns by depressing demand in 2020 and 2021. The easing in travel restriction and the rising popularity of golf among millennials help sustain heightened demand for golf equipment throughout 2022. The Company expects that due to increasing geopolitical tension, global economy slowdown and rising inflation rates, the demand for golf equipment will revert to the traditionally observed seasonality pattern.

Facilities

The Company has historically leased all of its office and plant facilities. The Company’s corporate headquarters are located at No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan, where it leases an office with 30,760 square meters pursuant to a lease agreement that is in effect until December 31, 2025. The corporate headquarters primarily contain administrative, factory plant, and warehouse functions.

In 2023, the Company purchased land and buildings located in Minxiong Township of Chiayi County, Taiwan to serve as the site of its future factory expansion. We purchased two land parcels including No. 22 and 22-1 of the Industrial Subsection of Touqiao Section and six construction projects including No. 11 and 11-1~11-5 were acquired, with a total of 3,045.87 square meters (10,069 square meters) acquired, and the transaction price was NT$296,000,000. To finance the NT$296,000,000 purchase price, FST utilized a combination of long-term funds (amount not specified) and a secured bank loan of NT$224,000,000 (approximately 76% of the total cost) from the Bank of Taiwan. The loan has a 15-year term with an interest rate of 1.78% for the first two years and 1.82% thereafter. The real estate sales contract was signed on July 11, 2023, marking the official start of the activity. Completion occurred on September 20, 2023, with the finalization of property and mortgage rights registration under FST’s ownership. The primary drivers behind this acquisition stem from FST’s significant production capacity growth in recent years, exemplified by a 67.98% increase in average monthly production capacity in 2022 compared to 2018. This expansion necessitated additional space for production lines, personnel, quality control, packaging, warehousing, and office functions. Previously leased office space and production facilities were no longer sufficient to accommodate these growing needs. The acquisition offers several key benefits. First, by eliminating rental costs (saving NT$5,400,000 annually), FST achieves significant cost savings. Second, consolidating operations like quality control and packaging on-site fosters improved operational efficiency. Third, the new site allows FST to showcase its entire production process and finished products to customers, enhancing brand image. Finally, the additional land provides a platform for future factory development, with the potential to increase production capacity from 900,000 to 1.5 million shafts per month through optimized production line configuration and automation. FST plans to relocate some administrative departments

(management, accounting, R&D, catering, planning, audit) and certain manufacturing processes (including quality inspection and golf simulators) to the new site. An exhibition warehouse will also be established for a complete customer experience.

The Company leases premises located at 11F.-BD113, No. 260, Sec. 2, Bade Rd., Taipei City 104101, Taiwan, pursuant to a lease agreement in effect until August 1, 2025, which serves as a warehouse. The Company also has leased warehouse premises located at 4F., No. 56, Ln. 48, Xingshan Rd., Taipei City 114066, Taiwan, under a lease agreement in effect until June 7, 2026.

The Company leases premises at No. 7, Ln. 71, Hui’an St., Minxiong Township, Chiayi County 621016, Taiwan; at No. 152, Lide St., Minxiong Township, Chiayi County; at No. 557-103, Touqiao, Minxiong Township, Chiayi County, 22F.; at No. 132, Lide St., Minxiong Township, Chiayi County 621016, Taiwan; at No. 78, Lide St., Minxiong Township, Chiayi County 620106, Taiwan; at No. 190, Sec. 2, Zhongcheng Rd., Taipei City 110108, Taiwan with 198.35 square meters with parking spaces pursuant to a lease agreement that is in effect until August 1, 2025; and at 2F.-1, No. 790-12, Zhongxiao Rd., Chiayi City 600052, Taiwan with 75.5 square meters with parking spaces pursuant to a lease agreement that is in effect until August 1, 2025, all of which serve as employee dormitories.

In the U.S., the Company leases premises at 1801 13th Street, Suite 306, Boulder, Colorado 80302, U.S. with 250.35 square meters pursuant to a lease agreement that is in effect until June 1, 2025, which serves as the headquarters of FST America. The Company also leases office premises at 6186 Innovation Way, Carlsbad (San Diego) California, U.S. with 200.66 square meters pursuant to a lease agreement that is in effect until May 1, 2027. U.S. warehouse premises are located at 7142 Belgrave Ave, Garden Grove, California 92841, U.S. with 2,611.58 square meters of space, which is subject to a lease agreement that is in effect until August 1, 2025. The U.S. KBS Golf Experience store is located at 2622 Gateway Road, Suite 115, Carlsbad, California 92009, U.S., with 344.53 square meters of space and is subject to a lease agreement that is in effect until April 30, 2029.

In Japan, the Company leases premises at 1-26-9 Jiyugaoka, Kuroku-ku, Tokyo, Japan, with 295.82 square meters pursuant to a lease agreement that is in effect until November 30, 2026, which serves as the headquarters of FST Japan and is also the location of the KBS Golf Experience store in Japan. Warehouse premises are located at 375, 378-2, 371 Nakanoshima, Ukizuka, Yashio City, Saitama Prefecture, Japan, with 742.55 square meters of space, which is subject to a lease agreement that is in effect until October 31, 2026.

The Company believes that its current facilities are adequate to meet its immediate needs and that, should it be needed, additional space will be available on commercially reasonable terms to accommodate any expansion of the Company’s operations.

Employees and Human Capital

As of the date of this prospectus, the Company had 394 full-time employees, engaging in functions including administration, management, manufacturing, sales and marketing and research and development. The chart below describes the distribution of employees by function. None of the Company’s employees are represented by a labor union or covered by a collective bargaining agreement. The Company considers its relationship with employees to be good. To date, the Company has not experienced work stoppages, strikes, or any disputes with its employees.

The following table sets forth the number of the Company’s employees categorized by function as of the date of this prospectus.

Employee Number Function	Total
Manufacturing	234
Management	28
Administrative	25
Sales and Marketing	88
Research & Development	19
Total	394

Intellectual Property

The success and competitive edge of the Company are dependent on its capacity to develop and safeguard core technologies and intellectual property. The Company’s existing products are powered by independently developed technologies, drawing upon its rich history of production and R&D expertise. This commitment to internal innovation allows the Company to maintain control over its intellectual property and deliver solutions that cater to specific market demands. From 2008 to 2016, the operations of KBS brand in the U.S. market was managed by a distributor controlled by our chairman, which also owned the trademarks of KBS brand. In 2016, to consolidate the business of the Company, the distributor transferred all registered KBS brand trademarks to the Company, and the Company purchased the inventories of KBS products and work capital held by such distributor for approximately U.S.$3.6 million. In 2017, the Company agreed to pay to the distributor U.S.$6.5 million for the KBS brand trademarks transferred to the Company.

The Company has submitted trademark applications to further bolster these rights and enhance its ability to defend against third parties. Moreover, the Company secures its proprietary rights through agreements with business partners, supply chain vendors, employees, and consultants, alongside vigilant monitoring of industry trends and product developments.

As of June 30, 2025, the Company owns the following trademarks worldwide:

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
1.		5061066	U.S.	—	Valid	2026/10/11
2.		5392399	U.S.	—	Valid	2028/01/30
3.		4827173	U.S.	—	Valid	2025/10/06
4.		4617537	U.S.	—	Valid	2034/10/07
5.		4070642	U.S.	—	Valid	2031/12/13
6.		4070640	U.S.	—	Valid	2031/12/13
7.		3395741	U.S.	—	Valid	2028/03/11
8.		5299259	U.S.	—	Valid	2027/10/03
9.		5365863	U.S.	—	Valid	2027/12/26
10.		5617390	U.S.	—	Valid	2028/11/27
11.		5667276	U.S.	—	Valid	2029/01/29
12.		6180434	U.S.	—	Valid	2030/10/20

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
13.		6335645	U.S.	—	Valid	2031/04/27
14.		6541087	U.S.	—	Valid	2031/10/26
15.		6594923	U.S.	—	Valid	2031/12/21
16.		6594924	U.S.	—	Valid	2031/12/21
17.		—	U.S.	—	Pending	—
18.		02131402	Taiwan	032	Valid	2031/03/31
19.		02131403	Taiwan	032	Valid	2031/03/31
20.		02131434	Taiwan	033	Valid	2031/03/31
21.		02131435	Taiwan	033	Valid	2031/03/31
22.		02144845	Taiwan	032	Valid	2031/05/31
23.		02144846	Taiwan	032	Valid	2031/05/31

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
24.		02144885	Taiwan	033	Valid	2031/05/31
25.		02144886	Taiwan	033	Valid	2031/05/31
26.		02066064	Taiwan	032	Valid	2030/06/15
27.		02066065	Taiwan	032	Valid	2030/06/15
28.		02066093	Taiwan	033	Valid	2030/06/15
29.		02066094	Taiwan	033	Valid	2030/06/15
30.		02246940	Taiwan	032	Valid	2032/08/31
31.		02246941	Taiwan	032	Valid	2032/08/31
32.		02246942	Taiwan	032	Valid	2032/08/31

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
33.		02246943	Taiwan	032	Valid	2032/08/31
34.		02246992	Taiwan	033	Valid	2032/08/31
35.		02246993	Taiwan	033	Valid	2032/08/31
36.		02246994	Taiwan	033	Valid	2032/08/31
37.		02246995	Taiwan	033	Valid	2032/08/31
38.		02248053	Taiwan	043	Valid	2032/08/31
39.		02248054	Taiwan	043	Valid	2032/08/31
40.		02248055	Taiwan	043	Valid	2032/08/31
41.		02307325	Taiwan	018	Valid	2033/07/15
42.		02307515	Taiwan	025	Valid	2033/07/15

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
43.		02307577	Taiwan	028	Valid	2033/07/15
44.		02307516	Taiwan	025	Valid	2033/07/15
45.		02307578	Taiwan	028	Valid	2033/07/15
46.	FST	5890920	Japan	028	Valid	2026/10/21
47.	KBS PGI	6407907	Japan	028	Valid	2031/06/25
48.	KBS TGI	6359864	Japan	028	Valid	2031/03/05
49.	KBS TOUR	5499758	Japan	028	Valid	2032/06/08
50.	KBS TOUR (colored logo)	5499757	Japan	028	Valid	2032/06/08
51.	KBS TOUR (in color)	5180886	Japan	028	Valid	2028/11/14
52.	KBS TOUR GPS	6713426	Japan	028	Valid	2033/06/30
53.	KBSTOUR Hi Rev	5320546	Japan	028	Valid	2030/04/30
54.	MAX KBS	6184490	Japan	028	Valid	2029/09/27
55.	ONE STEP KBS TOUR	6457407	Japan	028	Valid	2031/10/15
56.	KBS	018464900	EU	024, 028	Valid	2031/05/03
57.	KBS TOUR GPS	018868062	EU	028	Valid	2033/04/27
58.	ONE STEP	018511596	EU	028	Valid	2031/07/13
59.	ONE STEP KBS TOUR	018511605	EU	028	Valid	2031/07/13
60.	KBS	UK00003636327	UK	024, 028	Valid	2031/05/04
61.	ONE STEP	UK00003667960	UK	028	Valid	2031/07/13
62.	ONE STEP KBS TOUR	UK00003667973	UK	028	Valid	2031/07/13
63.		02419695	Taiwan	030	Valid	2034/11/30
64.		02415658	Taiwan	030	Valid	2034/11/15
65.		02421086	Taiwan	043	Valid	2034/11/30
66.		02417091	Taiwan	043	Valid	2034/11/15

No.	Mark	Registration No.	Country	Class	Status	Expiration Date
67		02433729	Taiwan	032	Valid	2035/01/31
68		02433730	Taiwan	032	Valid	2035/01/31

As of the date of this prospectus, the Company owns the following patents worldwide:

No.	Patent No.	Application Date	Issue Date	Patent Name	Patent Duration
1	M639659	2022/10/20	2023/4/11	進料裝置 Material-feeding device	2023/04/11 – 2032/10/19
2	M639660	2022/10/20	2023/4/11	出料裝置 Discharging apparatus	2023/04/11 – 2032/10/19

Government Regulation

The Company is subject to various Taiwanese and Japanese laws and regulations as well as U.S. federal and state laws. Many of these laws and regulations are still evolving and being tested in courts, and could be interpreted in manners that could harm the Company’s business.

General Regulations Applicable to the Company’s Business

Regulations on Company Establishment

The establishment, operation and management of companies in Taiwan is governed by the Taiwan Company Act, which was latest amended on December 29, 2021. There are four types of companies in Taiwan: unlimited company, unlimited company with limited liability shareholders, limited company and company limited by shares. Unlimited company and unlimited company with limited liability shareholders are rarely used in practice; a company limited by shares is the most common form of business undertaken for foreign investors in Taiwan. The Taiwan Company Act applies to both Taiwan domestic companies and foreign-invested companies, unless otherwise provided in the relevant foreign investment laws and regulations.

The Company is a company limited by shares, and the Company has been current with its corporate filings with the Administration of Commerce, Ministry of Economic Affairs, Taiwan.

Regulations on Foreign Investment

The principal regulations governing foreign investments in Taiwan are the Statute for Investment by Foreign Nationals, the Regulations for Verification of Investment by Overseas Chinese and Foreign Nationals, and the Regulations Governing Investment in Securities by Overseas Chinese and Foreign Nationals. In order to efficiently provide services and manage foreign investments, Taiwan government has specifically established the Taiwan DIR.

All investments made by foreign nationals within the territory of Taiwan must comply with the provisions of the Statute for Investment by Foreign Nationals and receive permission from the Taiwan DIR. According to the administrative ordinance “Negative List for Investment by Overseas Chinese and Foreign Nationals” issued by the Taiwan DIR, Taiwan maintains a negative list of industries closed to foreign investment because the authorities assert relate to national security and environmental protection, including public utilities, power distribution, natural gas, postal service, telecommunications, mass media, and air and sea transportation. Except for certain specific sensitive activities, foreign investments in a Taiwan listed company are generally not restricted in Taiwan but are subject to the prior approval from the Taiwan DIR if a foreign investor wants to acquire 10% or more of the shares of a Taiwan listed company. The approval must be obtained before the final completion of the transaction.

Regulations on Mergers and Acquisitions

The main laws and regulations governing merger and acquisition (“M&A”) activities in Taiwan are the Merger and Acquisition Act, the Company Act, the Securities and Exchange Act and the Fair Trade Act.

The competent authority in charge of the regulations in relation to M&A is the Ministry of Economic Affairs. The main regulatory body in charge of public M&A transactions is the Securities and Futures Bureau of the Financial Supervisory Commission, the government agency in charge of public companies. Other relevant regulatory bodies include the Fair Trade Commission, the authority in charge of antitrust clearance, and the Taiwan DIR, the authority in charge of reviewing foreign and PRC investments. If a participating company to a transaction holds any special license, the transaction may also be subject to the review of the authority in charge of such special license.

Regulations on Building Construction and Use

Under the Building Act, a building license required for new construction, extension, reconstruction or repair of buildings. A usage license is required for usage. When alterations of usage occur after a building is constructed, such as in alterations of usage class, structure, fire-protection facilities, and parking spaces or other alteration to the originally approved usage, a usage alteration license shall be applied for.

Further, under the Building Act, users of public buildings shall entrust professional institutions or persons recognized by the central construction authority to perform inspection and attestation periodically. Such inspection and attestation results shall be reported to the authority.

The Company has never been sanctioned for violations of the Building Act.

Regulations on Intellectual Property Rights

Patent Protection

Pursuant to the Patent Act, amended on May 4, 2022, there are three types of patents in Taiwan: invention patents, utility model patents, and design patents, the respective patent terms of which are 20, 10, and 15 years, all calculated from the filing date of a patent application, while the patent rights are actionable from the issue date of the patent.

In terms of the infringement disputes of a patent, the civil division of the Intellectual Property and Commercial Court (“IP Court”) hears civil actions relating to patent infringement. If the defendant of an infringement action challenges the validity of the disputed patent as a defense, the civil division will deal with the infringement and validity issues simultaneously. However, any person who intends to invalidate the disputed patent in all aspects must file revocation proceedings (invalidation action) with the Taiwan Intellectual Property Office (“TIPO”). Decisions of the TIPO in an invalidation action can be appealed to the Ministry of Economic Affairs, and subsequently to the IP Court by way of filing an administrative lawsuit.

The Company has never been involved in patent-related disputes.

Copyright

The Copyright Law provides that original copyrightable works shall enjoy exclusive rights automatically upon their completion, with no form of registration required. The competent authority for the application and registration of trademarks is the TIPO under the Ministry of Economic Affairs. A copyrighted work is protected throughout the author’s lifetime and 50 years after.

As a copyright holder, when enforcing a copyright, bears the burden of proving the copyright ownership (and sometimes even the creation time of the copyright, if such issue is being raised), it is recommended to preserve relevant evidence by having it notarized by a notary public. For important copyrighted work, it is recommendable to obtain a copyright certificate issued by a copyright owners’ organization so as to serve as prima facie evidence of the completion and ownership of the copyright. However, it is important to note that such private organizations do not and cannot conduct any substantive examination of the copyrightability of a work. Therefore, when a work’s copyrightable is being challenged, only a court will have a final say over such dispute on a case-by-case basis.

The Company has never been involved in copyright-related disputes.

Trademarks

Trademark rights in Taiwan are governed by the Trademark Act. The competent authority for the application and registration of trademarks is the TIPO. Types of protection include trademarks, certification marks, collective membership marks and collective trademarks. The trademarks which were registered are protected for 10 years from publication in the Trademark Gazette. This term may be extended successively every 10 years via application for renewal.

The Company has been involved in one trademark dispute. A Taiwan company filed a trademark opposition with TIPO in August 2023 objecting to the registration of the Company’s FST trademarks in Taiwan (Registration Numbers 02307326, 02307516, and 02307578). This matter is still ongoing. The Company is of the view that this matter would have minimal impact to its business, as the Company also has validly registered FST trademarks in the U.S. and most of the Company’s sales are generated from the U.S. and countries other than Taiwan.

Trade Secrets

The Taiwan Trade Secret Act mainly governs the following items: (1) the required elements of a trade secret; (2) ownership of a trade secret; (3) the licensing of a trade secret; (4) misappropriation of a trade secret; (5) the civil remedy and criminal penalty for the misappropriation of a trade secret; (6) the issuance of a protective order during criminal investigation. Pursuant to the Trade Secret Act, the information that can be protected under the Trade Secret Act is defined as any method, technique, process, formula, program, design, or other information that may be used in the course of production, sale or operation, and must meet the following requirements: (1) secrecy; (2) economic value; and (3) reasonable measures to maintain secrecy. Under the Trade Secret Act, the types of misappropriation include acquisition, use and divulging of a trade secret by unlawful means. The Trade Secret Act provides civil remedies and criminal penalties for trade-secret misappropriation.

The Company has never been involved in trade secrets issues or disputes.

Regulations on Personal Data Protection

Under Taiwan law, the Personal Data Protection Act is the main law governing personal data protection. Under the Personal Data Protection Act, unless otherwise specified, a company is generally required to give notice to and obtain consent from an individual before collecting, processing, or using any of the said individual’s personal information, subject to certain exceptions.

Pursuant to the Personal Data Protection Act, the personal data pertaining to a natural person’s medical records, healthcare, genetics, sex life, physical examination and criminal records is classified as sensitive personal data, which shall be subject to certain stricter obligations.

In addition to the Personal Data Protection Act, when conducting the clinical trial, the sponsor and the investigator shall also comply with other relative regulations or practices with regard to the protection of the subject’s personal data, such as the Human Subjects Research Act and the Regulations on Human Trials.

The Company is currently implementing a cookie policy and a data protection privacy policy for collecting personal information on the KBS website (kbsgolfshafts.com) and in its stores.

Regulations on Environmental Protection

The Basic Environment Act is the main environmental law in Taiwan. In addition, other laws and regulations in Taiwan regulate each type of pollution by a different set of regulations, including the Soil and Groundwater Pollution Remediation Act, the Waste Disposal Act, the Air Pollution Control Act, the Water Pollution Control Act, and Toxic and Concerned Chemical Substances Control Act. The competent authority governing the environmental regulations is the Ministry of Environment. Failure to comply with such laws and regulations may result in fines and other administrative sanctions.

As the Company’s factory is located within the Chiayi County, Taiwan, the Company is directly under the supervision of the Environmental Protection Bureau of Chiayi County, Taiwan for its environmental compliance. During its business history, the Company has been generally compliant with environmental laws and regulations. There was one instance in 2022 where the Environmental Protection Bureau, Chiayi County had instructed the Company to make certain improvements on pollution prevention, which the Company had successfully addressed and implemented. Currently, the Company consistently reports to the relevant authority and has maintained effective approval status for its industrial waste disposal plan and its water use/wastewater discharge plan pursuant to the Waste Disposal Act, the Air Pollution Control Act, and the Water Pollution Control Act. All related industrial waste is handled by qualified waste disposal contractors in compliance with Taiwan local regulations.

Regulations on Foreign Currency Exchange

The principal regulation governing foreign currency exchange in Taiwan is the Foreign Exchange Regulation Act, amended on April 29, 2009. Pursuant to the Foreign Exchange Regulation Act, Taiwan Dollars amounting under the amount of NTD 500,000 are freely convertible no matter what transaction they are in relation with. On the other hand, the transactions involving NTD 500,000 or more or its equivalent in foreign currency shall fulfill certain obligations as provided in the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions.

Under the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions, for those foreign exchange transactions which amounts of NTD 500,000 or more and relates to the sales of goods or provision of services, such transaction shall be declared through filing a declaration statement. For those foreign exchange transactions which are not related to the sales of goods or provision of services by a company, ranging from NTD 500,000 to U.S.$50 million, such transaction shall be declared through filing a declaration statement, and providing supporting documents, such as contracts or letters of approval, to the bank. For those foreign exchange transactions by a company, which are not related to the sales of goods or provision of services, amounting more than USD 50 million, such transaction shall be declared through filing a declaration statement, providing supporting documents to the bank, and obtaining the approval of the Central Bank of Taiwan.

Though Taiwan government has promulgated the Regulations Governing Foreign Exchange Control on July 2, 1997, pursuant to the Foreign Exchange Regulation Act, the requirements for the government to implement those foreign exchange control measures should be subject to either of the following conditions: (1) when the domestic or foreign economic disorder might endanger the stability of the domestic economy; and (2) when this country suffers a severe balance of payments deficit. From the past history, Taiwan government only implemented those foreign exchange control measures once in 1997 during the Asian Financial Crisis.

Regulations on Dividend Distribution

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may not pay dividends unless its losses have been covered and statutory reserve funds, equaling 10% of a company’s after-tax net profits, have been set aside. However, in the event that a company’s statutory reserve funds have reached the total amount of the company’s capital, the company does not need to set aside any amounts for its statutory reserve funds. If a company has no net profits, in principle, it may not pay dividends.

Regulations on Employee Stock Incentive Plan

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may choose to implement the employee stock incentive plan through five kinds of strategies: (1) employee stock compensation, (2) employee stock option certificates, (3) employee subscription of new shares using cash as consideration, (4) treasury shares transferred to employees, (5) employee restricted share units. After the amendment of the Company Act on August 1, 2018, transferring a company’s stocks to the employees of the company’s parent company or its subsidiaries under the employee stock incentive plan is also permitted by law.

Regulations on Employment and Social Insurance

The labor law in Taiwan is regulated mainly by the Labor Standards Act, last amended on June 10, 2020. The Labor Standards Act governs the terms and conditions of employment such as working hours, holidays, rest periods, wages, overtime, leave, and termination of employment. According to Labor Standard Act, an employer is required to reach an agreement on salary with the employees, in which the agreed salary shall meet with the minimum amount set by the competent authority. Violations of the Labor Standards Act may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

In order to protect workers’ safety and health and to prevent occupational accidents, the employers in Taiwan are also required to comply with the Occupational Safety and Health Act. According to the Occupational Safety and Health Act, the employer shall arrange safety equipment to prevent any emergency. In addition, the employer shall provide safety education and trainings for the employees which shall enable the employees to protect themselves when any accident occurs.

Taiwan governmental authorities have passed a variety of laws and regulations regarding social insurance and employee’s pension from time to time, including, among others, the Labor Insurance Act, the National Health Insurance Act, the Labor Pension Act, and the Employment Insurance Act. Pursuant to these laws and regulations, Taiwan companies must make contributions at specified levels for their employees to the relevant social insurance and pension funds. Failure to comply with such laws and regulations may result in various fines and legal sanctions.

The Company has generally been compliant with all requirements under the aforementioned labor laws and regulations. There were several instances of minor sanctions where the Company had been required by the Occupational Safety and Health Administration of the Ministry of Labor to rectify certain potential working condition hazards and practices and was subject to minor fines, although all of these issues had been quickly addressed and rectified by the Company. The Company has not experienced any lawsuits or disputes with its employees that became subject to administrative review of the Taiwan Labor Bureau or ended in litigation.

Regulations on Taxation

According to the Taiwan Income Tax Act, a company incorporated in Taiwan is a Taiwan tax resident and will be subject to 20% corporate income tax on its worldwide income. A non-resident company will be subject to 20% corporate income tax on its Taiwan-sourced income. If a resident company does not distribute its financial earnings generated in a year to its shareholders by the end of the following year, a surtax of 5% would be imposed on the undistributed earnings.

Effective from 2020, the Taiwan Statute for Industrial Innovation was amended, which extends the tax incentive by 10 years until December 31, 2029, for R&D expenditure. Under the tax incentive program, a company conducting qualifying R&D activities may select one of the following incentives: (i) up to 15% of qualifying R&D expenses may be credited against corporate income tax payable in the current year; or (ii) up to 10% of qualifying R&D expenses may be credited against corporate income tax payable in the year expenses incurred and carried forward for the next 2 years. In addition, if a company uses NTD 1 million or more of its undistributed earnings to construct or purchase buildings, software or hardware equipment, or technology for use in production or operation within 3 years from the year after such earnings are derived, such investment amounts may be deducted from the undistributed earnings in calculation of the current year’s undistributed earnings for assessment of surtax imposed on undistributed earnings from the year 2018.

The alternative minimum tax (“AMT”) imposed under the Taiwan Income Basic Tax Act is a supplemental income tax which applies if the amount of regular income tax calculated pursuant to the Taiwan Income Tax Act and relevant laws and regulations is below the amount of basic tax prescribed under the Taiwan Income Basic Tax Act. The taxable income for calculating AMT includes most income that is exempt from income tax under various legislations, such as capital gains from qualified securities and future transactions. The prevailing AMT rate for business entities is between 12% to 15%, which is determined by the Executive Yuan based on the economic circumstance.

According to the Taiwan Income Tax Act, a withholding tax rate of 21% shall generally be applicable to dividends distributed to non-Taiwan resident enterprise/individual investors. The withholding tax on the dividends may be reduced pursuant to a tax treaty between Taiwan and the jurisdictions in which the non-Taiwan shareholders reside. Taiwan currently has a treaty network with 34 countries.

Regulations Pertaining to the Company’s Products

The Company’s current product portfolio does not require any mandatory government approval prior to commercial product launch under the existing laws and regulations in Taiwan, Japan, the U.S., or Europe.

However, in order to become eligible to become a supplier for golf club shaft products to golf brand companies and OEM/ODMs, there are industry quality standards which the Company’s customers require the Company to attain, as follows:

ISO 9001:2015 specifies requirements for a quality management system when an organization needs to demonstrate its ability to consistently provide products and services that meet customer and applicable statutory and regulatory requirements, and aims to enhance customer satisfaction through the effective application of the system, including processes for improvement of the system and the assurance of conformity to customer and applicable statutory and regulatory requirements. The Company has attained ISO 9001:2015 certification for the design, manufacture, processing, and sale of golf club shaft products. The certification is valid until August 14, 2025.

For the import of crafted beer and wine product, the Company should comply with the requirements of the Tobacco and Alcohol Administration Act of Taiwan. An alcohol-importing company shall apply to National Treasury Administration, Ministry of Finance of Taiwan for a permit to import alcohol. After obtaining the import permit, the applicant should indicate alcohol importation as part of its business scope on its business registration, then apply for issuance of an alcohol importer license. No permit is required for the retail of alcohol. However, the retailer of alcohol should indicate the retail on its business registration. Currently, the Company possesses a valid alcohol import license.

Legal Proceedings

The Company is not currently a party to legal or government proceedings that may be, individually or collectively, materially adverse to its ability to conduct its businesses as they are currently conducted. From time to time, the Company may become subject to various legal proceedings and claims that arise in the ordinary course of its business activities. Although the results of litigation and claims cannot be predicted with certainty, any such future litigation could have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

Executive Officers and Directors of the Company

The following table sets forth certain information, as of the date of this prospectus, relating to the executive officers and directors of the Company.

Name	Age	Position
Executive Officers
David Chuang	48	Chief Executive Officer and Chairman
Sebastian Tadla	38	Chief Financial Officer
Warren Cheng-Teng Huang	56	President; Head of Production and Supply Chains; Director
Rob Cheng	50	President; Head of FST Golf
Marie Wen-Chi Chao	47	Executive Vice President, General Administration and Compliance
Carie Hui-Ting Hsu	45	Accounting Manager
Non-Executive Directors
Kerry Lin Liu	54	Director
Shintaro Tanahara	63	Director
Nick Pin-Chia Chen	56	Independent Director
Alan Yu-Cheng Li	52	Independent Director
Huoy-Ming Yeh	61	Independent Director
Richard Qi Li	55	Independent Director

Executive Officers

David Chuang, age 48, serves as the Chairman and Chief Executive Officer of the Company. Mr. Chuang has over 24 years’ experience in the golf equipment industry. During this period, he has been instrumental in leading FST from a small steel shaft manufacturer in Taiwan into one of the largest golf shaft makers in the world. In 2007, Mr. Chuang led FST to create the KBS-branded series of golf shafts that would transform FST from a contract golf shaft manufacturer into a globally recognizable golf shaft company. From 2014 to 2020, Mr. Chuang also served as President of the Far East Machinery Company Co. Ltd., a heavy industrial company in Taiwan (“Far East”). Under Mr. Chuang’s leadership, Far East was able to increase its tubular pipe capacity by over 300%, while also making Far East one of the largest square steel tubing manufacturers in Taiwan. He was also instrumental in leading Far East’s digital transformation in its machining and manufacturing unit, leading to significant improvements in quality and operational efficiency, creating the company’s first continuous automated machining and manufacturing facility. From 2009 to 2018, Mr. Chuang also served as president of Factory Automation Technology Co. Ltd. (“Fatek”), and from 2018 to 2021, served as Chairman and CEO of Fatek, a company that manufactures machine tools and provides services in digital transformation and systems integration for automated manufacturing systems. Mr. Chuang was responsible for the digital transformation of the company, significantly increasing the company’s manufacturing efficiencies and capabilities. Under Mr. Chuang leadership, Fatek became the first Taiwan machine tool company to develop a fully automated aluminum wheel machining cell and manufacturing solution, and the first Taiwan company to be certified by top Tier 1 automotive suppliers as a qualified supplier, which led Fatek to becoming the leading aluminum wheel machining production cell producer and supplier in Taiwan. Mr. Chuang currently serves as a director of the Taiwan Association of Machinery Industry (“TAMI”) and has been a director since 2012. He is also the executive director of the Chiayi section of TAMI and has been serving in this capacity since 2021. Mr. Chuang currently also serves as a board member of the Precision Machinery Research and Development Center (“PMC”) and has been on the board since 2017. PMC in Taiwan is a leading institution dedicated to advancing research, development, and innovation in precision machinery and related fields that operates under Taiwan’s Ministry of Economic Affairs and is located in Taichung City, Taiwan. Mr. Chuang has also served as a director of Taiwan Precision Machinery Development Association (“TMBA”) from 2017 to 2023 and continues to serve as an official consultant to the TMBA. The TMBA, founded in 2007, serves as a key industry association representing manufacturers of machine tools and related accessories in Taiwan. Mr. Chuang graduated with a bachelor’s degree in biology from the University of Colorado Boulder in 1998.

Sebastian Tadla, age 38, currently serves as the Chief Financial Officer of the Company, a position he has held since April 2025. He has over a decade of experience in accounting and finance, having begun his career in 2010 as a Staff Accountant. In 2016, he was promoted to Accounting and Finance Director at FST America Inc., where he oversaw financial reporting, budgeting, and strategic planning. Mr. Tadla has been instrumental in streamlining financial operations and supporting regulatory compliance across the company’s U.S. operations. He holds a degree in Accounting from the University of Colorado at Boulder and has extensive experience in corporate finance, financial controls, and operational leadership.

Warren Cheng-Teng Huang, age 56, serves as the President and Head of Production and Supply Chains of the Company. He previously served as the Chief Operating Officer of the Company from January 2025 to April 2025. Mr. Huang has more than 20 years of experience in the field of golf shaft manufacturing and sales. In 1995, he joined Cheng Jan Metal Industry Co., Ltd., a manufacturer of large diameter steel pipes and steel pipe accessories in Chiayi, Taiwan, serving successively as its general affairs department specialist, sales department specialist, and sales department section chief. In 2002, Mr. Huang joined Femco as the operations department specialist, section chief and deputy manager, mainly responsible for Femco’s sales, production line planning, and management. In 2013, Mr. Huang was promoted to Femco’s operations department manager and senior manager. In September 2019, Mr. Huang was appointed as the Femco’s general manager by the board of directors of Femco, succeeding Mr. David Chuang. Mr. Huang holds a bachelor’s degree from the Department of Public Administration of National Chengchi University in Taiwan.

Rob Cheng, age 50, serves as the President and Head of FST Golf at the Company since April 2025. Prior to this appointment, Mr. Cheng served as General Manager of FST America, Inc., a wholly owned subsidiary of Femco, where he was responsible for the global sales and marketing of golf shafts. From 2005 to 2016, Mr. Cheng served as Chief Operating Officer of a U.S.-based golf shaft operation, where he managed sales, marketing, and overall business operations. In that role, he led initiatives related to tour operations and research and development and contributed to the establishment of the KBS brand. Mr. Cheng has over 20 years of experience in the golf shaft industry. He holds a bachelor’s degree from the Leeds School of Business at the University of Colorado at Boulder.

Marie Wen-Chi Chao, age 47, has served as Executive Vice President, General Administration and Compliance of the Company since April 2025. Prior to this role, Ms. Chao served as Chief Financial Officer of the Company. In her current position, she oversees the Company’s internal administration and regulatory compliance functions, expanding the responsibilities she previously held at the Company’s manufacturing subsidiary, Femco, to cover the Company and all of its subsidiaries globally. From March 2004 to 2009, she served as Head of the Manufacturing Department at Taiwan Semiconductor Co., Ltd. (TWSE: 2330), where she was responsible for production line management of IMP, CMP, and ETCH. In 2009, she joined Femco as Special Assistant to the Deputy General Manager. In 2013, she was promoted to Deputy Manager of the Operations Department, and in 2015, became Deputy Manager of the Management Department, responsible for human resources and administrative affairs. She later served as Manager, then Senior Manager of the Management Department, during which time she led Femco’s public offering and listing on the Taipei Exchange. Since November 2021, she has served as Vice General Manager of the Administrative Department at Femco. Ms. Chao holds a bachelor’s degree in finance from National Chengchi University in Taiwan.

Carie Hui-Ting Hsu, aged 45, serves as the Accounting Manager of the Company. In July 2001, Ms. Hsu joined KPMG Taiwan as auditor, and successively rose to supervisor and assistant manager at KPMG. Her main field of work at KPMG included auditing, tax filing, and internal control review for clients of KPMG. From September 2006 to April 2012, Ms. Hsu served as the accounting section chief of the finance and accounting department of Far East Machinery Industry Co., Ltd., responsible for the group’s annual budget preparation, financial statement preparation, internal accounting review and processing and other accounting affairs. From September 2014 to February 2016, Ms. Hsu served as the head of the operation and management group in the general manager’s office of Tsang Yow Industrial Co., Ltd. (TWSE: 1568), a supplier of automatic transmission assembly components and heavy-duty truck clutch parts, focusing on group operations and financial analysis. In March 2016, Ms. Hsu joined the accounting department of the Company and served successively as the accounting section chief and assistant manager of the Company. During this period, Ms. Hsu worked on the public offering and IPO of the Company. Ms. Hsu graduated with a bachelor’s degree from the Accounting Department of Fengjia University in Taiwan.

Non-Executive Directors

Kerry Lin Liu, aged 54, serves as a director on the board of FST upon completion of the business combination. Ms. Liu is passionate about building brands and brings over 25 years of marketing and brand management experience to FST. Her expertise in marketing, advertising, sales, retail and new product innovation extends across numerous global consumer brands including Johnson & Johnson, Neutrogena, Del Monte, Kikkoman, Peet’s Coffee, Method, and Jamba Juice. From 2010-2022 she served as a Director for the NielsenIQ company, advising numerous clients on data driven sales & marketing analytics and strategies. Prior to joining NielsenIQ, she worked in-house at J&J/Neutrogena and started her career at Union Bank. Ms. Liu is first cousins with Mr. David Chuang, who will serve as Chairman of FST upon completion of the business combination. Ms. Liu has a bachelor’s degree in East Asian Languages & Civilizations from the University of Chicago and a master’s degree in business administration in marketing from the Stern School of Business of New York University.

Shintaro Tanahara, aged 63, serves as a director on the board of FST upon completion of the business combination. Mr. Tanahara is currently a director of FST. Mr. Tanahara graduated from the Department of Economics of Aoyama Gakuin University in Japan with a bachelor’s degree. From 1989 to 2005, he worked in the Corporate Finance Department of Yasuda Life Insurance Company (which merged with Meiji Life Insurance Company in 2004 to form Meiji Yasuda Life Insurance Company), and served successively as assistant manager and group manager of Yasuda. In 2005, Mr. Tanahara joined the Investment Banking Department of Kyokuto Securities and has been working there ever since, serving as Executive Officer and Senior Executive Officer. Since 2017, Mr. Tanahara has concurrently served as the Senior Managing Executive Officer of Tokyo Asset Solution Co., Ltd, the investment arm of Jidong Securities Group. Mr. Tanahara has more than 25 years of experience in corporate loans, securities investment and arrangement of securitized transactions. Since March 2018, he has served as the corporate director appointee of Japan Brand Business Investment LLC, a major shareholder of FST, a position he still holds today.

Nick Pin-Chia Chen, aged 56, serves as an independent director on the board of FST. From June 2022 to February 2024, Mr. Chen served as an independent director of the Company. On February 27, 2024, Mr. Chen resigned as an independent director of the Company by operation of law. Mr. Chen graduated from the Department of Accounting of National Chung Hsing University in Taiwan with a bachelor’s degree, and qualified as an accountant in Taiwan in 2002. In 1995, Mr. Chen joined PricewaterhouseCoopers Taiwan as an auditor and audit team leader. From 1998 to 2000 and 2002 to 2003, Mr. Chen worked at KPMG Taiwan as an audit manager. In 2001, he worked at MasterLink Securities Co., Ltd., a Taiwan securities firm, as an underwriter. Mr. Chen later joined Yude Accounting Firm in Taichung, Taiwan in 2005 as a certified public accountant, where he is still working today as the managing partner of the firm. In March 2019, Mr. Chen joined the board of directors of the Company as an independent director, a position that he still holds today. In August 2021, Mr. Chen joined the board of directors of Transart Graphics Co., Ltd. (TWSE: 8481) as an independent director, a position that he still holds today. In January 2022, Mr. Chen joined the board of directors of Iscom Online International Information Inc. (TPEx: 6868) as an independent director, a position that he still holds today.

Alan Yu-Cheng Li, aged 52, serves as an independent director on the board of FST after the closing of the. From June 2022 to February 2024, Mr. Li served as an independent director of FST. On February 27, 2024, Mr. Li resigned as an independent director of the Company by operation of law. Mr. Li graduated from the Department of Law of National Chengchi University in Taiwan with a bachelor’s degree, and later graduated from the Graduate School of Risk Management and Insurance of National Chengchi University in 1998 with a master’s degree. In 2002, Mr. Li passed the Taiwan Bar Examination to become qualified as a Taiwan lawyer. In 2006, Mr. Li joined Chien Yeh Law Offices and is now a partner lawyer of the firm. Mr. Chen’s areas of legal expertise include general civil litigation, insurance litigation, corporate commercial litigation and securities and exchange criminal litigation. In March 2019, Mr. Li joined the board of directors of FST as an independent director, a position that he still holds today.

Huoy-Ming Yeh, aged 61, serves as an independent director on the board of FST. Ms. Yeh is the managing partner of Upshot Ventures, which she founded in 2015. Upshot, which also operates as CSC Upshot Ventures, is a venture capital firm based in Palo Alto, CA. Ms. Yeh has built her career around her passion for connecting capital to technology innovation between the US and Asia. Prior to establishing Upshot Ventures, she served as Managing Director at SVB Financial Group (“SVB”) from 2009 to 2015, where she built and headed up SVB Capital’s Asia practice in Shanghai. While at SVB, she expanded the firm’s presence by increasing funds under management and establishing offices in Beijing and Hong Kong. Ms. Yeh began her career as an engineer at Sun Microsystems, designing microprocessors and earning three patents for her work there. Her engineering and operational background contributes to the value she brings to the founders and investors with whom she works. Subsequently after obtaining her MBA, she joined Lehman Brothers as an investment banker in its New York and San Francisco offices, where she covered clients for their capital market needs. Ms. Yeh currently is a member of the Business Leadership Council at Wellesley College. She holds an MBA from MIT Sloan School of Business, an MS in Electrical Engineering from USC and a BA in Physics from Wellesley College. Ms. Yeh will join the board of directors of FST as an independent director.

Richard Qi Li, aged 55, serves as an independent director of the board of FST. Mr. Li is the chairman of Chenghe Group Limited, a BVI registered investment holding company, the founder and a director of the board of Chenghe Capital Management Limited, an asset management company based in Hong Kong, the founder and a director of the board of Chenghe Sponsor Investment Private Ltd, asset management company based in Singapore and limited partner of Chenghe Capital Limited Partnership. Until February 2021, Mr. Li had been, from 2017, the chief investment officer and, from 2019, the chief operating officer of China Great Wall AMC (International) Holdings Company Limited and, from 2018, the chief executive officer of Great Wall Pan Asia Asset Management Ltd., both subsidiaries of China Great Wall Asset Management Co. Ltd., a leading asset management company based in the PRC. Mr. Li was previously a managing director and the head of China securities at Goldman Sachs Asia, and a managing director and the head of north Asia capital markets and treasury solutions at Deutsche Bank Hong Kong. Prior to joining Deutsche Bank, Mr. Li worked at Merrill Lynch, the World Bank, and the Ministry of Finance of the PRC. Mr. Li also serves as the chief executive officer and director of HH&L Acquisition Co., a former NYSE-listed blank check company, and chairman of Chenghe Acquisition Co., a former Nasdaq-listed blank check company, both formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Mr. Li obtained a bachelor’s degree in mathematics and a master’s degree in economics from Nankai University in the PRC and a Master of Business Administration degree from Columbia Business School. He was also a visiting scholar at Harvard University in 2019.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. FST’ directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. FST has a right to seek damages against any director who breaches a duty owed to us. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of officers; and

•        exercising the borrowing powers of our company and mortgaging the property of our company.

Terms of Directors and Officers

FST’s officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated articles of association. A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) is prohibited by any applicable law or designated stock exchange rules from being a director, or (v) is removed from office pursuant to any other provisions of FST’s Amended and Restated Memorandum and Articles of Association.

Committees of the Board

We have established an audit committee, a compensation committee and a nominating committee under our board of directors, and adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li. Mr. Chen is the chairman of our audit committee. We have determined that each of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li satisfy the “independence” requirements of the Nasdaq Stock Market Rules and Rule 10A-3 under the Exchange Act, and that Mr. Jun Ge qualifies as an “audit committee financial expert” under Nasdaq Stock Market Rules.

The audit committee oversees our accounting and financial reporting processes and the audit of our financial statements. The audit committee is responsible for, among other things:

•        appointing our independent registered public accounting firm and pre-approving all auditing and non-auditing services performed by our independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and our independent registered public accounting firm;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and our independent registered public accounting firm;

•        reporting regularly to the full board of directors; and

•        performing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.

Compensation Committee

Our compensation committee consists of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li. Mr. Chen is the chairman of our compensation committee. We have determined that each of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li satisfy the “independence” requirements of the Nasdaq Stock Market Rules.

The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

The compensation committee is responsible for, among other things:

•        reviewing and recommending to the board the total compensation package for our four most senior executives;

•        approving and overseeing the total compensation package for our executives other than the four most senior executives;

•        reviewing and making recommendations to the board of directors with respect to the compensation of our directors; and

•        reviewing periodically and recommending any long-term incentive compensation or equity plans, programs or similar arrangements for consideration by the board of directors, annual bonuses, employee pension and welfare benefit plans.

Nominating Corporate and Governance Committee

Our nominating committee consists of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li. Mr. Chen is the chairperson of our nominating committee. We have determined that each of Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li, and Richard Qi Li satisfy the “independence” requirements of the Nasdaq Stock Market Rules.

The nominating committee assists the board of directors in selecting directors and in determining the composition of our board and board committees. The nominating committee is responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors, or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its composition in light of the characteristics of independence, age, skills, experience and availability of service to us; and

•        identifying and recommending to our board the directors to serve as members of committees.

Historical Compensation of Femco Executive Officers, Directors and Supervisors Prior to the Business Combination

The following table sets forth the historical compensation paid to executive officers, directors, and supervisors of Femco for the fiscal years prior to the consummation of the Business Combination. This information is provided solely for historical reference, as Femco is now a wholly owned subsidiary of FST.

For the year ended December 31, 2024, Femco paid an aggregate of NTD$7,317,333 (US$227,908.85) in cash to its executive officers consisting of the General Manager Warren Cheng-Teng Huang, the Vice General Manager Marie Wen-Chi Chao, and the Finance and Accounting Carie Hui-Ting Hsu, of which none were paid in the form of stock options. For the year ended December 31, 2024, there were no options to purchase any securities of Femco granted to its employees. Femco has not set aside or accrued any amount to provide pension, retirement or other similar benefits to its executive officers, directors and supervisors.

The following table sets forth information about the compensation awarded to, earned by or paid to the Femco’s executive officers, directors and supervisors for the year ended December 31, 2024.

Name	Title	Compensation in Thousand NTD	Compensation in USD
Warren Cheng-Teng Huang	General Manager and Director	4,070	126,766.00
Marie Wen-Chi Chao	Vice General Manager	1,950	60,735.55
Carie Hui-Ting Hsu	Finance and Accounting Manager	1,170	36,441.33
Chen Yi Ming	Supervisor	127	3,965.97

____________

(1)      Chen Yi Ming joined as a supervisor of FST in February 2024 and is not part of the management team of Femco following the closing of the Business Combination.

Remuneration of Femco Directors

The following table shows the total compensation awarded to, earned by, or paid to during the year ended December 31, 2024, to Femco’s directors as of such date.

Title	Name	Total Annual (2024) Remuneration in Thousand NTD	Total Annual (2024) Remuneration in USD
Chairman	David Chuang	4,403	137,146.55
Director	Representative of Far East Machinery Co., Ltd.: Alex Yu-Chen Liu	70	2,180.25
Director	Representative of Japan Brand Business Investment LLC: Shintaro Tanahara	70	2,180.25
Director	Warren Cheng-Teng Huang, General Manager	4,665	145,291.53
Independent Director	Nick Pin-Chia Chen	70	2,180.25
Independent Director	Alan Yu-Cheng Li	70	2,180.25
Independent Director	Da-Li Chuang	70	2,180.25

Employment Agreements, Insurance and Indemnification

Each of the executive officers and directors in the table below are a party to a service agreement with Femco (“Service Agreement”). Each Service Agreement is substantially similar to the other Service Agreements. Under the Service Agreement, the executive officer or director, as the case may be, agrees to serve until terminated due to the person’s death or disability or by a unanimous decision of the board. The Service Agreement also includes certain restrictive covenants, which include confidentiality and non-disclosure restrictions and non-competition restrictions that apply during the term and for certain periods following specified terminations of service.

Femco Directors and Supervisors

Name	Position
David Chuang	Chairman of the Board
Warren Cheng-Teng Huang	Director
Far East Machinery Co., Ltd. (representative: Alex Yu-Chen Liu)	Director
Japan Brand Business Investment LLC (representative: Shintaro Tanahara)	Director
Nick Pin-Chia Chen	Independent Director
Alan Yu-Cheng Li	Independent Director
Da-Li Chuang	Independent Director
Yi-Ming Chen	Supervisor

Femco Executive Officers

Name	Position
Warren Cheng-Teng Huang	General Manager
Marie Wen-Chi Chao	Vice General Manager
Carie Hui-Ting Hsu	Accounting Manager

Femco has neither procured any directors and officers insurance for any of its directors and supervisors, nor has it entered into any indemnification agreement with any of its directors and supervisors.

In relation to the employees, supervisors and managers across different departments in Femco, Femco has in place employment contracts with such personnel, which has been drafted in accordance with Femco’s employment policies and domestic labor laws of Taiwan. These employment contracts include the following provisions:

•        normal working hours do not exceed beyond 8 hours per day and do not exceed 40 hours per week;

•        salary for employees is approved at the time of employment and bonuses are given based on performance;

•        Femco has purchased labor insurance and national health insurance for all its employees;

•        Femco provides on-site education and vocational training pertaining to its business; and

•        detailed confidentiality provisions apply to all employees to protect Femco’s business secrets.

As of February 27, 2024, Messrs. Nick Pin-Chia Chen, Alan Yu-Cheng Li and Da-Li Chuang resigned as independent directors of Femco by operation of law.

Equity Incentive Plans

As of the date of this prospectus, the Company does not have an incentive plan in effect, nor are there any share options outstanding.

Company Employee Benefit Plan

In relation to an employee retirement pension, Femco operates the employee pension system as required by the Taiwan Labor Pension Act and the Employee Welfare Fund Act. Pension payments are withdrawn from each respective employee’s salary on a monthly basis and stored in each respective employees’ labor pension personal special pension account established by the Taiwan Labor Insurance Bureau. In addition, employees can voluntarily contribute to their retirement pensions by making voluntary pension payments.

Femco had an employee option plan that existed from July 26, 2018 to July 25, 2021. It consisted of a total of 800,000 share available for issuance. Options were exercisable from September 26, 2018 through July 25, 2021. The issue price was New Taiwan Dollars 17 per share. In total, 105,000 shares were issued for a total issuance price of New Taiwan Dollars 1,785,000. This plan is no longer in effect.

Apart from the employee option plan, Femco does not have any employee incentive plan and neither have any options been issued or remain outstanding.

Historical Compensation of SPAC’s Executive Officers and Directors

None of the officers or directors of SPAC have received any cash compensation for services rendered to SPAC. SPAC’s sponsor, officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. SPAC’s audit committee reviews on a quarterly basis all payments that were made to SPAC’s sponsor, officers or directors, or their affiliates. Any such payments prior to the Business Combination were made from funds held outside the Trust Account. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, were paid by SPAC to its sponsor, officers and directors, or any of their respective affiliates, prior to completion of the Business Combination.

SPAC is not party to any agreements with its officers and directors that provide for benefits upon termination of employment.

Executive Compensation After the Business Combination

Following the closing of the Business Combination, the Company established an executive compensation program that is consistent with Femco’s existing compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of shareholder value, while enabling it to attract, motivate and retain individuals who contribute to its long-term success. Decisions on the executive compensation program will be made by the compensation committee of the Company.

Post-Closing Employment Agreements

In accordance with the Business Combination Agreement, the Company entered into employment agreements with its executive officers prior to the consummation of the Business Combination. The agreements provide for a base salary, eligibility for participation in the Company’s incentive and fringe benefits and other benefit plans generally available to all employees as determined by the Board of Directors or the Compensation Committee, reimbursement for business expenses incurred, and paid time off in the same manner as other employees of the Company. The agreements contain severance provisions whereby, if the executive is terminated, then the executive will be paid a lump sum payment calculated based on his or her accrued salary, unused vacation, unreimbursed business expenses, and any vested benefits under company benefit plans. The Company has not adopted an employee stock purchase plan or incentive plan as of the date of this prospectus.

Employment Agreements

The Company has entered into written employment agreements with each of its executive officers. Pursuant to employment agreements, we have agreed to employ each of our executive officers for an initial term of one (1) year. Upon expiration of the one (1)-year term, the employment shall be automatically extended for successive 1-year terms unless either party gives the other party hereto a one (1)-month prior written notice to terminate the employment prior to the expiration of the then current term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one month’s prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Indemnification and Insurance Obligations of FST

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud, the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Amended and Restated Memorandum and Articles of Association provide for indemnification of our officers and directors, including for any liability incurred in their capacities as such, except through their willful default or neglect. In connection with the closing of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers.

Foreign Private Issuer Status

After the consummation of the Business Combination, FST will be a “foreign private issuer” under the securities laws of the United States and Listing Rules. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants.

The Listing Rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as FST, to follow home country corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that FST discloses any significant ways that its corporate governance practices differ from the Listing Rules that FST does not follow.

Independence of Directors

As a result of its securities being listed on Nasdaq following consummation of the Business Combination, FST will adhere to the rules of such exchange, as applicable to foreign private issuers and controlled companies, in determining whether a director is independent. The board of directors of FST has consulted, and will consult, with its counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The size of FST’s board of directors is seven directors, four of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. We anticipate that Nick Pin-Chia Chen, Alan Yu-Cheng Li, Huoy-Ming Yeh and Richard Qi Li will be “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Insider Trading Policy

FST has adopted an insider trading policy which will prohibit its executives, other employees and directors from: (i) trading in its securities while in possession of material undisclosed information about FST; and (ii) entering into certain derivative-based transactions that involve, directly or indirectly, securities of FST, during a restricted period.

Diversity

The FST Board has not adopted any policies that address the identification and nomination of women or other diverse candidates to the FST Board or to management of FST. The FST Board recognizes the importance and benefit of having a board of directors and senior management composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members and senior management with respect to attributes such as gender, ethnicity and other factors. In support of this goal, the nominating and corporate governance committee intends to, when identifying candidates to nominate for election to the FST Board or appoint as senior management or in its review of senior management succession planning and talent management:

•        consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regard to FST’s current and future plans and objectives, as well as anticipated regulatory and market developments;

•        consider criteria that promote diversity, including with regard to gender, ethnicity, and other considerations;

•        consider the level of representation of women on its board of directors and in senior management positions, along with other markers of diversity, when making recommendations for nominees to the FST Board or for appointment as senior management and in general with regard to succession planning for the FST Board and senior management; and

•        as required, engage qualified independent external advisors to assist the FST Board in conducting its search for candidates that meet the board of directors’ criteria regarding skills, experience and diversity.

Code of Ethics

FST has adopted a Code of Ethics that applies to all of its employees, officers, and directors. This includes FST’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We intend to disclose on our website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Code of Ethics.

DESCRIPTION OF SECURITIES

Pursuant to the Amended and Restated Memorandum and Articles of Association, FST is authorized to issue 500,000,000 Ordinary Shares of par value of US$0.0001 each (“Ordinary Shares”). As of the date of this prospectus, there are 44,766,003 Ordinary Shares issued and outstanding.

Ordinary Shares

As of the date of this prospectus, all of FST’s issued and outstanding shares are fully paid and non-assessable. Its shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of its shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.

Subject to the provisions of the Cayman Companies Act and provisions of our Amended and Restated Memorandum and Articles of Assocication regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Share Capital

Each FST Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general and special meetings of the Company.

Subject to the provisions of the Cayman Companies Act, Articles of Association and the rules of the Stock Exchange, where applicable, any share may be issued (a) with or have attached thereto such rights, or such restrictions, whether with regard to dividend, voting, return of capital, or otherwise, as the directors may determine, and without prejudice to any rights attached to any existing shares, or (b) on terms that, at the option of FST or the holder thereof, it is liable to be redeemed.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of FST’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, FST’s overall financial condition, available distributable reserves and any other factors deemed relevant by FST’s board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in FST being unable to pay its debts as they fall due in the ordinary course of its business.

Even if FST’s board of directors decides to pay dividends, the form, frequency and amount will depend upon FST’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that FST’s board of directors may deem relevant. In addition, FST is a holding company and depend on the receipt of dividends and other distributions from its subsidiaries to pay dividends on Ordinary Shares.

The directors may declare dividends to be paid to the members. The Articles of Association provide dividends may be declared and paid out of the profits of FST, realized or unrealized, or out of the share premium account or as otherwise permitted by the Cayman Companies Act. In addition, FST’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the directors. No dividend may be declared and paid unless the directors determine that, immediately after the payment, FST will be able to pay its debts as they become due in the ordinary course of business and FST has funds lawfully available for such purpose.

General Meetings of Shareholders

Under the Cayman Companies Act, FST is not required to call shareholders’ annual general meetings. FST, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq listing standards. At least fifteen calendar days’ notice shall be given for any general meeting. The board of directors of FST or the chairman of the board may call general meetings at any time, and must convene an extraordinary general meeting upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all issued and outstanding shares entitled to vote at general meetings of FST. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-half (1/2) of all votes attaching to all shares in issue and entitled to vote at such general meeting present in person or by proxy and entitled to vote will be a quorum for all purposes.

Variation of Rights

Subject to the Articles of Association, if at any time the share capital of FST is divided into different classes of shares, all or any of the rights attached to the shares or any class of shares may (unless otherwise provided for by the terms of issue of that class) be varied, modified or abrogated either with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. To every such general meeting the provisions of the Articles of Association relating to general meetings will mutatis mutandis apply, but so that the necessary quorum shall be one person holding or representing by proxy not less than one-third (1/3) of the issued shares of that class. Every holder of shares of the class present in person or by proxy shall be entitled to one vote for every such share held by him.

Transfer of Shares

Subject to the Articles of Association, our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Stock Exchange or any other form approved by the board of directors. The board may, in its absolute discretion, and without giving any reason therefor, decline to register any transfer of FST Ordinary Share which is not fully paid up to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists.

Subject to the restrictions set out below, any of FST shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form prescribed by the designated stock exchange or approved by FST board of directors.

FST board of directors may, in its absolute discretion, and without giving any reason therefor, refuse to register any transfer of any share which is not fully paid up or on which the FST has a lien. FST board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with FST, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as FST board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the designated stock exchange may determine to be payable, or such lesser sum as FST board of directors may from time to time require is paid to FST in respect thereof.

The registration of transfers may, after compliance with any notice required of the designated stock exchange, be suspended and the register of members closed at such times and for such periods as FST board of directors may in their absolute discretion from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

If FST directors refuse to register a transfer, they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Calls on Shares and Forfeiture of Shares

FST’s board of directors may from time to time make calls upon shareholders for any amounts due and payable but unpaid on Ordinary Shares. Any Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, FST may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or FST. The redemption of such shares will be effected in such manner and upon such other terms as FST’s directors determine before the issue of the shares, by the FST board. FST may also purchase its own shares (including any redeemable shares) on such terms and in such manner and terms have been approved by the FST board, or are otherwise authorized by the our Amended and Restated Memorandum and Articles of Association, and make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the applicable law, including out of capital.

Liquidation

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•        to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

•        to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

If FST’s assets available for distribution are insufficient to repay all of the paid up share capital, the assets will be distributed so that, as nearly as possible, the losses are borne by FST’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up.

On the winding up of FST, if the assets available for distribution amongst FST shareholders are more than sufficient to repay the whole of the share capital at the commencement of winding up, the surplus will be distributed amongst FST shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to FST for unpaid calls or otherwise.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. The Articles of Association, to the extent permitted by Cayman Islands law, permit indemnification of each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives (each an indemnified person) from and against all actions, proceedings, costs, charges, losses, damages and liabilities which they or any of them, their or any of their personal representatives, incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in or about the conduct of FST’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning FST or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board of Directors

The number of our board of directors shall not be less than five (5) directors and there shall no maximum number of directors, unless otherwise determined by the shareholders in general meetings. Following the completion of the Business Combination, our board of directors was reconstructed to consist of seven directors. Pursuant to the Investor Rights Agreement (the form of which is attached to this prospectus), one of our directors is nominated by the Sponsor, and at least four of our directors are independent. Further, for so long as the Sponsor Parties beneficially own any Ordinary Shares, FST is required to take all necessary action to cause the individuals nominated by the Sponsor to be elected at the applicable meetings of shareholders of FST.

Arrangements for Election of Directors

In connection with the Business Combination, three of the non-independent directors will be nominated by FST’s major shareholders: Japan Brand Business LLC, Far East Machinery Co. Ltd., and FST Chairman and major shareholder, David Chuang. Two of the independent directors will be nominated by FST Chairman and major shareholder David Chuang. One independent director will be nominated by FST’s major shareholder Far East Machinery Co. Ltd., and one by the New SPAC Sponsor.

Appointment of Directors

Our directors shall, be elected by the shareholders by way of any special resolution to either fill a casual vacancy or as an addition to the existing directors. The board of directors shall have power at any time to appoint any person as a director, either to fill casual vacancy or as an addition to the existing directors.

Any director may in writing appoint another person to be such director’s alternate, with the alternate having the authority to act in the director’s place at any meeting at which the appointing director is unable to be present. A director may, but is not required to, appoint another director to be an alternate.

Removal of Directors

A director may be removed from office by special resolution of FST before the expiration of his period of office. A director will also cease to be a director if he or she (i) dies, becomes bankrupt or makes any arrangement or composition with such director’s creditors generally; (ii) is found to be or becomes of unsound mind; (iii) resigns the office of director by notice in writing to the company; (iv) is removed from office pursuant to the Articles of Association; or (v) is prohibited, by any applicable law or the rules of the Stock Exchange, from being a director.

Directors’ Fiduciary Duties

Under Cayman Islands law, director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that directors owe the following fiduciary duties:

•        duty to act in what the director bona fide believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        duty to avoid fettering the exercise of future discretion; and

•        duty to avoid conflicts of interest and of duty.

In addition to the above, directors and officers also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

Capitalization of Profits and Reserves

Subject to applicable law, the directors may resolve to capitalize all or any part of any amount standing to the credit of any reserve accounts or funds (including a share premium account and capital redemption reserve and the profit and loss account) for distribution among the shareholders or any class of shareholders who would be entitled thereto if it were distributed by way of dividend and in the proportion to the nominal amount of shares held by such shareholders respectively, on the footing that the same is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such shareholders respectively or in paying up in full unissued shares or debentures of a nominal amount equal to that sum, to be allotted and distributed credited as fully paid up among such shareholders in those proportions, or partly in one way and partly in the other, provided that, for the purposes above, a share premium account and any capital redemption reserve and profits which are not available for distribution, may be applied only in paying up unissued shares of the Company to be allotted to such shareholders credited as fully paid.

Amendments to Amended and Restated Memorandum and Articles of Association of FST

The Articles of Association may be altered or amended by the Company by special resolution. The Articles of Association state that a special resolution shall be required to alter the provisions of the Memorandum of Association, to amend the Articles of Association or to change the name of the Company.

Mergers and Consolidations

FST may by a special resolution merge or consolidate with one or more constituent companies (as defined in the Cayman Companies Act), upon such terms as our directors may determine subject to the Cayman Companies Act.

Transfer Agent and Registrar

Following the completion of the Business Combination, Continental Stock Transfer & Trust Company will act as the transfer agent and registrar for Ordinary Shares.

Enforceability of Civil Liability under Cayman Islands Law

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•        the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

FST has been advised by its Cayman Islands legal counsel that there is uncertainty as to whether courts of the Cayman Islands would (i) recognize or enforce against it judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained in a manner, and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Anti-Money Laundering

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection Regime — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

SHARES ELIGIBLE FOR FUTURE SALES

As of the date of this prospectus, we have 46,766,003 Ordinary Shares issued and outstanding. All of the Ordinary Shares issued in connection with the Business Combination are freely transferable by persons other than the Company’s affiliates without restriction or further registration under the Securities Act, except the Lock-Up Securities.

Sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices of Ordinary Shares.

Lock-up Agreements

See “Certain Relationships and Related Person Transactions — Lock-Up Agreement.”

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of the Company or who are affiliates of the Company by virtue of their status as an officer or director of the Company may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of the Company restricted shares by an officer or director who is an affiliate of the Company solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of the Company other than by virtue of his or her status as an officer or director of the Company.

We are not claiming the potential exemption offered by Regulation S in connection with the issuance of shares issuable upon the exercise of the Warrants, all of which are being registered pursuant to the registration statement, of which this prospectus is a part.

Rule 144

Other than the Ordinary Shares issued and registered in connection with the Business Combination and registered hereby, the other Ordinary Shares currently issued and outstanding are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

Pursuant to Rule 144, a person who has beneficially owned restricted Ordinary Shares or Warrants of our Company for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) our company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who are our affiliates and have beneficially owned restricted securities or warrants of our company for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then issued and outstanding ordinary shares of the same class; or

•        the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•        at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701

In general, under Rule 701 of the Securities Act, any of our employees, directors, officers, consultants or advisors, other than our affiliates, who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement in compliance with Rule 701 before the effective date of a registration statement under the Securities Act is entitled to rely on Rule 701 to resell such shares in reliance on Rule 144. An affiliate of ours can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the Company can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about us.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements related to the Business Combination

Investor Rights Agreement

At the Closing, we, Chenghe and other parties listed thereto entered into the Investor Rights Agreement, dated as of January 15, 2025. Pursuant to the Investor Rights Agreement, we agreed to undertake certain resale shelf registration obligations in accordance with the Securities Act and certain holders have been granted customary demand and piggyback registration rights. We further agreed to pay certain fees and expenses relating to registrations under the Investor Rights Agreement.

Lock-Up Agreement

At the Closing, we and other parties listed thereto entered into the Lock-Up Agreement, dated as of January 15, 2025, pursuant to which, the parties listed thereto agreed to not to transfer any Lock-Up Shares (as defined in the Lock-Up Agreement) for a period of six (6) months after the Closing Date, with certain exceptions and carveouts.

Assignment, Assumption and Amendment to Warrant Agreement

On January 15, 2025, FST, Chenghe and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), entered into the Assignment, Assumption and Amendment to Warrant Agreement (the “Warrant Amendment”) which amended that certain Warrant Agreement, dated as of January 24, 2022, relating to the Chenghe warrants (the “Warrant Agreement”). Pursuant to the Warrant Amendment, (i) FST has assumed the obligations of Chenghe under the Warrant Agreement, such that, among other things, FST has been added as a party thereto and (ii) references to Chenghe Class A ordinary shares in the Warrant Agreement means the Ordinary Shares.

Certain Relationships and Related Party Transactions

Femco and FST

FST was formed for the purpose of effecting a merger between SPAC, Femco and certain other affiliated entities through the Business Combination. For the period from November 24, 2023 through December 31, 2024, Femco, a wholly owned subsidiary of FST, made payments on behalf of Femco and its subsidiaries that were non-interest bearing and had no due date. These payments include issuance costs and related formation costs. They are US$36,068 in 2023 and US$2,305,610.79 in 2024, respectively. As of December 31, 2024, the balance payable is US$2,341,678.79.

Far East Machinery Co., Ltd.

Femco leases the land and buildings from Far East Machinery Co., Ltd. (“Far East”) for manufacturing use. Femco entered into a one-year lease agreement with Far East on December 29, 2020, which provides that Femco shall pay Far East during 2021 on a monthly basis NT$550,000 ($17,962.12) in rent (tax excluded). Femco and Far East renewed and extended the lease for another year on December 30, 2021, which provides that Femco shall pay Far East on a monthly basis NT$1,610,000 ($52,580.01) in rent (tax excluded). Femco and Far East renewed and extended the lease for another year on December 21, 2022, which provides that the Company shall pay Far East on a monthly basis NT$2,000,000 ($65,316.79) in rent (tax excluded). The Company and Far East have renewed and extended the lease for another year on December 20, 2023. Since January 1, 2021 and until the term of the latest lease, the aggregate amount of all periodic payments or installments due and payable under the lease with Far East is NT$73,920,000 ($2,254,345.84) (tax excluded). Far East is a principal shareholder of the Company.

In addition, Far East has paid utility bills on behalf of the Company. The yearly utility payments advanced by Far East on the Company’s behalf, and the corresponding amounts of accounts payable of the Company to Far East for such payments, are in the following amounts respectively: For 2021, advance of NT$14,032,931 ($458,292.98), and year-end account payable of NT$3,650,297 ($119,212.83); for 2022, advance of NT$18,647,136 ($608,985.50), and year-end account payable of NT$7,456,912 ($243,530.76); for 2023, advance of NT$23,856,638 ($779,119.46), and year-end account payable of NT$8,073,402 ($263,664.34); and for 2024, advance of NT$23,577,636 ($719,049.59), with the account payable as of December 31, 2024 standing at NT$4,031,528 ($122,949.92).

Chiayi Sports Equipment Co., Ltd.

Femco leased the land and buildings from Chiayi Sports Equipment Co., Ltd. (“Chiayi”) for manufacturing use. Femco entered into a lease agreement with Chiayi on November 1, 2018, which provides that Femco shall during 2021 pay Chiayi on a monthly basis NT$450,000 ($14,696.28) in rent (tax excluded). Femco and Chiayi renewed and extended the lease on November 1, 2021, which provides that Femco shall pay Chiayi on a monthly basis NT$450,000 ($14,696.28) in rent (tax excluded). Femco and Chiayi entered into agreement in July of 2023 for Femco to purchase from Chiayi the subject land and buildings for a consideration of NT$296,000,000 ($9,666,884), including tax of NT 415,000 ($14,728.94).

Therefore, the ongoing lease was terminated on September 20, 2023. Since January 1, 2021, the aggregate amount of all periodic payments or installments due and payable under the lease with Chiayi is NT$14,685,000 ($479,588.50) (tax excluded). David Chuang is immediate family member of Chairman of the board of Chiayi.

In addition, Chiayi has paid utility bills on behalf of the Company. The yearly utility payments advanced by Chiayi on the Company’s behalf, and the corresponding amounts of accounts payable of the Company to Chiayi for such payments, are in the following amounts respectively: For 2021, advance of NT$697,840 ($22,790.33) and year-end account payable of NT$55,526 ($1,813.39); for 2022, advance of NT$677,758 ($22,134.49), and year-end account payable of NT$48,532 ($1,584.98); for 2023, advance of NT$753,850 ($24,619.53), and year-end account payable of NT$50,315 ($1,643.21); and for 2024, advance of NT$110,182 ($3,360.23), with the account payable as of December 31, 2024 standing at NT$5,938 ($181.08).

Company Shareholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, SPAC, FST, Femco, certain shareholders of FST listed thereto and certain shareholders of Femco listed thereto entered into FST Support Agreement (the “Support Agreement”), pursuant to which each signatory shareholders of FST and Femco has agreed to, among other things, vote to the transactions contemplated under the Business Combination Agreement, and to not transfer any Subject Shares (as defined therein) until termination of the Support Agreement.

Factory Automation Technology Co., Ltd

FST owns 6.35%, and Far East owns 51.59%, of Factory Automation Technology Co., Ltd. (“Factory Automation”). FST provides software services to Factory Automation and purchases machinery from Factory Automation. In 2021, an aggregate amount of NT$7,408,200 ($241,939.91) was incurred by Factory Automation for software service fees payable to FST, and machinery in the aggregate amount of NT$23,978,960 ($783,114.30) was purchased by FST from Factory Automation. As of December 31, 2021, an amount of NT$2,592,872 ($84,679.03) was due and payable to FST from Factory Automation for software service fees charged, and an aggregate amount of NT$12,233,688 ($399,532.59) was paid as prepayment by FST to Factory Automation for purchase of machinery. In 2022, an aggregate amount of NT$6,826,860 ($222,954.28) was incurred by Factory Automation for software service fees payable to FST. As of December 31, 2022, an aggregate amount of NT$2,389,400 ($78,033.96) was due and payable to FST from Factory Automation for software service fees charged. In 2023, an aggregate amount of NT$6,826,860 ($222,954.28) was incurred by Factory Automation for software service fees payable to FST, and machinery in the aggregate amount of NT$5,100,000 ($166,557.81) was purchased by FST from Factory Automation. As of December 31, 2024, an amount of NT$7,569,684 ($230,853.43) was due and payable to FST from Factory Automation for software service fees charged.

For 2024, an aggregate amount of NT$7,948,173 ($242,396.25) was incurred by Factory Automation for software service fees payable to FST. As of December 31, 2024, an amount of NT$2,012,322 ($61.369.99) was due and payable to FST from Factory Automation for software service fees charged.

Furthermore, during 2024, FST America purchased equipment from Factory Automation in the amount of NT$22,907,094 ($698,600) for onward sale to non-related parties. The balance of related payables of FST America as of December 31, 2024 is zero.

Peko, LLC

FST America leases warehouse space from Peko, LLC (“Peko”) for office use. FST America entered into the lease agreement with Peko on July 1, 2020, which provides that FST America shall pay Peko on a monthly basis NT$842,050 ($27,500) in rent (tax excluded). The lease is a one-year lease with an initial term that expires on June 30, 2021.

In 2021, an aggregate amount of NT$10,104,600 ($330,000) was paid by FST America to Peko as lease payments. As of December 31, 2021, the aggregate amount of all periodic payments or installments due and payable under the lease with Peko is NT$842,050 ($27,500.00) (tax excluded). In 2022, an aggregate amount of NT$10,104,600 ($330,000) was paid by FST America to Peko as lease payments. As of December 31, 2022, there was no outstanding amount of periodic payments or installments due and payable under the lease with Peko. From January 1 to June 30, 2023, an aggregate amount of NT$5,052,300 ($165,000) was paid by FST America to Peko as lease payments. FST America and Peko restructured their lease agreement on June 29, 2023, entering into a new lease agreement which provides that FST America shall pay Peko on a monthly basis NT$995,150 ($32,500) in rent (tax excluded) commencing July 1, 2023. The lease is a two-year lease with an initial term that expires on July 31, 2025. As of December 31, 2023, the aggregate amount of all periodic payments or installments due and payable under the lease with Peko is NT$995,150 ($32,500.00) (tax excluded). As of December 31, 2024, the aggregate amount of all periodic payments or installments due and payable under the lease with Peko is NT$0 ($0) (tax excluded). David Chuang is the owner of Peko, LLC.

FST America and FST Japan

FST sells golf shafts to FST America and FST Japan. In 2021, an aggregate amount of NT$261,645,468 ($9,452,509.68) was paid by FST America and an aggregate amount of NT$3,832,454 ($138,455.71) was paid by FST Japan respectively to FST for shaft purchases. In 2022, an aggregate amount of NT$625,638,109 ($20,372,455.52) was paid by FST America and an aggregate amount of NT$23,240,637 ($756,777.5) was paid by FST Japan respectively to FST for shaft purchases. In 2023, an aggregate amount of NT$308,887,950 ($10,087,784.13) was paid by FST America and an aggregate amount of NT$32,906,480 ($1,074,672.76) was paid by FST Japan respectively to FST for shaft purchases. As of December 31, 2023, an aggregate amount of NT$226,299,311 ($7,390,571.88) was due and payable to FST from FST America and an aggregate amount of NT$44,561,470 ($1,455,306.01) was due and payable to FST from FST Japan for shaft purchases. In 2024, an aggregate amount of NT$313,132,466 ($9,549,633.00) was paid by FST America and an aggregate amount of NT$17,571,610 ($535,883.20) was paid by FST Japan respectively to FST for shaft purchases. As of December 31, 2024, an aggregate amount of NT$316,378,072 ($9,648,614.58) was due and payable to FST from FST America and an aggregate amount of NT$65,534,474 ($1,998,611.59) was due and payable to FST from FST Japan for shaft purchases.

FST America also sells golf shafts to FST. During 2024, an aggregate amount of NT$13,227,619 ($403,404.05) was paid by FST to FST America for shaft purchases. As of December 31, 2024, an aggregate amount of NT$6,438,562 ($196,357.50) was due and payable to FST America from FST for shaft purchases.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Ordinary Shares as of the date hereof by:

•        each person known by us to be the beneficial owner of more than 5% of outstanding Ordinary Shares

•        each of the Company’s executive officers and directors; and

•        all of the Company’s directors and executive officers as a group

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

As of the date hereof, there are 44,766,003 Ordinary Shares issued and outstanding. This amount does not include the 14,399,485 Ordinary Shares conditioned upon exercise of the Warrants.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned	Percentage of Issued and Outstanding Ordinary Shares
Directors and Executive Officers of FST:
David Chuang	3,075,055	6.87%
Shintaro Tanahara(2)	6,293,415	14.6%
Warren Cheng-Teng, Huang	72,441	0.16%
Nick Pin-Chia Chen	—	—
Alan Yu-Cheng, Li	—	—
Huoy-Ming Yeh	—	—
Rob Cheng	—	—
Sebastian Tadla	—	—
Marie Wen-Chi, Chao	34,410	0.08%
Carie Hui-Ting, Hsu	14,488	0.03%
Kerry Lin Liu	—	—
Richard Qi Li(3)	2,550,000	5.70%
All officers and directors as a group (12 individuals)(4)	12,039,000	26.90%

Greater than 5% Holders:
Far East Machinery Co., Ltd.	11,296,839	25.24%
Japan Brand Business Investment LLC(2)	6,267,863	14.0%
Chenghe Investment I Limited(3)	2,550,000	5.70%

____________

(1)      Unless otherwise noted, the business address of each of the following is No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan.

(2)      Shintaro Tanahara is the record holder of 25,552 Ordinary Shares and Japan Brand Business Investment LLC is the record holder of 6,267,863 Ordinary Shares. Shintaro Tanahara is the manager of Japan Brand Business Investment LLC but does not hold any voting securities of Japan Brand Business Investment LLC. In aggregate, Shintaro Tanahara has voting and investment discretion with respect of 6,293,415 Ordinary Shares.

(3)      Represents securities held by Chenghe Investment I Limited, the New SPAC Sponsor, of which Chenghe Group Limited, a British Virgin Islands incorporated company, is the sole member and the manager of the New SPAC Sponsor and Mr. Richard Qi Li holds 100% of the voting securities of Chenghe Group Limited. Accordingly, all securities held by the New SPAC Sponsor may ultimately be deemed to be beneficially held by Mr. Richard Qi Li. Mr. Richard Qi Li disclaims beneficial ownership over any securities owned by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(4)      All officers and directors as a group (10 individuals) holds 3,221,946 Ordinary Shares directly and 8,817,863 indirectly, in aggregate 12,039,809 Ordinary Shares.

SELLING SECURITYHOLDERS

This prospectus relates to, among other things, the registration and resale by the Selling Securityholders of up to 35,184,834 Ordinary Shares. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of the persons named in the table below.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering securities for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section entitled “Summary of Prospectus — Lock-up Restrictions.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

The securities owned by the persons named below do not have voting rights different from the securities owned by other holders.

Name	Ordinary Shares Beneficially Owned Prior to This Offering	Percentage Ownership	Shares Being Sold	After Sale of Shares in Offering
				Shares Beneficially Owned	Percent of Outstanding(1)
AGUAYMANTO INVESTMENTS LLC(1)	17,014	0.038%	17,014	—	—
FRANCISCO ELIZONDO ARGUELLES(2)	5,830	0.013%	5,830	—	—
ASE 12, INC.(3)	11,661	0.026%	11,661	—%
ROBERT DA SILVA ASHLEY(4)	3,887	0.009%	3,887	—	—
BL SPAC INVESTORS LLC(5)	44,709	0.100%	44,709	—	—
JEAN-FRANCOIS PIERRE GUILLAUME BRUNET(6)	7,774	0.017%	7,774	—	—
DAVID BUCKNER(7)	1,943	0.004%	1,943	—	—
MICHAEL BUCKNER(8)	1,943	0.004%	1,943	—	—
WEN CHI CHAO(9)	34,410	0.077%	34,410	—	—
CHENGEHE INVESTMENT I LIMITED(10)	2,550,000	5.696%	2,550,000	—	—
CHIAYI SPORTS EQUIPMENT CO., LTD.(11)	2,684,274	5.996%	2,684,274	—	—
DAVID CHUANG(12)	3,075,055	6.869%	3,075,055	—	—
IVY CHUANG(13)	481,302	1.075%	481,302	—	—

Name	Ordinary Shares Beneficially Owned Prior to This Offering	Percentage Ownership	Shares Being Sold	After Sale of Shares in Offering
				Shares Beneficially Owned	Percent of Outstanding(1)
GERARD HENRI CREMOUX(14)	9,855	0.022%	9,855	—	—
CYNABAR II LP(15)	77,740	0.174%	77,740	—	—
DESARROLLADORA HK, S.A. DE C.V.(16)	15,548	0.035%	15,548	—	—
DIBAR INVESTMENTS LLC(17)	155,480	0.347%	155,480	—	—
DIRECTED TRUST COMPANY CUST|FBO GUILLERMO A CORTINA IRA(18)	5,830	0.013%	5,830	—	—
DOUBLE SPIRAL LLC(19)	7,774	0.017%	7,774	—	—
EARLY BIRD CAPITAL, INC.(20)	29,167	0.065%	29,167	—	—
FAR EAST MACHINERY CO., LTD.(21)	11,296,839	25.235%	11,296,839	—	—
FIDI VS LLC(22)	7,774	0.017%	7,774	—	—
GUILLERMO MANUEL ZAMBRANO VILLAREAL(23)	15,548	0.035%	15,548	—	—
MARCELLO HALLAKE(24)	780	0.002%	780	—	—
DEREK WILLIAM VANDER HEIDE(25)	1,943	0.004%	1,943	—	—
KAZUO HAMADA(26)	425,890	0.951%	425,890	—	—
HESED GLOBAL VENTURES LTD(27)	1,986,809	4.438%	1,986,809	—	—
HUI TING HSU(28)	14,488	0.032%	14,488	—	—
AN BANG HUANG(29)	572,615	1.279%	572,615	—	—
CHENG TENG HUANG(30)	72,441	0.162%	72,441	—	—
IRESON INVESTMENTS LLC(31)	17,000	0.038%	17,000	—	—
JAPAN BRAND BUSINESS INVESTMENT LLC(32)	6,267,863	14.001%	6,267,863	—	—
JERI LTD(33)	2,721	0.006%	2,721	—	—
TAKEKI KANAZAWA(34)	425,890	0.951%	425,890	—	—
MANUEL EDUARDO ZAMBRANO KANE(35)	15,548	0.035%	15,548	—	—
OSCAR FEDERICO ROSSBACH KUSTER(36)	1,941	0.004%	1,941	—	—
LABONGE INVESTMENTS CORP(37)	31,096	0.069%	31,096	—	—
MAW SHENG LEE(38)	601,334	1.343%	601,334	—	—
MICHAEL J. MCGUINNESS(39)	17,807	0.040%	17,807	—	—
MURRITEX HOLDINGS, LLC(40)	17,014	0.038%	17,014	—	—
RYUJI NEMOTO(41)	425,890	0.951%	425,890	—	—
NICSA ENTRETENIMIENTO SAPI DE CV(42)	9,598	0.021%	9,598	—	—
YUJI NISHIMURA(43)	425,890	0.951%	425,890	—	—
NOBLEHOUSE INVESTMENTS LLC(44)	16,468	0.037%	16,468	—	—
OATMILK LATTE LMTD(45)	3,887	0.009%	3,887	—	—
PACIFIC PREMIER TRUST: CUST|FBO MURRAY H. CASE IRA(46)	11,661	0.026%	11,661	—	—
MARKUS ANTON KRITZLER RING(47)	38,870	0.087%	37,870	—	—
KARL CHRISTIAN MAGNUS SCHWEYER(48)	11,658	0.026%	11,658	—	—
SOCIEDAD MEXICANA DESARROLLADORA|DE PROYECTOS SA DE CV(49)	17,492	0.039%	17,492	—	—
SOUTH PACIFIC INVESTMENT HOLDINGS, LLC(50)	38,870	0.087%	38,870	—	—
SOUTHLIGHT CAPITAL LLC(51)	18,395	0.041%	18,395	—	—
TAIWAN PIONEERING INNOVATIVE|TECHNOLOGY CORPORATION(52)	1,504,553	3.361%	1.504,553	—	—
SHOJI TAKEMOTO(53)	425,890	0.951%	425,890	—	—

Name	Ordinary Shares Beneficially Owned Prior to This Offering	Percentage Ownership	Shares Being Sold	After Sale of Shares in Offering
				Shares Beneficially Owned	Percent of Outstanding(1)
TADASHI TAKEMOTO(54)	425,890	0.951%	425,890	—	—
SHINTARO TANAHARA(55)	25,552	0.057%	25,552	—	—
TCO INVESTMENTS LLC(56)	7,774	0.017%	7,774	—	—
JIN REI TSAI(57)	761,959	1.702%	761,959	—	—

____________

(1)      Represents 17,014 ordinary shares held of record by Aguaymanto Investments LLC. The address of Aguaymanto Investments LLC is 251 Crandon Blvd Apt 306, Key Biscayne, Florida 33149-1507, United States of America.

(2)      Represents 5,830 ordinary shares held of record by Francisco Elizondo Arguelles. The address of Francisco Elizondo Arguelles is 4113 Aplomado Falcon Cv, Bee Caves, Texas 78738-6575, United States of America.

(3)      Represents 11,661 ordinary shares held of record by Ase 12, Inc. The address of Ase 12, Inc. is 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickhams Cay, Roadtown, Tortola VG1110, British Virgin Islands.

(4)      Represents 3,887 ordinary shares held of record by Robert Da Silva Ashley. The address of Robert da Silva Ashley is 1608 NE 4th Ct, Fort Lauderdale, Florida 33301-1314, United States of America.

(5)      Represents 44,709 ordinary shares held of record by Bl Spac Investors LLC. The address of Bl Spac Investors LLC is A&O Shearman, 2601 Olive St Fl 17, Dallas, Texas 75201-2648, United States of America.

(6)      Represents 7,774 ordinary shares held of record by Jean-Francois Pierre Guillaume Brunet. The address of Jean-Francois Pierre Guillaume Brunet is 125 Juan De Leyva, Lomas De Chapultepec, Mexico City 11000, Mexico.

(7)      Represents 1,943 ordinary shares held of record by David Buckner. The address of David Buckner is 13475 SW 63Rd Ct, Pinecrest, Florida 33156-7022, United States of America.

(8)      Represents 1,943 ordinary shares held of record by Michael Buckner. The address of Michael Buckner is 1315 14th St N, Arlington, Virginia 22209-3705, United States of America.

(9)      Represents 34,410 ordinary shares held of record by Wen Chi Chao. Wen Chi Chao was the Chief Financial Officer of the Company, and currently serves as the Executive Vice President, General Administration and Compliance of the Company. Wen Chi Chao also serves as the Vice General Manager of Administration of Femco Steel Technology Co., Ltd., the Company’s manufacturing subsidiary in Taiwan (“Femco”). The address of Wen Chi Chao is No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan.

(10)    Represents 2,550,000 ordinary shares held of record by Chenghe Investment I Limited (“Chenghe”). Chenghe Group Limited is the sole member and the manager of Chenghe and Mr. Richard Qi Li has holds 100% of the voting securities of Chenghe Group Limited. The address of Chenghe is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

(11)    Represents 2,684,274 ordinary shares held of record by Chiayi Sports Equipment Co., Ltd (“Chiayi”). Kuo Huey Chuang, the record holder of 91,395 ordinary shares, has voting and dispositive control over the ordinary shares held by Chiayi.The address of Chiayi is No. 6, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan.

(12)    Represents 3,075,055 ordinary shares held of record by David Chuang. David Chuang currently serves as the Chief Executive Officer, the Chairman of our board of directors, and the Chairman of the board of directors of Femco. The address of David Chuang is No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan.

(13)    Represents 481,302 ordinary shares held of record by Ivy Chuang. The address of Ivy Chuang is 2206 NW Market St., Seattle, Washington 98107-4024, United States of America.

(14)    Represents 9,855 ordinary shares held of record by Gerard Henri Cremoux. The address of Gerard Henri Cremoux is Rua Dos 7 Moinhos 31 / 1350-305, Lisbon, Portugal.

(15)    Represents 77,740 ordinary shares held of record by Cynabar II LP. The address of Cynabar II LP is 1251 Avenue of the Americas, New York, New York 10020-1104, United States of America.

(16)    Represents 15,548 ordinary shares held of record by Desarrolladora HK, S.A. de C.V. The address of Desarrolladora HK, S.A. de C.V. is Paseo De Los Tamarindos 100, Office 201, Col. Bosques De Las Lomas, C.P. 05120, Cuajimalpa, Mexico City 5129, Mexico.

(17)    Represents 155,480 ordinary shares held of record by Dibar Investments LLC. The address of Dibar Investments LLC is 225 Santa Monica Blvd Fl 9, Santa Monica, California 90401-2207, United States of America.

(18)    Represents 5,830 ordinary shares held of record by Directed Trust Company Cust|FBO Guillermo A Cortina IRA. The address of Directed Trust Company Cust|FBO Guillermo A Cortina IRA. is 4100 Meadowridge Dr, Charlotte, North Carolina 28226-8144, United States of America.

(19)    Represents 7,774 ordinary shares held of record by Double Spiral LLC. The address of Double Spiral LLC is 201 Harbor Dr, Key Biscayne, Florida 33149-1217, United States of America.

(20)    Represents 29,167 ordinary shares held of record by Early Bird Capital, Inc. The address of Early Bird Capital, Inc. is 1 HUNTINGTON QUAD STE 1C15, MELVILLE, NEW YORK 11747, United States of America.

(21)    Represents 11,296,839 ordinary shares held of record by Far East Machinery Co., Ltd. (“Far East”). Far East is a member of the board of directors of Femco. The address of Far East is No. 752, Zhongxiao Rd., East Dist., Chiayi City 600052, Taiwan.

(22)    Represents 7,774 ordinary shares held of record by Fidi Vs LLC. The address of Fidi Vs LLC is 325 S Biscayne Blvd Apt 623, Miami, Florida 33131-2483, United States of America.

(23)    Represents 15,548 ordinary shares held of record by Guillermo Manuel Zambrano Villareal. The address of Guillermo Manuel Zambrano Villareal is La Parvada 997, Col. La Parvada, San Pedro Garza Garcia, N.L, Cp, San Pedro Garza Garcia, Nuevo Leon 66247, Mexico.

(24)    Represents 780 ordinary shares held of record by Marcello Hallake. The address of Marcello Hallake is 16 Plymouth Rd, Rye, New York 10580-1925, United States of America.

(25)    Represents 1,943 ordinary shares held of record by Derek William Vander Heide. The address of Derek William Vander Heide is 1310 Woodcliff Dr Se, East, Grand Rapids, Michigan 49506, United States of America.

(26)    Represents 425,890 ordinary shares held of record by Kazuo Hamada. The address of Kazuo Hamada is 6-1-1101, Shiroganecho, Shinjuku-Ku, Tokyo 162-0816, Japan.

(27)    Represents 1,986,809 ordinary shares held of record by Hesed Global Ventures Ltd (“Hesed”). The address of Hesed is Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola VG1110, British Virgin Islands.

(28)    Represents 14,488 ordinary shares held of record by Hui Ting Hsu. Hui Ting Hsu currently serves as the Accounting Manager of the Company and Femco. The address of Hui Ting Hsu is No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan.

(29)    Represents 572,615 ordinary shares held of record by An Bang Huang. The address of An Bang Huang is No. 8-1, Aly. 4, Ln. 117, Zili Rd., Zhonghe Dist., New Taipei City 235, Taiwan.

(30)    Represents 72,441 ordinary shares held of record by Cheng Teng Huang. Cheng Teng Huang currently serves as the Chief Operating Officer of the Company and the General Manager and a member of the board of directors of Femco. The address of Cheng Teng Huang is No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan.

(31)    Represents 17,000 ordinary shares held of record by Ireson Investments LLC. The address of Ireson Investments LLC is 16192 Coastal Hwy, Lewes, Delaware 19958-3608, United States of America.

(32)    Represents 6,267,863 ordinary shares held of record by Japan Brand Business Investment LLC (“JBBI”). Shintaro Tanahara, who is the record holder of 25,552 ordinary shares and a member of our board of directors, is the manager of JBBI, but does not hold any voting securities of JBBI. JBBI is a member of the board of directors of Femco. The address of JBBI is 1-16-4 Toranomon, Minato-Ku, Tokyo 105-0001, Japan.

(33)    Represents 2,721 ordinary shares held of record by Jeri Ltd. The address of Jeri Ltd. is Schottegatweg Oost 10, Unit A1k, Willemstad, Curacao, United Kingdom.

(34)    Represents 425,890 ordinary shares held of record by Takeki Kanazawa. The address of Takeki Kanazawa is 4-3-5, Yanaka, Taito-Ku, Tokyo 110-0001, Japan.

(35)    Represents 15,548 ordinary shares held of record by Manuel Eduardo Zambrano Kane. The address of Manuel Eduardo Zambrano Kane is Del Manantial 49, Col. Residencial Olinc, Santa Catalina, N.L., Cp, San Pedro Garza Garcia, Nuevo Leon 66188, Mexico.

(36)    Represents 1,941 ordinary shares held of record by Oscar Federico Rossbach Kuster. The address of Oscar Federico Rossbach Kuster is Privada De La Vereda De Santa Fe, #29, Col. Lomas De Santa, Fe, Alvaro Obregon C.P., Ciudad De Mexico 1210, Mexico.

(37)    Represents 31,096 ordinary shares held of record by Labonge Investments Corp. The address of Labonge Investments Corp is 450 Park Ave Ste 1400, New York, New York 10022-2605, United States of America.

(38)    Represents 601,334 ordinary shares held of record by Maw Sheng Lee. The address of Maw Sheng Lee is 6F., No. 215, Sec. 4, Qingdao Rd., Beitun Dist., Taichung City 406, Taiwan.

(39)    Represents 17,807 ordinary shares held of record by Michael J. McGuinness. The address of Michael J. McGuinness is 347 Romanock Rd, Fairfield, Connecticut 06825-7236, United States of America.

(40)    Represents 17,014 ordinary shares held of record by Murritex Holdings, LLC. The address of Murritex Holdings, LLC is 5555 San Felipe St Ste 2000, Houston, Texas 77056-2732, United States of America.

(41)    Represents 425,890 ordinary shares held of record by Ryuji Nemoto. The address of Ryuji Nemoto is 2-27-3-102, Sumiyoshihonmachi, Higashinada-Ku, Kobe-Shi, Hyogo 658-0051, Japan.

(42)    Represents 9,598 ordinary shares held of record by Nicsa Entretenimiento Sapi de CV. The address of Nicsa Entretenimiento Sapi de CV is Varsovia 53, Piso 1, Colonia Juarez, Alcaldia Cuauhtemoc, Ciudad De Mexico 660, Mexico.

(43)    Represents 425,890 ordinary shares held of record by Yuji Nishimura. The address of Yuji Nishimura is 6-12-3-1106 Roppongi, Minato-Ku, Tokyo 106-0032, Japan.

(44)    Represents 16,468 ordinary shares held of record by Noblehouse Investments LLC. The address of Noblehouse Investments LLC is 1875 S State St Ste B, Dover, Delaware 19901-5809, United States of America.

(45)    Represents 3,887 ordinary shares held of record by Oatmilk Latte Lmtd. The address of Oatmilk Latte Lmtd is Graigmuir Chambers, Road Town, Tortola VG1110, British Virgin Islands.

(46)    Represents 11,661 ordinary shares held of record by Pacific Premier Trust: Cust|FBO Murray H. Case IRA. The address of Pacific Premier Trust: Cust|FBO Murray H. Case IRA is PPT Processing Center, Po Box 981012, Boston, Massachusetts 02298-1012, United States of America.

(47)    Represents 38,870 ordinary shares held of record by Markus Anton Kritzler Ring. The address of Markus Anton Kritzler Ring is Av. Paseo De La Reforma 2570 -117, Lomas Altas, Mexico City 11950, Mexico.

(48)    Represents 11,658 ordinary shares held of record by Karl Christian Magnus Schweyer. The address of Karl Christian Magnus Schweyer is Giselatrasse 29, Bavaria, Munich 80802, Germany.

(49)    Represents 17,492 ordinary shares held of record by Sociedad Mexicana Desarrolladora|De Proyectos SA de CV. The address of Sociedad Mexicana Desarrolladora|De Proyectos SA de CV is Jose de Teresa 251; Colonia Campestre, Mexico City 10140, Mexico.

(50)    Represents 38,870 ordinary shares held of record by South Pacific Investment Holdings, LLC. The address of South Pacific Investment Holdings, LLC is Bahamas Financial Centre 2nd Fl., Shirley & Charlotte Streets, P.O. Box N-4899, Nassau N-4899, Bahamas.

(51)    Represents 18,395 ordinary shares held of record by Southlight Capital LLC. The address of Southlight Capital LLC is 251 Little Falls Dr, Wilmington, Delaware 19808-1674, United States Of America.

(52)    Represents 1,504,553 ordinary shares held of record by Taiwan Pioneering Innovative Technology Corporation (“TPITC”). Jin Rei Tsai, the record holder of 761,959 ordinary shares, has voting and dispositive control over the ordinary shares held by TPIT. The address of TPITC is No. 3, Zhongyuan St., Zhongshan Dist., Taipei City 104087, Taiwan.

(53)    Represents 425,890 ordinary shares held of record by Shoji Takemoto. The address of Shoji Takemoto is 4-10-2, Ikenohata, Taito-Ku, Tokyo 110-0008, Japan.

(54)    Represents 425,890 ordinary shares held of record by Tadashi Takemoto. The address of Tadashi Takemoto is 4-10-2, Ikenohata, Taito-Ku, Tokyo 110-0008, Japan.

(55)    Represents 25,552 ordinary shares held of record by Shintaro Tanahara. Shintaro Tanahara is a member of our board of directors. The address of Shintaro Tanahara is 4-18-36, Arima, Miyamae-Ku, Kawasaki-Shi, Kanagawa 216-0003, Japan.

(56)    Represents 7,774 ordinary shares held of record by Tco Investments LLC. The address of Tco Investments LLC is 110 Greene St Ste 10b, New York, New York 10012-7200, United States of America.

(57)    Represents 761,959 ordinary shares held of record by Jin Rei Tsai. The address of Jin Rei Tsai is 8F.-5, No. 52, Fude S. Rd., Sanchong Dist., New Taipei City 241, Taiwan.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 14,399,985 Ordinary Shares, upon the exercise of 14,399,985 Warrants.

We are also registering the offer and resale, from time to time, by the Selling Securityholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Securityholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of up to 35,184,834 Ordinary Shares.

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares or interests in Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Ordinary Shares or Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, Ordinary Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

FST is represented by Ross Law Group, PLLC with respect to certain legal matters as to United States federal securities law. The validity of Ordinary Shares have been passed on by Ogier, a Cayman Islands law firm.

EXPERTS

The financial statements of FST Ltd. (formerly Chenghe Acquisition I Co.) as of December 31, 2024 and December 31, 2023 and for the years then ended and related notes, included in this prospectus have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of FST Ltd. to continue as a going concern, as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on said report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Femco Steel Technology Co., Ltd. as of December 31, 2023 and for the year then ended, after the effects of the adjustments described in Note 2(aa), have been included in this registration statement on Form F-1/A of FST Corp. in reliance upon the report of Enrome LLP, independent registered public accounting firm, dated April 1, 2024, except for Note 2(aa) and the restatements in Notes 5 and 12, as to which the date is May 15, 2025, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of FST Corp. as of December 31, 2024, and for the year then ended, have been included herein in reliance upon the report of KPMG Taiwan, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•        the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments based on the civil liability provisions of the federal securities laws of the United States or any state in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on the civil liability provisions of the U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INDEX TO FINANCIAL STATEMENTS

FST CORP.

FST LTD. (formerly Chenghe Acquisition I Co.)

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
FST Corp.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of FST Corp. and subsidiaries (the Company) as of December 31, 2024, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG Taiwan

KPMG Taiwan

We have served as the Company’s auditor since 2006.

Hsinchu, Taiwan
May 15, 2025

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Femco Steel Technology Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Femco Steel Technology Co., Ltd. (the “Company”) and its subsidiaries (the “Group”) as of December 31, 2023, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the year ended December 31, 2023, including the related notes (collectively referred to as the “2023 consolidated financial statements”). In our opinion, the 2023 consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2023, and the results of its operations and its cash flows for year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Restatement of 2023 Consolidated Financial Statements

As discussed in Note 2(aa) to the consolidated financial statements, the 2023 consolidated financial statements have been restated to correct for errors and to enhance comparability with current year’s consolidated financial statements.

Basis for Opinion

These 2023 consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 2023 consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the 2023 consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the 2023 consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the 2023 consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Group’s auditor from 2023 through 2024.

Singapore,
April 01, 2024, except for Note 2(aa) and the restatements in Notes 5 and 12 as to which the date is May 15, 2025

FST Corp.
CONSOLIDATED BALANCE SHEETS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of December 31,
	2024	2023
		(As Restated)
ASSETS
Current assets
Cash and cash equivalents	5,098,420	8,904,618
Restricted cash	203,779	401,110
Accounts and notes receivable, net	5,294,088	4,731,658
Short-term investment	60,994	—
Inventories, net	14,530,841	15,205,624
Amounts due from related parties	61,370	14,132
Current tax asset	98,471	95,993
Prepaid expenses and other current assets	1,307,040	1,128,798
Total current assets	26,655,003	30,481,933

Non-current assets
Property, plant and equipment, net	19,521,672	18,195,534
Intangible assets, net	5,138,437	5,331,343
Long-term investments	344,876	195,555
Right-of-use assets	5,421,236	6,938,482
Deferred tax assets	492,221	1,149,249
Prepayment and other non-current assets	1,007,586	1,084,924
Total non-current assets	31,926,028	32,895,087
Total assets	58,581,031	63,377,020

LIABILITIES
Current liabilities
Short-term bank loans	15,265,739	14,236,270
Accounts payable	1,500,927	1,216,287
Lease liabilities	2,060,022	2,172,368
Amounts due to related parties	119,759	275,467
Current tax liability	126,332	301,595
Accrued expenses and other current liabilities	3,040,716	3,161,258
Total current liabilities	22,113,495	21,363,245

Non-current liabilities
Long-term bank loan	9,446,467	8,597,848
Lease liabilities	3,911,466	5,255,281
Deferred tax liability	111,329	663,411
Defined benefit plan liability, net	—	4,822
Total non-current liabilities	13,469,262	14,521,362
Total liabilities	35,582,757	35,884,607

FST Corp.
CONSOLIDATED BALANCE SHEETS — (Continued)
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of December 31,
	2024	2023
		(As Restated)
COMMITMENTS AND CONTINGENCIES (Note 16)

SHAREHOLDERS’ EQUITY
Ordinary share (par value of US$0.0001 per share; 500,000,000 shares authorized; 37,749,381 issued and outstanding as of December 31, 2024; par value of US$0.33 per share; 100,000,000 shares authorized, 54,554,395 shares issued and outstanding as of December 31, 2023)	3,775	17,951,198
Additional paid in capital	22,246,969	4,443,095
Retained earnings	3,054,350	6,310,293
Accumulated other comprehensive loss	(2,471,137)	(1,212,173)
Total FST Corp. shareholders’ equity	22,833,957	27,492,413
Non-controlling interest	164,317	—
Total equity	22,998,274	27,492,413
Total liabilities and shareholders’ equity	58,581,031	63,377,020

The accompanying notes are an integral part of these consolidated financial statements.

FST Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the Years Ended December 31,
	2024	2023
		(As Restated)
Revenue	36,499,644	28,730,549
Cost of sales	20,786,255	15,287,532
Gross profit	15,713,389	13,443,017

COSTS AND OPERATING EXPENSES:
Selling expenses	10,533,039	9,194,267
General and administrative expenses	7,527,952	5,838,969
Research and development expenses	1,296,969	1,529,690
Total costs and operating expenses	19,357,960	16,562,926

LOSS FROM OPERATIONS	(3,644,571)	(3,119,909)

OTHER (EXPENSE) INCOME
Interest expense, net	(543,328)	(14,703)
Foreign exchange gain	197,165	44,362
Other income	1,124,323	637,830
Gain (loss) on long-term investments	87,482	(466,262)
Total other income, net	865,642	201,227

LOSS BEFORE INCOME TAX EXPENSE	(2,778,929)	(2,918,682)

INCOME TAX EXPENSE (BENEFIT)	456,246	(751,071)

NET LOSS	(3,235,175)	(2,167,611)
Less: net loss attributable to non-controlling interests	—	—
Net loss attributable to the Company’s shareholders	(3,235,175)	(2,167,611)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(1,260,555)	(26,625)
Remeasurement of defined benefit obligations	1,591	—
TOTAL COMPREHENSIVE LOSS	(4,494,139)	(2,194,236)

Less: total comprehensive loss attributable to non-controlling interests	—	—
Comprehensive loss attributable to the Company’s shareholders	(4,494,139)	(2,194,236)

Weighted average number of shares outstanding, basic and diluted	37,749,381	46,207,400
Loss per share, basic and diluted	(0.09)	(0.05)

The accompanying notes are an integral part of these consolidated financial statements.

FST Corp.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary Shares		Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss	Total FST Corp. shareholders’ equity	Non- controlling interests	Total equity
	Shares	Amount
Balance as of December 31, 2022	41,964,919	$13,994,732	$4,443,095	$15,169,219	$(1,185,548)	$32,421,498	$—	$32,421,498
Stock dividend distribution	12,589,476	3,956,466	—	(3,956,466)	—	—	—	—
Net loss	—	—	—	(2,167,611)	—	(2,167,611)	—	(2,167,611)
Cash dividend distribution	—	—	—	(2,715,297)	—	(2,715,297)	—	(2,715,297)
Remeasurement of defined benefit obligations	—	—	—	(19,552)	—	(19,552)	—	(19,552)
Foreign currency translation adjustment	—	—	—	—	(26,625)	(26,625)	—	(26,625)
Balance as of December 31, 2023 (As Restated)	54,554,395	$17,951,198	$4,443,095	$6,310,293	$(1,212,173)	$27,492,413	$—	$27,492,413
Net loss	—	—	—	(3,235,175)	—	(3,235,175)	—	(3,235,175)
Remeasurement of defined benefit obligations	—	—	—	—	1,591	1,591	—	1,591
FST Restructuring	(16,805,014)	(17,947,423)	17,803,874	(20,768)	—	(164,317)	164,317	—
Foreign currency translation adjustment	—	—	—	—	(1,260,555)	(1,260,555)	—	(1,260,555)
Balance as of December 31, 2024	37,749,381	$3,775	$22,246,969	$3,054,350	$(2,471,137)	$22,833,957	$164,317	$22,998,274

The accompanying notes are an integral part of these consolidated financial statements.

FST Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars)

	For the Years Ended December 31,
	2024	2023
		(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,235,175)	$(2,167,611)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,932,074	1,815,588
Amortization of right-of-use asset	2,171,124	2,279,490
Deferred tax expense (benefit)	147,998	(663,227)
Inventory write-downs	494,204	192,766
(Gain)/loss on long-term investments	(87,482)	466,262
Allowance for credit losses	34,730	1,652
Reversal of allowance for credit losses	—	(154,929)
Gain on disposal of property and equipment	(1,483)	—
Remeasurement of defined benefit obligations	—	(19,552)
Changes in operating assets and liabilities:
Accounts and notes receivable, net	(782,826)	1,726,982
Due from/to related parties	(202,946)	124,744
Operating lease liabilities	(1,260,469)	(565,604)
Current tax asset/liability	(162,010)	(2,108,483)
Inventories	(445,302)	(6,746,575)
Prepaid expenses and other current assets	266,169	(409,170)
Accounts payable	332,075	(466,541)
Right-of-use asset	(840,915)	(1,560,254)
Accrued expenses and other current liabilities	76,063	(2,192,882)
Prepayment and other non-current assets	(7,359)	(758,080)
Other non-current liabilities	(4,599)	—
Net cash used in operating activities	(1,576,129)	(11,205,424)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(4,138,945)	(11,585,245)
Disposal of plant, property and equipment	1,483	—
Purchase of intangible assets	(177,539)	—
Purchase of long-term investments	(76,605)	(7,062)
Purchase of short-term investments	(62,293)	—
Net cash used in investing activities	(4,453,899)	(11,592,307)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings	41,610,136	38,752,418
Repayments of bank borrowings	(37,898,778)	(24,734,659)
Dividend distribution	—	(2,715,297)
Net cash provided by financing activities	3,711,358	11,302,462

Effect of foreign exchange rate on cash, cash equivalents and restricted cash	(1,684,859)	(20,915)
Net decrease in cash and cash equivalents	(4,003,529)	(11,516,184)
Cash, cash equivalents and restricted cash at the beginning of year	9,305,728	20,821,912
Cash, cash equivalents and restricted cash at the end of year	$5,302,199	$9,305,728

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest expenses paid	$506,009	$282,484
Income taxes paid, net of refunds	$466,127	$2,564,373

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTION:
Right of use assets obtained in exchange for operating lease obligations	$1,107,424	$1,822,488

FST Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(In U.S. dollars)

The following table s provides a reconciliation of cash and restricted cash reported within the consolidated statement of financial position that sum to the total of the same amounts shown in the cash flows:

	December 31, 2024	December 31, 2023
Cash and cash equivalents, beginning of the year	$8,904,618	$20,740,375
Restricted cash, beginning of the period	401,110	81,537
Total cash, cash equivalents and restricted cash, beginning of the year	$9,305,728	$20,821,912
	December 31, 2024	December 31, 2023
Cash and cash equivalents, end of the year	$5,098,420	$8,904,618
Restricted cash, end of the period	203,779	401,110
Total cash, cash equivalents and restricted cash, end of the year	$5,302,199	$9,305,728

The accompanying notes are an integral part of these consolidated financial statements.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

1.      ORGANIZATION AND PRINCIPAL ACTIVITIES

FST Corp. (the “Company”) was incorporated under the laws of the Cayman Islands on November 24, 2023. The Company and its subsidiary, FST Merger Ltd., Femco Steel Technology Co., Ltd. (“FST”) and FST’s subsidiaries (collectively, the “Group”) are principally engaged in developing, producing and selling of golf shafts and other sports equipment.

FST Merger Ltd., wholly owned by the Company, was incorporated under the laws of the Cayman Islands on November 27, 2023, was formed for the purpose of effecting a merger between Chenghe Acquisition I Co. (“Chenghe”), FST and certain other affiliated entities through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on December 22, 2023.

FST, 99.34% owned by the Company, was incorporated under the law of Taiwan with limited liability on May 18, 1976.

FST America, Inc., wholly owned by FST, was incorporated on September 9, 2015 in Colorado, US.

FST Japan LLC, wholly owned by FST America, Inc., was incorporated on September 16, 2020 in Japan.

FST Restructuring

To maximize the Company’s control over FST’s business and operations after the closing of Business Combination and enhance the efficiency of future fundraising, the parties intend to have each existing FST’s shareholder exchange the company shares held by it, him or her with the Company’s ordinary shares, so that at the closing of Business Combination, the Company will be the sole shareholder of FST. Pursuant to the Business Combination agreement, the Company shall have acquired at least 90% of all issued and outstanding FST’s ordinary shares on or prior to the closing of Business Combination.

The Company undertook the following steps to affect FST Restructuring:

•        Formation of FST Corp. and FST Merger Ltd.

•        Each existing shareholder of FST exchanged their FST’s ordinary shares with FST Corp.’s ordinary shares. The Company purchased the issued and outstanding shares of FST from its existing shareholders, and the existing shareholders of FST subsequently subscribe the 37,749,381 shares issued by the Company. Through the shares exchange, as of December 31, 2024, FST Corp. obtained 99.34% of the equity interests of FST.

•        At the FST Restructuring closing and immediately following the issuance of the Company’s ordinary shares to initial FST’s shareholders, each initial FST Corp.’s shareholder prior to the FST Restructuring will surrender all of its FST Corp.’s ordinary shares that were issued and outstanding immediately for no consideration to FST Corp. and all such shares of FST Corp. will be cancelled.

Immediately before and after the FST Restructuring as described above, FST Corp. together with its subsidiaries were effectively controlled by the same controlling shareholders; therefore, the FST Restructuring was accounted for as a recapitalization.

Business Combination

On January 15, 2025 (the “Closing Date”), the Company completed the Business Combination, pursuant to the terms of the Business Combination agreement, FST Merger Ltd. merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of the Company, and Chenghe changed its name to “FST Ltd.”.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

1.      ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

In connection with the closing of the Business Combination, the Company’s shares began trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “KBSX” on January 16, 2025.

Unless the context otherwise requires, the information below pertains to the Group, the pre-Business Combination companies since January 15, 2025. Please refer to Note 16 Subsequent Events for further discussion of the Business Combination.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of presentation, principles of consolidation and going concern considerations

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company balances and transactions are eliminated upon consolidation.

The consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue operating in the normal course of business and will be able to realize its assets and discharge its liabilities as they become due. As of December 31, 2024, the Company has continued to incur operating losses and is facing liquidity pressures. Absent any other action, the Company will require additional liquidity to continue as a going concern within twelve months from the issuance of these financial statements.

To address these uncertainties, management has developed specific plans to improve the Company’s liquidity position. If the Company is unable to repay the debt as it comes due with cash generated from operations, management plans to refinance its short term obligations to extend the maturity dates. If the Company is unable to secure longer-term financing on acceptable terms, management will sell certain non-core land assets, which are expected to generate a sufficient amount of cash to service the short-term obligations as they come due.

Management believes that if these plans are successfully implemented, they will address the Company’s liquidity needs to enable continuation of operations for the foreseeable future.

(b)    Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to, the allowance for receivable, the recoverability of long-lived assets, accounting for income taxes and the valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(c)     Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

(d)    Restricted cash

Restricted cash consist of loan guarantee and bank deposits with designated use, which cannot be withdrawn without certain approval or notice.

The restricted cash was $203,779 and $401,110 as of December 31, 2024 and 2023, which was loan guarantees.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(e)     Accounts receivable

Accounts receivable is stated at the original amount less an allowance for credit losses.

Accounts receivable is recognized in the period when the Group has provided services to its customers and when its right to consideration is unconditional. The allowance for doubtful accounts is estimated based on the expected loss approach prescribed by ASC 326. The Group’s estimation of allowance for credit losses considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible.

The Group evaluates its accounts receivable for expected credit losses on a regular basis. The Group maintains an estimated allowance for credit losses to reduce its accounts receivable to the amount that it believes will be collected. The Group considers factors in assessing the collectability of its receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts. The Group adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Group also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

The Group recognized allowance for credit losses of $34,730 and $1,652, respectively, for the years ended December 31,2024 and 2023.

(f)     Prepayment and other assets

Prepayment and other assets represent amounts that the Group has paid in advance of receiving benefits or services. Prepayment and other assets include amounts for prepayments to suppliers, prepaid expenses and prepayment for equipment and are recognized as an expense over the general contractual period.

(g)    Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder or a related corporation.

(h)    Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of raw materials is determined on the basis of standard costing. The cost of finished goods is determined on the basis of standard costing and comprises direct materials, direct labor cost and an appropriate proportion of overhead.

Net realizable value is based on estimated selling prices less selling expenses and any further costs of completion. Adjustments to reduce the cost of inventory to net realizable value are made, if required, for estimated excess, obsolescence, or impaired balances. Write-downs are recorded in the consolidated and combined statements of operations and comprehensive loss.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(i)     Property, plant and equipment, net

Property, plant and equipment, net is stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:
Category	Estimated useful lives
Property and buildings	3 – 40 years
Machinery	1 – 15 years
Operating equipment	3 – 7 years
Office and other equipment	2 – 15 years
Leasehold improvements	1 – 20 years

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of operations and comprehensive loss.

Construction in progress represents property, plant and equipment under construction and pending installation and is stated at cost less accumulated impairment losses, if any. Completed assets are transferred to their respective asset classes and depreciation begins when an asset is ready for its intended use. Interest expense on outstanding debt is capitalized during the period of significant capital asset construction. Capitalized interest expense on construction in progress is included within property, plant and equipment and is amortized over the life of the related assets.

(j)     Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and any recorded impairment. Intangible assets are amortized using the straight-line approach over the estimated economic useful lives of the assets as follows:
Category	Estimated useful lives
Trade mark	25 years
Software	2 – 10 years

(k)    Long-term investments

The Group carries equity investment without readily determinable fair values at cost and recognizes income as any dividends declared from distribution of investee’s earnings.

The Group reviews the equity investment without readily determinable fair values for impairment whenever events or changes in circumstances indicate that the carrying value may no longer be recoverable. An impairment loss is recognized in earnings equal to the difference between the investment’s carrying amount and its fair value at the balance sheet date of the reporting period for which the assessment is made in accordance with ASC topic 321, Investments — Equity Securities.

(l)     Operating leases

The Group recognizes lease liabilities and corresponding right-of-use assets on the balance sheet for leases. The Group has elected the package of practical expedients, which allows the Group not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease; (2) lease classification for any expired or existing leases as of the adoption date; and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Group elected the short-term lease exemption for all contracts with lease terms of 12 months or less. The Group recognizes lease expense for short-term leases on a straight-line basis over the lease term.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Right-of-use assets represent the Group’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments. If the interest rate implicit in the Group’s leases is not readily determinable, the Group utilizes its incremental borrowing rate, determined by class of underlying asset, to discount the lease payments. The operating lease right-of-use assets also include lease payments made before commencement and exclude lease incentives. Some of the Group’s lease agreements contained renewal options; however, the Group did not recognize right-of-use assets or lease liabilities for renewal periods unless it was determined that the Group was reasonably certain of renewing the lease at inception or when a triggering event occurred. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Group leases factories, warehouses, offices space, vehicles and machineries under non-cancellable operating leases. The Group considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities.

The Group determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease.

As of December 31, 2024 and 2023, the Group had no long-term leases that were classified as a financing lease, and the Group’s lease contracts only contain fixed lease payments and do not contain any residual value guarantee.

The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

(m)   Borrowings

Borrowings comprise long-term and short-term bank borrowings. Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized as interest expense in profit or loss over the period of the borrowings using the effective interest method.

(n)    Accounts and other payables

Accounts and other payables represent liabilities for goods and services provided to the Group prior to the end of the financial year which are unpaid. They are classified as current liabilities as payment is due within one year or less.

Accounts and other payables are initially recognized as fair value, and subsequently carried at amortized cost using the effective interest method.

(o)    Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

There was no impairment of long-lived assets recognized for the years ended December 31, 2024 and 2023.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)    Fair value measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. In situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects management’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by management based on the best information available in the circumstances.

Financial assets and liabilities of the Group primarily consist of cash and cash equivalents, restricted cash, accounts and notes receivable, amounts due from related parties, investments, accounts payable, borrowings, amounts due to related parties, accrued expenses and other current liabilities. The carrying amounts of the Group’s financial instruments, including cash and cash equivalents, restricted cash, accounts and notes receivable, amounts due from related parties, prepaid expenses and other current assets, accounts payable, short-term borrowings, amounts due to related parties, accrued expenses and other current liabilities, approximate their fair values because of their short-term nature. The carrying value of long-term borrowings approximate their fair values, because the bearing interest rate approximates market interest rate.

(q)    Revenue recognition

The Group recognized its revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle underlying the revenue recognition of ASC606 allows the Group to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Group expects to be entitled in such exchange. This will require the Group to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Group applies five-step model to recognize revenue from customer contracts. The five-step model requires the Group to (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur; (iv) allocate the transaction price to the respective performance obligations in the contract; and (v) recognize revenue when (or as) the Group satisfies the performance obligation.

The Group derives its revenues principally from sales of golf shafts, sales of sports accessories, food and beverage and software service. The contract payment is not subject to any variable consideration, refund, cancellation or termination provision. No significant financing component, noncash payment identified in the arrangements with customers.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition policies for each type of revenue stream are as follows:

Sales of golf shafts

The Group manufactures golf shafts and sells them to sports brand manufacturers and distributors. The revenue is recognized at a point in time when the Group satisfies the performance obligation by transferring promised product to the designated free-on-board shipping point. The Group recognizes the accounts receivable at the time of the sale.

Sales of sports accessories, food and beverage

The Group is engaged in wholesale of alcoholic beverages and sale of sporting accessories in the retail market. Revenue is recognized when the product is physically delivered to and accepted by the customer, and the consideration is paid immediately when the customer purchases the product.

Software service

The Group has contracted with Parametric Technology Corporation (“PTC”) to act as a distributor for its software. The Group purchased the subscription account of certain software from PTC and resold the software usage rights to other customers. The Group recognizes revenue over the duration of the contract with its customers. The Group is deemed as the principal, recognizing revenue on a gross basis as the Group is primarily responsible for fulfilling the contract, bears the inventory risk, and has the discretion in establishing the sales price.

Revenue by categories

The following table disaggregates the Group’s revenue categories for the years ended December 31, 2024 and 2023:
	For the Years Ended December 31,
	2024	2023
Sales of golf shafts	$35,315,363	$27,825,905
Sales of sports accessories, food and beverage	935,593	904,644
Software service	248,688	—
Total revenues	$36,499,644	$28,730,549

Revenue by geography

The following table sets forth disaggregation of revenue by customer location.
	For the Years Ended December 31,
	2024	2023
Primary geographical markets
United States	$18,877,162	$16,707,660
Vietnam	4,263,006	2,860,192
China mainland	3,960,825	2,644,342
Mexico	3,015,173	1,130,696
Taiwan	2,478,429	1,865,032
Japan	1,729,559	1,746,123
Europe	1,159,928	824,563
Others	1,015,562	951,941
Total	$36,499,644	$28,730,549

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract balances

If a customer pays consideration or the Group has a right to an amount of consideration that is unconditional, before the Group transfers a good or service to the customer, the Group presents the contract liability when the payment is made or a receivable is recorded (whichever is earlier). A contract liability is the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

Accounts receivable represent revenue recognized for the amounts invoiced when the Group has satisfied its performance obligation and has unconditional right to the payment.

The contract liabilities consist of deferred revenue, which represents the billings or cash received for services in advance of revenue recognition and is recognized as revenue when all the Group’s revenue recognition criteria are met. Contract assets and contract liabilities are reported in a net position on an individual contract basis at the end of each reporting period. The Group’s deferred revenue, which was included in accrued expenses and other current liabilities in the consolidated balance sheets, was $166,582, $35,080 and $98,708 as of December 31, 2024, 2023 and 2022, respectively. The Group recognized revenue of $21,313 and $63,686 that was included in contractual liabilities as of January 1, 2024 and 2023, respectively.

Other than accounts receivable and deferred revenue, which was included in accrued expenses and other current liabilities in the consolidated balance sheets, the Group had no other material contract assets or contract liabilities recorded on its consolidated balance sheets as of December 31, 2024 and 2023.

(r)     Cost of sales

Cost of sales mainly consists of costs of raw materials, consumables, direct labour, outsourced processing fee, overhead costs, depreciation of property, plant and equipment, and inventory write-downs.

(s)     Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the deferred tax assets or liabilities are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount more likely than not to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management estimated that it is more likely than not that the results of future operations will not generate sufficient taxable income to realize the deferred tax assets as December 31, 2024 and 2023. Thus, management recognized a valuation allowance for deferred tax assets not supported by future reversals of existing taxable temporary differences in certain tax-paying components. While the Group consider the facts above, our projections of future income may be changed due to the macroeconomic conditions and our business development. The deferred tax assets could be utilized in the future years if we make profits in the future, and the valuation allowance shall be reversed.

The provisions of ASC 740 prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. Recognized tax positions are measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group did not accrue any liability, interest or penalties related to unrecognized tax benefits in its income tax expense (benefit) line of its consolidated statements of operations and comprehensive loss for the years ended December 31, 2024 and 2023, respectively. The Company will recognize interest and penalties, if any, related to income taxes on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties will be included on the related tax liability line in the consolidated balance sheet.

The Group does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months.

(t)     Employee benefits

(a)     Short-term employee benefits

Short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in respect of service rendered by employees and should be recognized as expenses when the employees render service.

(b)    Pensions

i)       Defined contribution plans

For defined contribution plans, the contributions are recognized as pension expenses when they are due on an accrual basis. Prepaid contributions are recognized as an asset to the extent of a cash refund or a reduction in future payments.

ii)      Defined benefit plans

1.      Net obligation under a defined benefit plan is defined as the present value of an amount of pension benefits that employees will receive on retirement for their services with the Group in the current period or prior periods. The liability recognized in the statements of financial position in respect of defined benefit pension plans is the present value of the defined benefit obligation at the statements of financial position date less the fair value of plan assets. The net defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method.

2.      Remeasurements arising on defined benefit plans are recognized in other comprehensive income in the period in which they arise and are recorded as retained earnings.

3.      Past service costs are recognized immediately in profit or loss.

(u)    Government grants

Government subsidies are recognized as other income when received and all the conditions for their receipt have been met. The government subsidies were paid by cash and have no defined rules and regulations to govern the criteria necessary for the Group to enjoy the benefits.

Government grants related to property, plant and equipment are recognized as liabilities and are amortized to profit or loss over the estimated useful lives of the related assets using straight-line method. Government grants are recognized at their fair value only when there is reasonable assurance that the Group will comply with any conditions attached to the grants will be received. Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes expenses for the related costs for which the grants are intended to compensate.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(v)     Foreign currency transactions and translations

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operations and comprehensive loss.

The reporting currency of the Group is United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. The functional currency of FST Taiwan is the Taiwan dollars (“TWD”). The Group’s subsidiaries in US and Japan conduct their businesses and maintain its books and record in the local currency, US$ and Japan Yen(“JPY”), as their functional currency, respectively.

In general, for consolidation purposes, assets and liabilities of FST and its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:
	For the Years Ended December 31,
	2024	2023
Period end USD: TWD exchange rate	32.7900	30.6200
Average USD: TWD exchange rate	32.1064	31.1525
Period end USD: JPY exchange rate	157.3700	140.9200
Average USD: JPY exchange rate	151.4551	140.5001

(w)    Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. The foreign currency translation gain or loss resulting from translation of the consolidated financial statements expressed in TWD/JPY to USD is reported in other comprehensive loss in the consolidated statements of operations and comprehensive loss.

(x)    Earnings per share

Basic earnings per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted earnings per share is calculated by dividing net loss attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

(y)     Segment reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Group’s Chief Executive Officer is the Group’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

operating decisions, allocating resources, and evaluating financial performance. As such, the Group has determined that it operates as one operating segment. The Group has concluded that consolidated net income (loss) is the measure of segment profitability. The CODM assesses performance for the Group, monitors budget versus actual results, and determines how to allocate resources based on consolidated net income (loss) as reported in the consolidated statements of operations. There is no other expense categories regularly provided to the CODM that are not already included in the primary financial statements herein.

The Group’s long-lived assets are substantially located in the Taiwan and United States. The following table presents long-lived assets by geographic segment as of December 31, 2024 and 2023.
	December 31,
	2024	2023
Taiwan	$18,535,163	$18,666,589
US	9,170,946	10,634,130
Japan	2,375,236	1,164,640
Total	$30,081,345	$30,465,359

(z)     Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(aa)  Restatement of previously issued 2023 consolidated financial statements

The Group identified errors related to deferred tax assets for net operating loss carry-forwards and reclassification of deferred tax assets, prepaid expenses related to transaction fees incurred in connection with the Business Combination and reclassification of certain balance sheet items for the year ended December 31, 2023. As a result, the accompanying 2023 consolidated financial statements as of and for the year ended December 31, 2023, and related notes hereto, have been restated or revised, as applicable, to correct these errors.

The below tables summarise the adjustments that were made to correct the errors for the periods presented.

Extract from the consolidated statements of operations and comprehensive loss
	As Previously Reported	Adjustment	As Restated
General and administrative expenses	$5,279,397	$559,572	$5,838,969
Loss before income tax	(2,359,110)	(559,572)	(2,918,682)
Income tax benefit	(123,151)	(627,920)	(751,071)
Loss for the year	(2,235,959)	68,348	(2,167,611)
Total comprehensive loss for the year	$(2,262,584)	$68,348	$(2,194,236)

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Extract from the consolidated balance sheets
	As Previously Reported	Adjustment	As Restated
Prepaid expenses and other current assets	$1,784,363	$(655,565)	$1,128,798
Current tax asset	—	95,993	95,993
Total current assets	1,784,363	(559,572)	1,224,791

Deferred tax asset	1,012,780	136,469	1,149,249
Prepayment and other non-current assets	593,473	491,451	1,084,924
Total non-current assets	32,267,167	627,920	32,895,087

Net assets	27,424,065	68,348	27,492,413

EQUITY
Retained earnings	6,241,945	68,348	6,310,293
TOTAL EQUITY	$27,424,065	$68,348	$27,492,413

(ab)  Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends and enhances the disclosure requirements for reportable segments. All disclosure requirements under this standard will also be required for public entities with a single reportable segment. This new standard became effective for fiscal years beginning after December 15, 2023 and for interim periods within fiscal years beginning after December 15, 2024. The Group adopted this standard in the fourth quarter of 2024, which did not have a material impact on the consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The ASU is effective for public business entities for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted. The Group expects to adopt this standard for the year ended December 31, 2025. The Group does not expect a material impact from the adoption of this guidance on its consolidated financial statements and related disclosures.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE), which requires new disclosures to disaggregate prescribed natural expenses underlying any income statement caption. This ASU is effective for annual periods in fiscal years beginning after December 15, 2026, and interim periods thereafter. Early adoption is permitted. The ASU applies on a prospective basis for periods beginning after the effective date. However, retrospective application to any or all prior periods presented is permitted. The Group is currently evaluating the impact of adoption of this standard on its consolidated financial statements.

Recent accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial position, results of operations, cash flows or disclosures.

3.      ACCOUNTS AND NOTES RECEIVABLE, NET

Accounts receivable and notes receivable, net consisted of the following:

	As of December 31,
	2024	2023
Accounts receivable, gross	$5,558,022	$4,955,083
Notes receivable	13,864	22,463
Allowance for credit losses	(277,798)	(245,888)
Accounts and notes receivable, net	$5,294,088	$4,731,658

The changes in the provision for credit losses are as follows:

	For the Years Ended December 31,
	2024	2023
Balance at the beginning of the year	$245,888	$400,797
Additions	34,730	1,652
Reverse	—	(154,929)
Exchange rate difference	(2,820)	(1,632)
Balance at the end of the year	$277,798	$245,888

4.      INVENTORIES, NET

Inventories consisted of the following:

	As of December 31,
	2024	2023
Raw material	$920,418	$1,349,217
Work-in-process	187,755	224,913
Finished goods	14,775,666	14,531,636
Inventories	15,883,839	16,105,766
Inventory valuation allowance	(1,352,998)	(900,142)
Inventories, net	$14,530,841	$15,205,624

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

4.      INVENTORIES, NET (cont.)

The changes in inventory valuation allowance are as follows:

	For the Years Ended December 31,
	2024	2023
Balance at the beginning of the year	$900,142	$704,802
Additions	494,204	192,768
Exchange rate difference	(41,348)	2,572
Balance at the end of the year	$1,352,998	$900,142

5.      PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following:

	As of December 31,
	2024	2023
		(As Restated)
Prepaid expense	$822,924	$627,642
Sales tax refundable	311,177	235,892
Prepayments for inventory	62,171	81,307
Deposit	7,579	74,428
Others	103,189	109,529
Total	$1,307,040	$1,128,798

6.      PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2024	2023
Land(1)	$9,946,330	$9,395,038
Machinery	12,154,188	13,398,770
Office and other equipment	2,576,328	2,078,313
Property and buildings(1)	675,349	285,260
Leasehold improvements	4,627,528	2,841,027
Operating equipment	669,020	491,928
Plant, property and equipment, gross	30,648,743	28,490,336
Construction in progress	971,267	1,592,843
Less: accumulated depreciation	(11,916,419)	(11,692,833)
Less: Impairment of property, plant and equipment	(181,919)	(194,812)
Property, plant and equipment, net	$19,521,672	$18,195,534

____________

(1)      On July 11, 2023, the Group entered an agreement with Chiayi Sports Equipment Co., Ltd to acquire its land and buildings with the total area of 10,069 square meters, and the consideration of TWD 296,000,000 (approximately $9,666,884), including tax of TWD 415,000 (approximately $14,729). The land was freehold land with no depreciation recognized.

Depreciation expenses were $1,575,828 and $1,468,548 for the years ended December 31, 2024 and 2023, respectively.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

7.      INTANGIBLE ASSETS, NET

	As of December 31,
	2024	2023
Trade mark	$6,500,000	$6,500,000
Software	984,174	854,975
Intangible assets, gross	7,484,174	7,354,975
Less: accumulated amortization	(2,345,737)	(2,023,632)
Intangible assets, net	$5,138,437	$5,331,343

Amortization expenses were $356,247 and $347,040 for the years ended December 31, 2024 and 2023, respectively.

8.      INVESTMENTS

Short-term investment

The Group invested TWD 2,000,000 in Mega Trust ESG Taiwan-Us Sustainable Dual-Gain Multi-Asset Fund (the “Fund”) during the year ended December 31, 2024. The investment scope of this Fund includes investments in global capital market stocks, bonds, fund beneficiary certificates and beneficiary securities of real estate investment trust funds (REITs), etc. The Fund can be redeemed by the Group at early notification before seven business days. Short-term investment was classified within Level 1 of the fair value hierarchy because this was valued using quoted prices in active markets.

The Group considers the net asset value (“NAV”) of the Fund to be the best estimate of fair value as a practical expedient. The Group uses NAV per share to measure the fair value of investments in funds.

Long-term investments

	As of December 31,
	2024	2023
Factory Automation Technology Co., Ltd.(1)	$268,271	$195,555
Fully Compulsory Convertible Debentures (“CCDs”)(2)	76,605	—
Total	$344,876	$195,555

____________

(1)      The Group held 3.66% of equity interest Factory Automation Technology Co., Ltd., which was accounted for at fair value with all fair value changes recognized in profit or loss on long-term investment in the consolidated statements of operations and comprehensive loss. Gain of $87,482 and loss of $466,262 were recognized for this investment for the years ended December 31, 2024 and 2023, respectively. The investment is classified within Level 3 of the fair value hierarchy due to the lack of quoted market prices and limited observable inputs.

(2)      The Group purchased CCDs issued by Indian Ale Ventures Private Limited during the year ended December 31, 2024 with the consideration of INR 6,250,000 (approximately $76,605). The investment was accounted for at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the Group in accordance with ASC topic 321, Investments — Equity Securities. There was no impairment recognized for the year ended December 31, 2024. The investment is classified within Level 3 of the fair value hierarchy due to the lack of quoted market prices and limited observable inputs.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

9.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2024	2023
Accrued expense	$2,325,766	$2,260,997
Accrued payroll and welfare	204,973	248,286
Contract liabilities	166,582	35,080
Payable for purchasing equipment	13,101	233,635
Others	330,294	383,260
Total	$3,040,716	$3,161,258

10.    LEASES

Operating lease right-of-use assets, net and operating lease liabilities consisted of the following:

	As of December 31,
	2024	2023
Operating lease right-of-use assets	10,393,154	11,372,614
Operating lease right-of-use assets – accumulated amortization	(4,971,918)	(4,434,132)
Operating lease right-of-use assets, net	5,421,236	6,938,482

Operating lease liabilities, current	2,060,022	2,172,368
Operating lease liabilities, non-current	3,911,466	5,255,281
Total operating lease liabilities	5,971,488	7,427,649

A summary of lease cost recognized in the Group’s consolidated statements of operations and comprehensive loss is as follows:

	For the Years Ended December 31,
	2024	2023
Operating leases cost excluding short-term rental expense	$2,437,633	$2,529,180
Short-term lease cost	355,098	98,935
Total	$2,792,731	$2,628,115

The Group’s lease agreements do not have a discount rate that is readily determinable. The incremental borrowing rate is determined at lease commencement or lease modification and represents the rate of interest the Group would have to pay to borrow on a collateralized basis over a similar term and an amount equal to the lease payments in a similar economic environment.

As of December 31, 2024, the weighted average remaining lease term was 7.32 years, and the weighted average discount rate was 4.91% for the Group’s operating leases.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

10.    LEASES (cont.)

The following table summarizes the maturity of lease liabilities under operating leases as of December 31, 2024:

Operating Leases
For the years ending December 31,
2025	$2,299,231
2026	1,303,612
2027	588,220
2028	333,149
2029 and thereafter	2,794,794
Total lease payments	7,319,006
Less: imputed interest	1,347,518
Total	5,971,488
Less: current portion	2,060,022
Non-current portion	$3,911,466

11.    BORROWINGS

As of December 31, 2024 and 2023, summary of the borrowings is as following:

			As of December 31, 2024			As of December 31, 2023
Bank and other financial institution	Annual Interest Rate	Maturity	Principal	Short-term	Long-term (Non-current portions)	Short-term	Long-term (Non-current portions)
Bank SinoPac(1)	2.61%	November 2027	951,765	326,321	625,444	—	1,368,659
Bank SinoPac(1)	2.61%	December 2028	777,066	194,267	582,799	557,479	482,691
Bank SinoPac(1)	2.19%	January 2025	457,457	457,457	—	—	—
Bank SinoPac(1)	2.19%	February 2025	2,192,112	2,192,112	—	—	—
Bank SinoPac(1)	2.19%	June 2025	245,593	245,593	—	—	—
Bank SinoPac(1)	2.06%	May 2024	1,304,681	—	—	1,304,681	—
Bank SinoPac(1)	2.06%	February 2024	489,876	—	—	489,876	—
Bank SinoPac(1)	2.06%	March 2024	1,143,044	—	—	1,143,044	—
Bank SinoPac(1)	2.06%	April 2024	294,399	—	—	294,399	—
Bank SinoPac(1)	2.06%	June 2024	285,825	—	—	285,825	—
Bank of Taiwan(4)	1.91%	October 2038	6,300,024	455,424	5,844,600	487,696	6,746,498
Bank of Taiwan(4)	2.41%	March 2025	609,942	609,942	—	—	—
Bank of Taiwan(4)	2.28%	April 2024	326,584	—	—	326,584	—
Bank of Taiwan(4)	2.28%	May 2024	326,584	—	—	326,584	—
Chang Hwa Bank	2.43%	March 2025	501,170	501,170	—	—	—
Chang Hwa Bank	2.43%	June 2025	1,219,884	1,219,884	—	—	—
Chang Hwa Bank	2.43%	April 2025	302,232	302,232	—	—	—
Chang Hwa Bank	2.43%	May 2025	336,862	336,862	—	—	—
Chang Hwa Bank(2)	2.30%	January 2024	326,584	—	—	326,584	—
Chang Hwa Bank(2)	2.30%	February 2024	211,964	—	—	211,964	—
Chang Hwa Bank(2)	2.30%	March 2024	1,306,336	—	—	1,306,336	—
CTBC BANK	2.60%	December 2026	914,913	—	914,913	—	—
E.SUN BANK	2.62%	March 2025	1,372,370	1,372,370	—	—	—
E.SUN BANK	2.50%	June 2024	489,876	—	—	489,876	—
E.SUN BANK	2.50%	May 2024	326,584	—	—	326,584	—
First Bank(3)	2.60%	January 2029	713,638	167,835	545,803	—	—
First Bank(3)	2.60%	April 2029	377,849	83,460	294,389	—	—
First Bank(3)	2.60%	September 2029	798,546	160,027	638,519	—	—
First Bank(3)	2.20%	November 2025	914,913	914,913	—	—	—

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

11.    BORROWINGS (cont.)

			As of December 31, 2024			As of December 31, 2023
Bank and other financial institution	Annual Interest Rate	Maturity	Principal	Short-term	Long-term (Non-current portions)	Short-term	Long-term (Non-current portions)
First Bank	2.08%	November 2024	979,752	—	—	979,752	—
Hua Nan Bank	2.38%	January 2025	1,067,399	1,067,399	—	—	—
Hua Nan Bank	2.38%	April 2025	283,773	283,773	—	—	—
Hua Nan Bank	2.20%	April 2024	326,584	—	—	326,584	—
Hua Nan Bank	2.20%	January 2024	653,168	—	—	653,168	—
Shin Kong Bank	2.21%	June 2025	97,150	97,150	—	—	—
Taipei Fubon Bank	2.34%	February 2025	914,913	914,913	—	—	—
Taipei Fubon Bank	2.34%	April 2025	609,942	609,942	—	—	—
Taipei Fubon Bank	2.34%	March 2025	76,097	76,097	—	—	—
Taipei Fubon Bank	2.34%	May 2025	77,841	77,841	—	—	—
Taipei Fubon Bank	2.34%	June 2025	158,987	158,987	—	—	—
Taipei Fubon Bank	2.21%	March 2024	2,260,342	—	—	2,260,342	—
Taipei Fubon Bank	2.21%	June 2024	179,408	—	—	179,408	—
Taishin International Bank	2.61%	February 2025	914,913	914,913	—	—	—
Taishin International Bank	2.45%	January 2024	326,584	—	—	326,584	—
Yuanta Bank	2.03%	March 2025	1,524,855	1,524,855	—	—	—
Yuanta Bank	1.82%	January 2024	1,241,019	—	—	1,241,019	—
Yuanta Bank	1.82%	February 2024	391,901	—	—	391,901	—
Total				15,265,739	9,446,467	14,236,270	8,597,848

____________

(1)      The loan is collateralized by the machinery of the Company for the years ended December 31, 2024 and 2023.

(2)      The loan is secured by restricted cash of $401,110 for the year ended December 31 2023.

(3)      The loan is secured by restricted cash of $203,779 for the year ended December 31 2024.

(4)      The loan is collateralized by land and buildings of the Company for the years ended December 31, 2024 and 2023.

(5)      All the loans above were guaranteed by David Chuang, the director of the Group.

Interest expenses were $507,198 and $295,631 for the years ended December 31, 2024 and 2023, respectively. The weighted average interest rates for the years ended December 31, 2024 and 2023 were 2.18% and 1.91%, respectively.

As of December 31, 2024, the Group had unused credit facilities of approximately $8,238,823.

Aggregate borrowings maturities for the next five fiscal years and thereafter are as follows:

For the years ended December 31,
2025	$15,265,739
2026	914,913
2027	—
2028	—
2029	1,890,033
Thereafter	6,641,521
Total	$24,712,206

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

12.    INCOME TAXES

Income (loss) before income tax expense by geographic locations is as follows:

	For the years ended December 31,
	2024	2023
		(As Restated)
Taiwan operations	$261,503	$391,534
Non-Taiwan operations	(3,040,432)	(3,310,216)
Total	$(2,778,929)	$(2,918,682)

The components of income tax expense (benefit) are as follows, none of which related to the Cayman Islands:

	For the years ended December 31,
	2024	2023
		(As Restated)
Taiwan:
Current	$307,398	$353,648
Deferred	72,160	(176,230)
	$379,558	$177,418
Non-Taiwan:
Current	$850	$(441,492)
Deferred	75,838	(486,997)
	$76,688	$(928,489)

Total current tax expense (benefit)	$308,248	$(87,844)
Total deferred tax expense (benefit)	147,998	(663,227)
Total income tax expense (benefit)	$456,246	$(751,071)

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. The Company intends to maintain its status as a tax-exempt entity under Cayman Islands law.

Taiwan

FST is subject to a 23.45% combined tax rate, consisting of a statutory income tax rate of 20%, a 5% undistributed earnings tax, and the interaction of these taxes, under the laws of Taiwan.

As of December 31, 2024, the tax years ended December 31, 2018 through 2024 for FST are generally subject to examination by the Taiwan tax authorities.

United States

FST American, Inc. is subject to a federal statutory income tax rate of 21% and respective state income tax rates. The subsidiary is subject to a global intangible low-taxed income tax (“GILTI”), which is a tax on certain off-shore earnings at an effective rate of 10.5% (increasing to 13.125% for tax years beginning after December 31, 2025) with a partial offset for foreign tax credits.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

12.    INCOME TAXES (cont.)

The state corporate income tax rate in California, Colorado and Arizona are 9.93%, 4.55% and 4.90%, respectively.

FST America, Inc. files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is generally subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return.

Japan

FST Japan LLC was mainly subject to Japanese national and local income taxes, inhabitant tax, and enterprise tax, which, in the aggregate, represent a statutory income tax rate of approximately 23.2% for the years ended December 31, 2024 and 2023, respectively.

FST Japan LLC is subject to taxation and files income tax returns in Japan. Tax years for the periods ended December 31, 2019 and subsequent years remain open to examination by the tax authority.

A reconciliation between the Group’s reported income tax expense (benefit) and the income tax expense (benefit) at the Taiwan statutory income tax rate of 20% for distributed earnings, where the Group’s major operations are based, is as follows:

	For the years ended December 31,
	2024	2023
		(As Restated)
Loss before income tax expense	$(2,778,929)	$(2,918,682)
Income tax benefit computed at the statutory income tax rate	(555,786)	(583,736)
Reconciling items:
Impact of different tax rates in other jurisdictions	(32,376)	(243,314)
Impact of tax rate change	(63,616)	—
Tax effect of other non-deductible items	392,205	24,987
Tax-exempt income from long-term investments	(17,496)	93,253
Adjustment of current taxes in respect of prior year	(8,712)	(436,407)
Adjustment of deferred taxes in respect of prior year	(50,518)	52,646
Change in deferred tax asset valuation allowance	792,545	340,167
Others	—	1,333
Income tax expense (benefit)	$456,246	$(751,071)
Effective tax rates	(16.4)%	25.7%

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

12.    INCOME TAXES (cont.)

As of December 31, 2024 and 2023 the significant components of the deferred tax assets and deferred tax liabilities are summarized below:

	As of December 31,
	2024	2023
		(As Restated)
Deferred tax assets:
Net operating loss carried forwards	$2,049,940	$1,361,646
Allowance for credit losses	285,658	305,903
Inventories	152,776	96,538
Lease liabilities	1,311,830	—
Others	77,379	118,888
Deferred tax assets	3,877,583	1,882,975
Valuation allowance	(1,414,090)	(733,726)
Deferred tax assets, net of valuation allowance	2,463,493	1,149,249

Deferred tax liabilities:
Right-of-use assets	1,167,759	—
Property, plant and equipment	439,166	293,047
Intangible assets	452,084	370,364
Others	23,592	—
Deferred tax liabilities	$2,082,601	$663,411

For the years ended December 31, 2024 and 2023, the valuation allowance for deferred tax assets is as follows:

	December 31, 2024	December 31, 2023
Valuation allowance for deferred tax assets, beginning of year	733,726	394,573
Increases allocated to continuing operations	792,545	340,167
Translation adjustment	(112,181)	(1,014)
Net change in the valuation allowance	680,364	339,153
Valuation allowance for deferred tax assets, ending of year	$1,414,090	$733,726

As of December 31, 2024, the Group had net operating loss carry forwards available to offset future taxable income, shown below by major jurisdictions:

Jurisdiction	Amount	Expiration year
US	$3,257,086	Indefinite
US	$2,426,941	2043
US	$821,964	2044
Japan	$4,528,302	2031 – 2034

Unrecognized tax benefits

The Group evaluates each tax position (and the potential application of interest and penalties) based on the technical merits, and measure the unrecognized tax benefits associated with the tax positions. As of December 31, 2024 and 2023, the Group did not have any significant unrecognized tax benefits. The Group did not incur interest and penalties related to income taxes for the years ended December 31, 2024 and 2023.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

13.    RELATED PARTY TRANSACTIONS

The following is a list of related parties with whom the Group has significant transactions:

No.	Name of Related Parties	Relationship with the Group
a	Factory Automation Technology Co., Ltd	3.66% owned by the Group
b	Far East Machinery Co., Ltd	A principal shareholder of the Group
c	David Chuang	The Chairman of the Board of the Group
d	Chiayi Sports Equipment Co., Ltd	David Chuang is an immediate family member of the Chairman of the Board
e	Peko, LLC.	David Chuang is the owner of Peko, LLC.

Amounts due from related parties

Amounts due from related parties consisted of the following for the periods indicated:

	As of December 31,
	2024	2023
Factory Automation Technology Co., Ltd(1)	$61,370	$14,132
Total	$61,370	$14,132

____________

(1)      The balance mainly represented software service fee charged and prepayment for machinery to the related party.

Amounts due to related parties

Amounts due to related parties consisted of the following for the periods indicated:

	As of December 31,
	2024	2023
Far East Machinery Co., Ltd(1)	$119,578	$241,324
Chiayi Sports Equipment Co., Ltd(2)	181	1,643
Peko, LLC	—	32,500
Total	$119,759	$275,467

____________

(1)      The balance mainly represented lease expense and utility expense payable to the related party.

(2)      The balance mainly represented utility expense payable and purchase of land and building payable to the related party.

(2)      The balance mainly represented lease expense payable to the related party.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

13.    RELATED PARTY TRANSACTIONS (cont.)

Related party transactions

Material related party transactions consisted of the following for the periods indicated:

Related party transactions	For the years ended December 31,
Nature	2024	2023
Factory Automation Technology Co., Ltd.
Software service fee	$235,769	$219,143
Purchase of machinery	$698,600	$114,597

Far East Machinery Co., Ltd
Software service fee	$12,919	$—
Lease expense	$747,515	$770,403
Utility expense	$734,359	$765,801

Peko, LLC
Lease expense	$390,000	$360,000

Chiayi Sports Equipment Co., Ltd
Lease expense	$—	$124,709
Purchase of land and buildings	$—	$9,488,314

14.    ORDINARY SHARES

FST was established under the laws of Taiwan on May 18, 1976. As of December 31, 2022, the authorized number of Ordinary Shares was 100,000,000 with par value of TWD$10 (approximately $0.33) per share and 41,964,919 shares issued and outstanding. On June 19, 2023, FST’s shareholder meeting approved to issue 12,589,476 additional Ordinary Shares to all existed shareholders at par value of TWD$10 (approximately $0.33) per share as stock dividend, each 1,000 Ordinary Shares of existed shareholders has the right to receive 300 shares of stock dividend. As of December 31, 2023, the authorized number of Ordinary Shares was 100,000,000 with par value of TWD$10 (approximately $0.33) per share and 54,554,395 shares issued and outstanding.

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. As of December 31, 2023, the Company had issued one ordinary share.

On June 26, 2024, the Company entered into the several restructuring documents with certain FST’s shareholders (“FST Restructuring”). On December 27, 2024, the Company consummated the FST Restructuring with FST, and FST become a subsidiary of the Company. The Company issued 37,749,380 ordinary shares to initial FST shareholders who participated in the FST Restructuring. As of December 31, 2024, issued and outstanding ordinary shares of the Company was 37,749,381.

15.    CONCENTRATION OF RISK

(a)    Exchange rate risks

FST Taiwan and the Group’s subsidiary in Japan may be exposed to significant currency risks from exchange rate fluctuations and the degree of foreign exchange rates between the U.S. Dollar and the TWD, and between the U.S. Dollar and the JPY. As of December 31, 2024 and 2023, the TWD denominated cash and cash equivalents and restricted cash amounted to $1,806,939 and $1,227,189, respectively. As of December 31, 2024 and 2023, the JPY denominated cash and cash equivalents amounted to $169,939 and $105,373, respectively.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

15.    CONCENTRATION OF RISK (cont.)

(b)    Liquidity risks

The Group is exposed to liquidity risks, which is the risk it will be unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. The Group is also exposed to liquidity risk on the repayment of matured bank borrowings. As of December 31, 2024 and 2023, short-term bank loans amounted to $15,265,739 and $14,236,270, respectively. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Group may turn to bank and other financial institutions to take loans to meet liquidity shortages.

(c)     Interest rate risk

The Group is subject to interest rate risk. Bank interest bearing loans are charged at variable interest rates within the reporting period. The Group is subject to the risk of adverse changes in the interest rates charged by the banks when these loans are refinanced.

(d)    Credit risks

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for credit losses. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

There’s no single customer who represented 10% or more of the Group’s total revenue for the years ended December 31, 2024 and 2023.

The following table sets forth a summary of single customers who represented 10% or more of the Group’s total accounts receivable:

	As of December 31,
	2024	2023
Percentage of the Group’s accounts receivable
Customer B	13%	12%
Total	13%	12%

The following table sets forth a summary of single suppliers who represented 10% or more of the Group’s total purchase:

	For the years ended December 31,
	2024	2023
Percentage of the Group’s total purchase
Supplier A	33%	21%
Supplier B	12%	20%
Supplier C	* %	15%
Total	45%	56%

____________

*        Represent percentage less than 10%

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

15.    CONCENTRATION OF RISK (cont.)

The following table sets forth a summary of single suppliers who represented 10% or more of the Group’s total accounts payable:

	As of December 31,
	2024	2023
Percentage of the Group’s accounts payable
Supplier A	45%	31%
Total	45%	31%

16.    COMMITMENTS AND CONTINGENCIES

Contingencies

The Group’s significant unrecognized contractual commitments are as follows:

	December 31, 2024	December 31, 2023
Acquisition of property, plant and equipment	$48,842	$1,319,465
Access to software license services	428,229	349,755
Other services	21,775	—
Total	$498,846	$1,669,220

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no material pending or threatened claims and litigation as of the issuance date of these consolidated financial statements.

17.    SUBSEQUENT EVENTS

Closing of the Business Combination

On January 15, 2025 (the “Closing Date”), the Company consummated the previously announced Business Combination contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, the Business Combination was completed in four steps: (i) at the Closing Date, each SPAC Unit outstanding immediately prior to the Closing Date was automatically detached, and the holder thereof was deemed to hold one (1) SPAC Class A Ordinary Share and one-half (1/2) of a SPAC Warrant in accordance with the terms of the applicable SPAC Unit; (ii) each SPAC Class B Ordinary Share that was issued and outstanding immediately prior to the Closing Date was automatically converted into one (1) SPAC Class A Ordinary Share in accordance with the terms of the SPAC Articles (such automatic conversion, the “SPAC Class B Conversion”); (iii)  each SPAC Class A Ordinary Share (which, for the avoidance of doubt, includes the SPAC Class A Ordinary Shares (A) issued in connection with the SPAC Class B Conversion and (B) held as a result of the unit separation) that was issued and outstanding was cancelled in exchange for the right to receive one (1) CayCo Ordinary Share; and (iv)  each SPAC Warrant that was outstanding and unexercised was converted into and become the right to receive a CayCo Warrant, which is on the same terms and conditions as the applicable SPAC Warrant. Unless otherwise defined herein, capitalized terms used herein are defined in the Business Combination Agreement.

In connection with the closing of the Business Combination, FST Merger Ltd. merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of the Company, and Chenghe changed its name to “FST Ltd.”, the Company’s Ordinary Shares commenced trading on the Nasdaq Global Market under the symbol “KBSX” on January 16, 2025.

FST Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

17.    SUBSEQUENT EVENTS (cont.)

The Group is in the process of evaluating the accounting treatment of the Business Combination. The Group expected the Business Combination will be accounted for as a reverse merger in accordance with GAAP. Under this method of accounting, Chenghe will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the Company’s shareholders expecting to have a majority of the voting power of the combined company, the Company comprising the ongoing operations of the combined entity, the Company comprising a majority of the governing body of the combined company, and the Company’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the Company issuing share for the net assets of Chenghe, accompanied by a recapitalization. The net assets of Chenghe will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of the Company.

The impact of new tariffs policy in U.S.

In April, 2025, the U.S. has recently enacted and proposed to enact significant new tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. The Group is in the process of evaluating the effect of these developments, or the perception that any of them could occur.

The Group has evaluated subsequent events through the date of issuance of the consolidated financial statements, and it did not identify any other subsequent events with material financial impact on the Group’s consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
FST Ltd. (Formerly Chenghe Acquisition I Co.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of FST Ltd. (Formerly Chenghe Acquisition I Co.) (the “Company”) as of December 31, 2024 and 2023, the related statements of operations, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company entered into a definitive merger agreement with a business combination target on December 22, 2023 as amended on September 10, 2024; which was completed on January 15, 2025. As more fully described in Note 1, the Company has a significant working capital deficiency and needs to raise additional funds after the completion of the business combination to meet its obligations. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

We have served as the Company’s auditor since 2024.

New York, New York
May 15, 2025

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
BALANCE SHEETS

	December 31, 2024	December 31, 2023
Assets
Current Assets
Prepaid expenses	$—	$3,640
Total Current Assets	—	3,640
Cash held in Trust Account	41,746,692	43,605,597
Total Assets	$41,746,692	$43,609,237

Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$2,949,312	$1,716,466
Promissory note – related party	1,794,938	404,170
Transaction costs payable	1,028,375	—
Commitment shares liability	1,179,000	—
Total Current Liabilities	6,951,625	2,120,636
Warrant liabilities	603,566	144,000
OET derivative liability	914,764	—
Total Liabilities	8,469,955	2,264,636

Commitments and Contingencies (Note 7)

Class A ordinary shares subject to possible redemption 3,534,431 and 3,941,873 shares at redemption value of $11.81 and $11.06 at December 31, 2024 and 2023, respectively	41,746,692	43,605,597

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,058,127 shares issued and outstanding (excluding 3,534,431 and 3,941,873 shares subject to possible redemption) at December 31, 2024 and 2023, respectively	106	106
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,191,873 shares issued and outstanding at December 31, 2024 and 2023	219	219
Additional paid-in capital	—	1,960,254
Accumulated deficit	(8,470,280)	(4,221,575)
Total Shareholders’ Deficit	(8,469,955)	(2,260,996)
Total Liabilities, Redeemable Ordinary Shares and Shareholders’ Deficit	$41,746,692	$43,609,237

The accompanying notes are an integral part of the financial statements.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023
Formation and operating costs	$3,728,156	$2,143,619
Loss from operations	(3,728,156)	(2,143,619)
Other (expense) income:
(Loss) gain on change in fair value of warrants	(459,566)	1,584,000
Other income attributable to derecognition of deferred underwriting fee allocated to offering costs	—	186,550
Trust interest income	1,784,287	3,650,731
Unrealized loss on change in fair value of OET derivative liability	(914,764)	—
Expense recognized on transferring of 2,650,000 Class B ordinary shares from Old Sponsor to New Sponsor	—	(2,851,750)
Total other income, net	409,957	2,569,531

Net (loss) income	$(3,318,199)	$425,912

Basic and diluted weighted average shares outstanding of Class A ordinary shares subject to possible redemption	3,871,740	7,519,729
Basic and diluted net (loss) income per share, Class A ordinary shares subject to possible redemption	$(0.47)	$0.04
Basic and diluted weighted average shares outstanding of non-redeemable Class A and Class B ordinary shares	3,250,000	3,250,000
Basic and diluted net (loss) income per share, non-redeemable Class A and Class B ordinary shares	$(0.47)	$0.04

The accompanying notes are an integral part of the financial statements.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid- in Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2022	—	$—	3,250,000	$325	$—	$(5,491,702)	$(5,491,377)
Conversion of Class B ordinary shares to Class A ordinary shares	1,058,127	106	(1,058,127)	(106)	—	—	—
Waived Deferred Underwriter Commissions	—	—	—	—	—	4,363,450	4,363,450
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	(1,191,496)	(3,519,235)	(4,710,731)
Waived April 2023 Promissory Note	—	—	—	—	300,000	—	300,000
Transfer of 2,650,000 Class B ordinary shares from Old Sponsor to New Sponsor	—	—	—	—	2,851,750	—	2,851,750
Net income	—	—	—	—	—	425,912	425,912
Balance – December 31, 2023	1,058,127	$106	2,191,873	$219	$1,960,254	$(4,221,575)	$(2,260,996)
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	(1,960,254)	(930,506)	(2,890,760)
Net loss	—	—	—	—	—	(3,318,199)	(3,318,199)
Balance – December 31, 2024	1,058,127	$106	2,191,873	$219	$—	$(8,470,280)	$(8,469,955)

The accompanying notes are an integral part of the financial statements.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(3,318,199)	$425,912
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,784,287)	(3,650,731)
Other income attributable to derecognition of deferred underwriting fee allocated to offering costs	—	(186,550)
Expense recognized on transferring of 2,650,000 Class B ordinary shares from Old Sponsor to New Sponsor	—	2,851,750
Unrealized loss (gain) on change in fair value of warrants	459,566	(1,584,000)
Unrealized loss on change in fair value of OET derivative liability	914,764	—
Financing costs	1,179,000	—
Changes in operating assets and liabilities:
Prepaid expenses	3,640	167,440
Accounts payable and accrued expenses	1,232,846	1,229,114
Due to related party	—	(319)
Net cash used in operating activities	(1,312,670)	(747,384)

Cash flows from investing Activities
Principal deposited in Trust Account	(1,106,473)	(1,060,000)
Cash deposited into an interest – bearing deposit trust account	—	(43,179,525)
Cash withdrawn from disposal of marketable securities held in trust account	—	43,179,525
Cash withdrawn from Trust Account in connection with redemption	4,749,665	95,617,197
Net cash (used in) provided by investing activities	3,643,192	94,557,197

Cash flows from financing Activities
Extension deposits paid by FST	1,028,375	—
Proceeds from issuance of promissory notes to Sponsor	1,390,768	704,170
Redemption of ordinary shares	(4,749,665)	(95,617,197)
Net cash provided by (used in) financing activities	(2,330,522)	(94,913,027)

Net change in cash	—	(1,103,214)
Cash, beginning of the period	—	1,103,214
Cash, end of the period	$—	$—

Supplemental disclosure of cash flow information:
Waived deferred underwriting commissions charged to accumulated deficit	$—	$4,363,450
Waived promissory· note charged to additional paid-in capital	$—	$300,000
Remeasurement of Class A ordinary shares to redemption amount	$2,890,760	$4,710,731

The accompanying notes are an integral part of the financial statements.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 1 — ORGANIZATION AND BUSINESS OPERATION

FST Ltd. (formerly “Chenghe Acquisition I Co.” and “LatAmGrowth SPAC”) (the “Company”) was incorporated as a Cayman Islands exempted company on May 20, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). As discussed below, the Company completed a Business Combination on January 15, 2025.

Initial Public Offering

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from May 20, 2021 (inception) through December 31, 2024 relates to the Company’s formation, its initial public offering (the “IPO”), the search for a Business Combination target and the negotiation of a Business Combination, which as noted below, was completed on January 15, 2025. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO was declared effective on January 24, 2022. On January 27, 2022, the Company consummated the IPO of 13,000,000 units, (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $130,000,000, which is discussed in Note 3. Each Unit consists of one Public Share and one-half of one redeemable warrant (the “Public Warrant”). On September 8, 2023, BofA Securities, Inc. (“BofA”) delivered a letter to the Company to waive its entitlement to the payment of $2,275,000 deferred underwriting fee to be paid under the terms of the underwriting agreement (the “Underwriting Agreement”) dated January 24, 2022 entered into in connection with the IPO by and among the Company, BofA and Banco BTG Pactual S.A. (“BTG Pactual”). On September 19, 2023, BTG Pactual delivered a letter to the Company to waive its entitlement to the payment of $2,275,000 deferring underwriting fee with respect to the Business Combination.

Simultaneously with the closing of the IPO, the Company consummated the sale of 7,900,000 warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant in a private placement to LatAmGrowth Sponsor LLC, a Delaware limited liability company (the “Old Sponsor”), generating gross proceeds of $7,900,000, which is discussed in Note 4.

Transaction costs amounted to $7,647,620 consisting of $2,600,000 of underwriting discount, $4,550,000 of deferred underwriting discount (which was subsequently waived as disclosed above and in Note 7), and $497,620 of other offering costs. In addition, $2,494,203 of cash was held outside of the Trust Account (as defined below) and was available for working capital purposes at the consummation of the IPO.

Following the closing of the IPO on January 27, 2022, an amount of $132,600,000 ($10.20 per Unit) from the net proceeds of the sale of the public units in the IPO and the sale of the Private Placement Warrants was placed in a Trust Account (“Trust Account”) and was invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations.

Sponsor Sale

The Company’s current Sponsor is Chenghe Investment I Limited, an exempted company incorporated with limited liability under the laws of Cayman Islands (the “New Sponsor” and “Sponsor” means each of the Old Sponsor and the New Sponsor, unless the context indicates otherwise). On September 29, 2023, the Company, the Old Sponsor and the New Sponsor entered into a securities purchase agreement (the “SPA”), and on October 6, 2023, the Old Sponsor and the New Sponsor consummated the transactions contemplated by the SPA (the “Sponsor Sale”) pursuant to which the New Sponsor acquired an aggregate of (i) 2,650,000 Class B ordinary shares, par value $0.0001 per share of the Company and

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 1 — ORGANIZATION AND BUSINESS OPERATION (cont.)

(ii) 7,900,000 Private Placement Warrants held by the Old Sponsor for an aggregate purchase price of $1.00 plus New Sponsor’s agreement to deposit into the Trust Account (a) on the closing of the Sponsor Sale, $450,000 for due and payable extension contribution payments which was provided to the Company in the form of a promissory note from the New Sponsor incurred prior to the date of the SPA and (b) on any other applicable due date, other extension payments that may become due after the Sponsor Sale, and in accordance with the terms of the Trust Agreement. Prior to the Sponsor Sale closing, the Old Sponsor and the Company shall take all actions necessary to ensure that the Company has fully satisfied, discharged and/or paid all of the Company’s Liabilities (as defined in the SPA) incurred on or prior to the closing date of the Sponsor Sale. Following the completion of the Sponsor Sale, the Old Sponsor owns 600,000 Class B ordinary shares and no Private Placement Warrants. The Old Sponsor, the New Sponsor and the Company further agreed that after the completion of the Sponsor Sale, to the extent that the New Sponsor transfers any Class B ordinary shares (the “Committed Shares”) for the purpose of securing further extension of the period of time that the Company can consummate its initial Business Combination (“Further Extension”), or reducing the number of holder of Class A ordinary shares electing to exercise its redemption rights in connection with any Further Extension, if the number of Class B ordinary shares so transferred by the New Sponsor is less than 1,000,000 Class B ordinary shares, the New Sponsor shall transfer to the Old Sponsor, at the closing of the Business Combination, a number of additional Class B ordinary shares equal to the product of (i) 1,000,000 minus the number of Committed Shares and (ii) 0.5, rounded down to the nearest whole number (the “Earnout Shares”), provided that the number of Earnout Shares shall not exceed 250,000 Class B ordinary shares in the aggregate; provided further that, if the New Sponsor uses only cash or other arrangements (excluding the use of Class B ordinary shares) to secure the Further Extension, the amount of the Earnout Shares shall be 100,000 Class B ordinary shares. For the avoidance of doubt, if the New Sponsor uses a combination of cash or other arrangements and Class B ordinary shares to secure the Further Extension, the Old Sponsor shall be entitled to receive Earnout Shares based on the number of Class B ordinary shares transferred, in accordance with the formula described above.

The Company analyzed the SPA entered into during September 2023 under SAB Topic 5, Miscellaneous Accounting, section T, Accounting for Expenses or Liabilities Paid by Principal Stockholder(s) and concluded that the SPA provides the Company with a benefit in the form of the right to receive additional extension contributions from the New Sponsor. The right to receive the additional extension contributions required the New Sponsor, who is a principal shareholder, to provide or cause to provide consideration in the form of a transfer of Class B ordinary shares of the Company. The estimated fair value of the earnout provision at the closing of the Sponsor Sale on October 6, 2023 is nominal to zero. As a result, the Company determined that an expense in the full amount of the fair value of the Class B ordinary shares transferred should be recorded. During October 2023, the Company recorded an expense under SAB Topic 5T of $2,851,750 with a corresponding increase to additional paid-in capital, based on a Monte Carlo Model simulation valuation of the Class B ordinary shares.

On October 2, 2023, the Old Sponsor entered into the EBC Letter Agreement, under which, the Old Sponsor agreed to (i) transfer, at no consideration, to EBC 25,000 Class B ordinary shares of the Company held by the Old Sponsor at the closing of the Business Combination. If the Old Sponsor is required to forfeit Class B ordinary shares to the Company that it’s retaining pursuant to the SPA so that the total number of Class B ordinary shares becomes less than 500,000, EBC will forfeit a pro rata number of Class B ordinary shares with the Old Sponsor’s reduction below 500,000 such that the Class B ordinary shares held by EBC will then represent 5% of the total Class B ordinary shares held by the Old Sponsor and EBC; (ii) transfer to EBC an aggregate of 26.7% of any consideration it receives as a result of certain “tail” arrangement it has with a third party as a result of a proposed transaction; and (iii) pay to EBC an aggregate of $5,000 to reimburse EBC for expenses incurred by it for the services rendered to the Company and the Old Sponsor.

The 25,000 Class B ordinary shares that the Old Sponsor agreed to transfer to EBC (subject to forfeiture) were valued at $1.09 per share or an aggregate of $27,336 as at October 2, 2023, based on a Monte Carlo Model simulation valuation of the Class B ordinary shares. The amount will be recorded as Compensation Expense at the close of a Business Combination. The estimated fair value of the forfeiture provision on October 2, 2023, the date of the EBC Letter Agreement, was immaterial.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 1 — ORGANIZATION AND BUSINESS OPERATION (cont.)

On October 2, 2023, in connection with the Sponsor Sale, EBC issued the EBC Waiver Letter to the Company, pursuant to which, the EBC BCMA (as defined in Note 7) is terminated. Under the EBC Waiver Letter, the Company agreed that such Class B ordinary shares to be transferred by the Old Sponsor to EBC under the EBC Letter Agreement will have the same registration rights as the other Class B ordinary shares held by the Old Sponsor.

Upon closing of the Business Combination on January 15, 2025, the Old Sponsor held 700,000 Class B ordinary shares, as a result of which, Old Sponsor transferred 25,000 shares to EBC as described above.

Debt Financing

On April 13, 2023, the Company issued a non-interest bearing non-convertible unsecured promissory note to the Old Sponsor for a principal amount of up to $1,050,000 to fund the contributions to the Company’s Trust Account in connection with the First Extension Amendment and the First Trust Amendment (“April 2023 Note”). The April 2023 Note was terminated on October 4, 2023 and all amounts outstanding under the April 2023 Note, amounted to $300,000, are forgiven without any further liability of the Company or the Old Sponsor. The amounts forgiven were recognized as a capital transaction at October 4, 2023.

On October 25, 2023, the Company issued a non-interest bearing non-convertible unsecured promissory note (the “October 2023 Note”) to the New Sponsor, for a principal amount of up to $1,960,000. As of December 31, 2024, the total outstanding under the October 2023 Note was $1,520,084. Including the $428,000 cash transferred from the Company’s bank account controlled by the Old Sponsor to the account controlled by the New Sponsor (as mentioned above), the New Sponsor paid $1,948,084 in total under the October 2023 Note, on behalf of the Company, for extension and working capital purposes, of which $610,000 was used for extension deposits and $1,338,084 was used for working capital purposes.

On July 11, 2024, the Company issued a non-interest bearing non-convertible unsecured promissory note (the “July 2024 Note”) to the New Sponsor, for a principal amount of up to $500,000. The Company may apply the amount advanced by the New Sponsor under the July 2024 Note to fund the Extension Contribution or, as the Company deems appropriate, towards general corporate purposes. As of December 31, 2024, the total outstanding under the July 2024 Note was $274,854.

Subsequent to December 31, 2024 to January 10, 2025, the Company withdrew additional $50,000 under the July 2024 Note for working capital purpose. As of January 10, 2025, the total outstanding balance under the October 2023 Note and July 2024 Note was $1,844,938.

On January 10, 2025, the Company, the Sponsor, CayCo and FST entered into a letter agreement (the “Letter Agreement”), pursuant to which, parties agree that CayCo agrees to, failing which FST shall, pay to the Sponsor an amount to equal to $1,844,938, in the following manner: (i) pay, or cause to be paid, US$300,000 out of the trust account established by the Company with Continental Stock Transfer and Trust Company on the Maturity Date (the “First Payment”); (ii) pay, or cause to be paid, US$772,469 on or prior to the date falling 3 month after the Maturity Date (the “Second Payment”); and (iii) pay, or cause to be paid, US$772,469 on or prior to the date falling 6 months after the Maturity Date (the “Third Payment”).

Upon the closing of the Business Combination on January 15, 2025, the Company paid $300,000 to the Sponsor, out of the Trust Account.

Redemption and Extension

On April 13, 2023, 7,399,517 of the 13,000,000 Public Shares were redeemed at a redemption price of approximately $10.47 per share for an aggregate redemption amount of approximately $77.5 million, leaving 5,600,483 Public Shares remaining outstanding. On October 25, 2023, the holders of 1,658,610 Class A ordinary shares elected to redeem their shares for cash at a redemption price of approximately $10.94 per share, for an aggregate redemption amount of

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 1 — ORGANIZATION AND BUSINESS OPERATION (cont.)

approximately $18.1 million, leaving 3,941,873 Public Shares remaining outstanding. On October 25, 2024, the holders of 407,442 Class A ordinary shares elected to redeem their shares for cash at a redemption price of approximately $11.66 per share, for an aggregate redemption amount of approximately $4.7 million, leaving 3,534,431 Public Shares remaining outstanding. In connection with the shareholder vote to approve the Business Combination, on December 23, 2024, certain holders of Class A ordinary shares submitted redemption notices notifying the Company of their intention to exercise their right to redeem their shares for cash at a redemption price of approximately $11.81 per share. As of December 31, 2024, such redemption requests are still within the time frame when such requests can be rescinded, and redemption could only occur upon completion of the Business Combination. As a result of which, these 3,534,431 Class A ordinary shares were still subject to possible redemption and classified as temporary equity as of December 31, 2024.

On January 16, 2025, subsequent to the closing of the Business Combination, the Company paid approximately $20.7 million to holders of 1,754,618 Class A ordinary shares for redemption.

On each of April 27, 2023, May 30, 2023 and June 28, 2023, the Company deposited $150,000, for an aggregated of $450,000 into the Trust Account, of which, $300,000 was raised from the April 2023 Note (as defined below). The April 2023 Note was terminated on October 4, 2023 and all amounts outstanding under the April 2023 Note, amounted to $300,000, are forgiven without any further liability of the Company or the Old Sponsor. The amounts forgiven were recognized as a capital transaction at October 4, 2023.

On each of October 30, 2023 and November 29, 2023, the Company deposited $80,000 into the Trust Account to extend the Termination Date to December 27, 2023. From January 4 to September 2024, ten tranches of $78,837, for an aggregate of $788,370 was deposited into the Trust Account by FST pursuant to the Business Combination Agreement, extending the Termination Date to October 27, 2024.

From November 2024 to December 2024, three tranches of $106,033, for an aggregate of $318,099 was deposited into the Trust Amount, extending the Termination Date to January 27, 2025.

Nasdaq Notice

On June 15, 2023, the Company received a written notice from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“NASDAQ”) indicating that since the Company’s aggregate market value of its outstanding warrants was less than $1,000,000, the Company was no longer in compliance with the Nasdaq Global Market continued listing criteria set forth in the Nasdaq Listing Rule 5452(b)(C) (the “Rule”), which requires the Company to maintain an aggregate market value of its outstanding warrants of at least $1,000,000 (the “Notice”). The Company has been given 45 calendar days from the date of the Notice to submit a plan to regain compliance with the Rule. The Company did not submit such plan. On August 16, 2023, the Staff notified the Company that NASDAQ determined to commence proceedings to delist the Company’s Public Warrants, each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share, and listed to trade on NASDAQ under the symbol “LATGW”, from NASDAQ and that trading in the Public Warrants would be suspended at the opening of business on August 25, 2023, due to the Company’s failure to maintain a minimum of $1,000,000 in aggregate market value of its outstanding warrants for continued listing under NASDAQ Listing Rule 5452(b)(C). The Company did not appeal the Staff’s delisting determination. As a result, a Form 25-NSE was filed by NASDAQ on September 8, 2023 with the Securities and Exchange Commission (the “SEC”) to remove the Company’s Public Warrants from listing and registration on NASDAQ. Trading in the Company’s Class A ordinary shares and Units continues on NASDAQ.

On November 27, 2024, the Company received the notice from the staff of the Nasdaq notifying the Company that the Company is not in compliance with Listing Rule 5450(a)(2) (the “Minimum Public Holders Rule”), which requires the Company to maintain a minimum of 400 total holders for continued listing on the Nasdaq Global Market. An indicator reflecting the Company’s non-compliance will be broadcast over Nasdaq’s market data dissemination network and will also be made available to third party market data providers. The Notice does not impact the listing of the Company’s securities on the Nasdaq Global Market at this time.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 1 — ORGANIZATION AND BUSINESS OPERATION (cont.)

Business Combination

On January 15, 2025, the Company consummated the Business Combination pursuant to the merger agreement, entered into on December 22, 2023 (as amended on September 10, 2024, the “Merger Agreement”), with FST Corp., a Cayman Islands exempted company limited by shares (“CayCo”), FST Merger Ltd., a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of CayCo, (“Merger Sub”) and Femco Steel Technology Co., Ltd., a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 (“FST” and together with CayCo and Merger Sub, the “FST Parties”). Pursuant to the Merger Agreement, among other things, Merger Sub merged with and into the Company with the Company being the surviving company and as a direct, wholly owned subsidiary of CayCo (the “Merger”), and the Company changed its name to “FST Ltd.”

Pursuant to the Business Combination Agreement, (i) at Merger Effective Time, each of the Company’s unit outstanding immediately prior to the Merger Effective Time was automatically detached, and the holder thereof was deemed to hold one (1) of the Company’s Class A Ordinary Share and one-half (1/2) of the Company’s Warrant in accordance with the terms of the applicable Company unit; (ii)  each of the Company’s Class B Ordinary Share that was issued and outstanding immediately prior to the Merger Effective Time was automatically converted into one (1) the Company’s Class A Ordinary Share in accordance with the terms of the Company’s Articles (such automatic conversion, the “Company’s Class B Conversion”); (iii)  each of the Company’s Class A Ordinary Share (which, for the avoidance of doubt, includes the Company’s Class A Ordinary Shares (A) issued in connection with the Company’s Class B Conversion and (B) held as a result of the unit separation) that was issued and outstanding was cancelled in exchange for the right to receive one (1) CayCo Ordinary Share; and (iv)  each of the Company’s Warrant that was outstanding and unexercised was converted into and become the right to receive a CayCo Warrant, which is on the same terms and conditions as the applicable of the Company’s Warrant.

At the Closing, CayCo, the Sponsor, certain shareholder of the Company (the “Company Holders”) listed thereto and certain person listed thereto (the “Sponsor Key Holders”, and together with the Company Holders, the “Holders”) entered into a lock-up agreement (the “Lock-up Agreement”). Pursuant to the Lock-up Agreement, each Holder agrees not to transfer any Lock-Up Shares (as defined in the Lock-Up Agreement) for a period of six (6) months after the Closing Date, with certain exceptions and carveouts.

At the Closing, the Company, Cayco and other parties listed thereto entered into the Investor Rights Agreement, dated as of January 15, 2025. Pursuant to the Investor Rights Agreement, Cayco agreed to undertake certain resale shelf registration obligations in accordance with the Securities Act and certain holders have been granted customary demand and piggyback registration rights. Cayco further agreed to pay certain fees and expenses relating to registrations under the Investor Rights Agreement.

The CayCo Ordinary Shares began trading on the Nasdaq Global Market under the symbol “KBSX” on January 16, 2025.

Other Developments

On November 6, 2023, pursuant to the Trust Agreement, the Company instructed Continental Stock Transfer & Trust Company to hold all funds in the Trust Account uninvested in an interest-bearing bank deposit account.

On November 8, 2023, the New Sponsor notified the Company that it elected to convert 1,058,127 Class B ordinary shares held by itself to the same number of Class A ordinary shares, pursuant to the Founder Share Amendment Proposal. On November 16, 2023, 1,058,127 Class B ordinary shares held by the New Sponsor were converted into the same number of Class A ordinary shares. As of December 31, 2024, there were 4,592,558 Class A ordinary shares (3,534,431 shares are subject to possible redemption) and 2,191,873 Class B ordinary shares of the Company, issued and outstanding.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 1 — ORGANIZATION AND BUSINESS OPERATION (cont.)

Going Concern

As of December 31, 2024, the Company had no cash on hand and working capital deficit of $6,951,625. On October 6, 2023, the Company transferred cash balance of $428,000 from its bank account controlled by the Old Sponsor to an account controlled by the New Sponsor, as the new bank account of the Company under the control of the New Sponsor has not been set up yet. In January 2024, the Company set up a new bank account under control of the New Sponsor, as of the date hereof, no cash was deposited in the new bank account.

The Company’s liquidity needs prior to the IPO had been satisfied through a payment from the Old Sponsor of $25,000 (see Note 5) for the founder shares to cover certain offering costs and the loan under an unsecured promissory note from the Old Sponsor of $142,350, which was paid in full on January 27, 2022 (see Note 5). After the consummation of the IPO, cash of $2,494,203 in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes.

On April 13, 2023, the Company issued the April 2023 Note as described above. The April 2023 Note was terminated on October 4, 2023 and the withdrawal of $300,000 under the April 2023 Note was forgiven without any further liability of the Company or the Old Sponsor.

On October 25, 2023, the Company issued the October 2023 Note. As of December 31, 2024, the total outstanding under the October 2023 Note was $1,520,084. Including the $428,000 cash transferred from the Company’s bank account controlled by the Old Sponsor to the account controlled by the New Sponsor (as mentioned above), the New Sponsor paid $1,948,084 in total, on behalf of the Company under the October 2023 Note, for extension and working capital purposes, of which $610,000 was used for extension deposits and $1,338,084 was used for working capital purposes.

On July 11, 2024, the Company issued the July 2024 Note to the New Sponsor, for a principal amount of up to $500,000. The Company may apply the amount advanced by the New Sponsor under the July 2024 Note to fund the Extension Contribution or, as the Company deems appropriate, towards general corporate purposes. As of December 31, 2024, the total outstanding under the July 2024 Note was $274,854.

On January 15, 2025, the Company consummated the Business Combination pursuant to the terms of the Merger Agreement as disclosed above. Following the Business Combination, the Company became part of Cayco, and all its assets and liabilities became assets and liabilities of Cayco; the Company has had no operations on its own at all and would not incur any additional expenses and liabilities post the Business Combination. The Company’s ability to meet all of its obligations as of December 31, 2024 depends on Cayco and its subsidiaries, which is out of the control of the management.

In connection with the Company’s assessment of going concern considerations in accordance with ASC 205-40, “Going Concern”, the management of the Company believes the above conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of the Israel-Hamas conflict, the Russia-Ukraine war and the United States trade and tariff policy and has concluded that while it is reasonably possible that the war and the United States trade and tariff policy could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The accompanying financial statements reflect the financial position and the results of operations of the entity formerly Chenghe Acquisition I Co. as of and for the periods presented and are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying financial statements are as of and for the periods prior to the Business Combination, which was completed on January 15, 2025, and therefore do not reflect the accounting for that transaction.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities and the embedded feature included in the Prepaid Forward Purchase Agreement (as defined below). Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and 2023. The Company held no cash as of December 31, 2024 and 2023, respectively.

Cash Held in Trust Account

At December 31, 2024 and 2023, the Company held $41,746,692 and $43,605,597, respectively, in the Trust Account. On November 6, 2023, pursuant to the Trust Agreement, the Company instructed Continental Stock Transfer & Trust Company to hold all funds in the Trust Account uninvested in an interest — bearing bank deposit account. As of December 31, 2024 and 2023, all funds in the Trust Account were held in cash and were classified as non-current assets.

Warrant Liabilities

The Company assessed its warrants under ASC 480-25, “Distinguishing liabilities from equity” and ASC 815-40 “Derivatives and Hedging — Contracts in Entity’s Own Equity”. The Company accounts for the Public Warrants and Private Placement Warrants (collectively, the “Warrants”) as derivative liabilities. A provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815 “Derivatives and Hedging” (“ASC 815”), the Company accounts for Warrants for the Company’s ordinary shares that are not indexed to its own stock as derivative liabilities at fair value on the balance sheets and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, with changes in fair value recognized in the statements of operations in the period of change.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement” (“ASC 820”), approximates the carrying amounts represented in the balance sheets, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgement and considers factors specific to the investment. The categorization of an investment within the hierarchy is based on the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

See Note 9 for additional information on assets and liabilities measured at fair value.

Derivative Financial Instruments and Warrant and Over-allotment Liability

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity and measurement of fair value is re-assessed at the end of each reporting period. In accordance with ASC 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities and overallotment option have been allocated based on their relative fair value of total proceeds and are recognized in the statements of operations as incurred. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or the creation of current liabilities.

The Company accounts for warrants and over-allotment as either equity-classified or liability-classified instruments based on an assessment of the warrant and over-allotment option’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board Accounting Standards Codification 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. The assessment considers whether the warrants and over-allotment option are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants and over-allotment option meet all of the requirements for equity classification under ASC 815, including whether the warrants and over-allotment option are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment is conducted at the time of warrant and over-allotment option issuance and as of each subsequent quarterly period end date while the warrants and over-allotment option are outstanding.

For warrants and over-allotment option that meet all of the criteria for equity classification, they are recorded as a component of additional paid-in capital at the time of issuance. For warrants and over-allotment that do not meet all the criteria for equity classification, they are required to be recorded as a liability at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants and over-allotment option are recognized as a non-cash gain or loss on the statements of operations.

The Company accounted for the Public Warrants (see Note 3), Private Placement Warrants (see Note 4) in accordance with the guidance contained in ASC 815-40. The Warrants are not considered indexed to the Company’s own ordinary shares, and as such, they do not meet the criteria for equity treatment and are recorded as liabilities.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2024 and 2023. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2024 and 2023, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net (Loss) Income Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of ordinary shares, which are referred to as Class A and Class B. Income and losses are shared pro rata between the two classes of shares. Net (loss) income per ordinary share is calculated by dividing the net (loss) income by the weighted average number of ordinary shares outstanding for the respective period. The Company did not consider the effect of the warrants issued in connection with the IPO and the private placement in the calculation of diluted (loss) income per ordinary share because their exercise is contingent upon future events. As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share. Remeasurement associated with the redeemable Class A ordinary shares is excluded from (loss) income per ordinary share as the redemption value approximates fair value.

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of ordinary shares:

	For the Year Ended December 31, 2024		For the Year Ended December 31, 2023
	Redeemable Class A	Non-redeemable Class A and Class B	Redeemable Class A	Non-redeemable Class A and Class B
Basic and diluted net income per share:
Numerator:
Allocation of net (loss) income	$(1,803,942)	$(1,514,257)	$297,384	$128,528
Denominator:
Weighted average shares outstanding	3,871,740	3,250,000	7,519,729	3,250,000
Basic and diluted net (loss) income per share	$(0.47)	$(0.47)	$0.04	$0.04

Offering Costs associated with the IPO

The Company complies with the requirements of ASC 340-10-S99-1, SEC Staff Accounting bulletin Topic 5A — “Expenses of Offering”, and SEC Staff Accounting bulletin Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs directly attributable to the issuance of an equity contract to be classified in temporary equity are recorded as a reduction of equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $7,647,620 as a result of the IPO (consisting of $2,600,000 of underwriting fees, $4,550,000 of deferred underwriting fees, and $497,620 of other offering costs). The Company recorded $7,312,390 of offering costs as a

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

reduction of temporary equity in connection with the Class A ordinary shares included in the Units. The Company immediately expensed $335,230 of offering costs, during the year ended December 31, 2022, in connection with the Public Warrants, Private Placement Warrants and over-allotment option that were classified as liabilities.

Class A Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ deficit. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

At December 31, 2024 and 2023, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets. On April 13, 2023, holders of 7,399,517 shares of Class A ordinary shares exercised the right to redeem such shares for a payment of approximately $77.5 million or approximately $10.47 per share. On October 25, 2023, holders of the holders of 1,658,610 Class A ordinary shares elected to redeem their shares for cash at a redemption price of approximately $10.94 per share, for an aggregate redemption amount of approximately $18.1 million. On October 25, 2024, the holders of 407,442 Class A ordinary shares elected to redeem their shares for cash at a redemption price of approximately $11.66 per share, for an aggregate redemption amount of approximately $4.7 million, leaving 3,534,431 Public Shares remaining outstanding.

As of December 31, 2024 and 2023, the amount of Class A ordinary shares reflected on the balance sheets are reconciled in the following table:

	Shares	Amount
Class A ordinary shares subject to possible redemption as of December 31, 2022	13,000,000	$134,512,063
Less:
Partial Redemption	(9,058,127)	(95,617,197)
Plus:
Remeasurement of Class A ordinary shares subject to possible redemption	—	4,710,731
Class A ordinary shares subject to possible redemption as of December 31, 2023	3,941,873	43,605,597
Less:
Partial Redemption	(407,442)	(4,749,665)
Plus:
Remeasurement of Class A ordinary shares subject to possible redemption	—	2,890,760
Class A ordinary shares subject to possible redemption as of December 31, 2024	3,534,431	$41,746,692

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Recent Accounting Pronouncements

Recently adopted accounting standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted the ASU during the year ended December 31, 2024. The adoption did not have a material impact on the financial statements. See Note 10 for the Company’s segment reporting disclosures.

Recently issued accounting standards not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

In November 2024, the FASB ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). which enhances the disclosures required for expense disaggregation in the Company’s annual and interim consolidated financial statements. ASU 2024-03 is effective for the Company for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently assessing the impact of the adoption of this standard on its financial statements and disclosures.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

On January 27, 2022, the Company consummated its IPO of 13,000,000 Units at $10.00 per Unit, generating gross proceeds of $130,000,000. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share. The Public Warrants will become exercisable 30 days after the completion of the initial Business Combination and expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,900,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $7,900,000.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 4 — PRIVATE PLACEMENT (cont.)

The Private Placement Warrants are identical to the warrants sold in the IPO except that the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On June 2, 2021, the Old Sponsor paid $25,000, or approximately $0.007 per share, to cover certain offering costs in consideration for 3,737,500 Class B ordinary shares, par value $0.0001. Up to 487,500 founder shares were subject to forfeiture by the Old Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. In March 2022, the Old Sponsor effected a surrender of the 487,500 founder shares to the Company for no consideration upon expiration of the over-allotment option. Pursuant to the Sponsor Sale as described above, the New Sponsor acquired 2,650,000 Class B ordinary shares, and on November 16, 2023, 1,058,127 Class B ordinary shares held by the New Sponsor were converted into the same number of Class A ordinary shares. As of December 31, 2024, there were 2,191,873 Class B ordinary shares of the Company, issued and outstanding.

The holders of the Company’s founder shares have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the holders of the Class B ordinary shares with respect to any founder shares (Lock-up). Notwithstanding the foregoing, if (1) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) the Company consummates a transaction after the initial Business Combination which results in the shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up.

The sale or allocation of the founders shares to the Company’s director nominees and affiliates of its Sponsor group, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 22,000 shares transferred to the Company’s consultants on April 1, 2022 was $101,640 or $4.62 per share. The founder shares were effectively sold subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the founder shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of founders shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the founder shares. As of December 31, 2024, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Promissory Note — Related Party

On April 13, 2023, the Company issued a non-interest bearing non-convertible unsecured promissory note to the Old Sponsor for a principal amount of up to $1,050,000 to fund the contributions to the Company’s Trust Account in connection with the First Extension Amendment and the First Trust Amendment. On each of April 27, 2023 and May 30, 2023, the Old Sponsor deposited $150,000 into the Trust Account, for an aggregated of $300,000. The April 2023 Note was terminated on October 4, 2023 and all amounts outstanding under the April 2023 Note are forgiven without any further liability of the Company or the Old Sponsor. The amounts forgiven are recognized as a capital transaction at October 4, 2023.

On October 25, 2023, the Company issued the October 2023 Note to the New Sponsor for a principal amount of up to $1,960,000 to fund the Extension Contributions in connection with the Second Extension Amendment and working capital. As of December 31, 2024, the total outstanding under the October 2023 Note was $1,520,084. Including the $428,000 cash transferred from the Company’s bank account controlled by the Old Sponsor to the account controlled by the New Sponsor (as mentioned above), the New Sponsor paid $1,948,084 in total under the October 2023 Note, on behalf of the Company, for extension and working capital purposes, of which $610,000 was used for extension deposits and $1,338,084 was used for working capital purposes.

On July 11, 2024, the Company issued a non-interest bearing non-convertible unsecured promissory note (the “July 2024 Note”) to the New Sponsor, for a principal amount of up to $500,000. The Company may apply the amount advanced by the New Sponsor under the July 2024 Note to fund the Extension Contribution or, as the Company deems appropriate, towards general corporate purposes. As of December 31, 2024, the total outstanding under the July 2024 Note was $274,854.

Subsequent to December 31, 2024 to January 10, 2025, the Company withdrew additional $50,000 under the July 2024 Note for working capital purpose. As of January 10, 2025, the total outstanding balance under the October 2023 Note and July 2024 Note was $1,844,938.

On January 10, 2025, the Company, the New Sponsor, CayCo and FST entered into a letter agreement (the “Letter Agreement”), pursuant to which, parties agree that CayCo agrees to, failing which FST shall, pay to the New Sponsor an amount to equal to $1,844,938, in the following manner: (i) pay, or cause to be paid, US$300,000 out of the trust account established by the Company with Continental Stock Transfer and Trust Company on the Maturity Date (the “First Payment”); (ii) pay, or cause to be paid, US$772,469 on or prior to the date falling 3 month after the Maturity Date (the “Second Payment”); and (iii) pay, or cause to be paid, US$772,469 on or prior to the date falling 6 months after the Maturity Date (the “Third Payment”).

Upon the closing of the Business Combination on January 15, 2025, the Company paid $300,000 to the New Sponsor, out of the Trust Account.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. The terms of such warrants would be identical to those of the Private Placement Warrants. As of December 31, 2024 and December 31, 2023, the Company had no borrowings under the Working Capital Loans.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 6 — PREPAID SHARE FORWARD AGREEMENT

On December 27, 2024, the Company, CayCo and FST entered into an agreement (the “Prepaid Share Forward Agreement”) with each of (i) Harraden Circle Investors, LP (“HCI”) and (ii) Harraden Circle Special Opportunities, LP (“HCSO”) (HCI and HCSO collectively, the “Seller”) for an over-the-counter Prepaid Share Forward Transaction. For purposes of the Prepaid Share Forward Agreement, “Counterparty” refers to the Company prior to the consummation of the Business Combination and CayCo after the consummation of the Business Combination.

Pursuant to the terms of the Prepaid Share Forward Agreement, the Seller intends, but is not obligated, to purchase up to a number of Class A ordinary shares of the Company, in the aggregate amount equal to up to 3,000,000, from third parties through a broker in the open market (other than through Counterparty), or Class A ordinary shares previously redeemed by Seller that Seller reverses a previously submitted redemption request for prior to the closing of the Business Combination (the “Relevant Shares”). The Seller is also entitled to purchase up to 100,000 Class A ordinary shares of the Company (the “Committed Shares”), which shall not form a part of the Relevant Shares under the Prepaid Share Forward Agreement, and the Sellers will not sell the Committed Shares at a price less than the Reset Price (as defined below) prior to 30 day anniversary of the closing of the Business Combination.

The Prepaid Share Forward Agreement provides that the Counterparty shall pay to the Seller an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the number of Relevant Shares and the number of Committed Shares and (ii) the redemption price per share as set forth in the Company’s constitutional documents (the “Redemption Price”, which was approximately US$11.79 per share at the execution of the Prepaid Share Forward Agreement) directly from the trust account maintained by Continental Stock Transfer & Trust Company by no later than the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

From time to time and on any date following the Business Combination (any such date, a “OET Date”), Seller may, in its absolute discretion, terminate the Transaction in whole or in part with respect to any number of Relevant Shares by giving notice of such termination and the specified number of Relevant Shares (such quantity, the “Terminated Shares”). As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to the Counterparty, an amount equal to (a) the then-in-effect Reset Price, multiplied by (b) the Terminated Shares. Thereafter, the number of Relevant Shares shall be reduced by the number of Terminated Shares. The Reset Price shall be initially the Redemption Price, and, from time to time in the Counterparty’s sole discretion, the Reset Price may be adjusted to the lower of the current Reset Price and the lowest daily VWAP (as defined in the Prepaid Forward Share Agreement) over the prior 10 trading days. For avoidance of doubt, the Reset Price may only be adjusted downward.

The Prepaid Share Forward Agreement matures on the date falling 12 months after of the closing of the Business Combination (the “Maturity Date”).

At Maturity Date, the Seller shall return to the Counterparty the Relevant Shares, and in exchange of such return, shall be entitled to retain an amount equal to the number of Relevant Shares multiplied by the Redemption Price.

On January 15, 2025, the Company paid $20,605,656, including $77,540 transaction costs, to the Seller, pursuant to the terms of the Prepaid Share Forward Agreement. Among the 1,742,573 shares under the Prepaid Share Forward Agreement, 100,000 are Commitment Shares and 1,642,573 are Relevant Shares.

Commitment Shares are already outstanding at inception of the Prepaid Forward Purchase Agreement and Seller does not have ability to redeem during the term of Prepaid Forward Purchase Agreement. The Company concluded that the Commitment Shares are compensation to Seller for the waiver of the redemption rights of Relevant Shares at closing of the Business Combination. The Company measured the Commitment Shares at their fair value at inception, by the redemption price of $11.79 per share.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 6 — PREPAID SHARE FORWARD AGREEMENT (cont.)

The Company evaluated the Prepaid Share Forward Agreement according to ASC 480 — Distinguishing Liabilities from Equity and ASC 815 — Derivatives and Hedging and concluded that, (i) due to the uncertainty of the Business Combination Closing as of December, 31, 2024, the Relevant Shares are not required to be accounted for as a liability pursuant to ASC 480-10. Upon the closing of the Business Combination on January 15, 2025, and prior to the Prepayment in full, the Forward Purchase of Relevant Shares is representative of an obligation to repurchase shares by transferring assets under ASC 480-10-25-8 through 25-11. Following Prepayment in full, the Company will no longer have an obligation to transfer assets and the Forward Purchase of Relevant Shares will no longer be subject to the accounting requirements of ASC 480, (ii) the embedded put option feature in connection with the Terminated Shares is not indexed to the Company’s own equity because the settlement terms are not fixed, which preclude the embed put option from equity classification. Accordingly, the embedded put option in connection with the Terminated Shares is required to be bifurcated and accounted for separately as an embedded derivative under ASC 815. The Company recognizes the embed put option as an OET derivative liability at fair value on the consolidated balance sheets. Changes in the fair value of OET derivative liability are recorded in the consolidated statements of operations as a component of other income (expense).

For the year ended December 31, 2024, the company recorded $917,764 fair value changes of the OET derivative liability. The fair value of the OET derivative liability was measure at Black-Scholes model, with the key inputs as following:

	December 31, 2024	December 27, 2024 (Initial Value)
Stock price	$9.63	$11.49
Exercise price	$11.79	$11.79
Risk-free rate	4.16%	4.16%
Volatility	30.17%	30.17%
Expected terms (years)	1.08	1.10
Estimated weighted average Terminated Shares	1,582,101	1,582,101

NOTE 7 — COMMITMENTS & CONTINGENCIES

Registration and Shareholder Rights

The holders of the (i) founder shares, (ii) Private Placement Warrants, which were issued in a private placement simultaneously with the closing of the IPO and the Class A ordinary shares underlying such Private Placement Warrants and (iii) warrants that may be issued upon conversion of Working Capital Loans have registration rights to require the Company to use its best efforts to register a sale of any of its securities held by them pursuant to a registration rights agreement dated January 24, 2022. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Legal Fee Arrangement

Pursuant to the SPA, in respect of the legal expenses of Shearman & Sterling LLP (“Shearman”), the Company’s legal counsel prior to the Sponsor Sale, owed by the Company, the Company will pay Shearman in connection with the closing of the initial Business Combination of the Company together with the payment of other transaction expenses and fees pursuant to the funds flow for such Business Combination, an amount equal to $350,000 in immediately available funds to such account as may be provided by Shearman in advance in writing. In addition, the Old Sponsor shall reserve 15,000 Class B ordinary shares in respect of its obligation to Shearman and, promptly following the

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 7 — COMMITMENTS & CONTINGENCIES (cont.)

first date that such shares can be sold, the Old Sponsor will sell those shares and send the proceeds in immediately available funds to such account as may be provided by Shearman in advance in writing. Upon closing of the Business Combination on January 15, 2025, the Company was obligated to pay $350,000 to Shearman. Accordingly, for the year ended December 31, 2024, the Company adjusted the amount owed to Shearman to $350,000 by reversing $215,780 of overestimated expenses that were previously accrued as of December 31, 2023, resulting in a $350,000 accrued expenses amount on the balance sheet as of December 31, 2024.

Underwriting Agreement

The Company granted the underwriters of the IPO a 45-day option from the date of the IPO to purchase up to an additional 1,950,000 Units to cover over-allotments, which expired unexercised on March 10, 2022.

The underwriters received a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO, or $2,600,000. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $4,550,000, upon the completion of the Company’s initial Business Combination.

On September 8, 2023, BofA delivered a letter to the Company to waive its entitlement to the payment of $2,275,000 deferred underwriting fee to be paid under the terms of the Underwriting Agreement. On September 19, 2023, BTG Pactual delivered a letter to the Company to waive its entitlement to the payment of $2,275,000 deferring underwriting fee with respect to the Business Combination. As a result, the Company recorded a reduction of the deferred underwriting payable of $4,550,000, with $186,550 to other income and $4,363,450 to accumulated deficit during the year ended December 31, 2023.

Forward Purchase Agreement

An affiliate of the Old Sponsor (the “Sponsor Affiliate”) entered into a forward purchase agreement with the Company in connection with the IPO that provides for the purchase by the Sponsor Affiliate of an aggregate of up to 4,000,000 Units for an aggregate purchase price of up to $40,000,000, in a private placement that will close simultaneously with the closing of the Company’s initial Business Combination. The forward purchase agreement requires the Company to deliver a notice to the forward purchaser 10 business days prior to the signing of any definitive document for a business combination, setting forth the number of forward purchase units that it desires to purchase. Within five business days of receipt of such notice, the forward purchaser will inform the Company the number of forward purchase units that it wishes to purchase, which shall constitute binding obligations of the forward purchasers. The Company did not deliver a notice to the forward purchase in connection with the signing of the Business Combination Agreement, and therefore, the forward purchaser is not obligated to purchase any forward purchase units under the forward purchase agreement. The forward purchaser did not purchase any forward purchase units up to the completion of the Business Combination.

Business Combination Marketing Agreement

On February 9, 2023, the Company entered into a business combination marketing agreement (the “EBC BCMA”) with EarlyBirdCapital, Inc. (“EBC”) for EBC’s assistance in connection with a potential Business Combination with a cash fee equal to $2,000,000 contingent upon closing of the Business Combination. If a proposed Business Combination is not consummated for any reason, no fee is due unless the Company receives a termination payment established in the definitive written agreement with the target company in the Business Combination, in which case, EBC will be entitled to 1/3 of the termination payment up to a maximum of $1,000,000. As prescribed by the BCMA, in the Company’s own discretion, it may engage EBC as non-exclusive placement agent for the Company, on a “best efforts” basis, in connection with a private placement of shares of common stock and/or convertible debt or preferred stock, the structuring of a collateralized equity transaction, or the arrangement of an equity line of credit of the Company in connection with the Business Combination, for a placement agent’s fee of (for equity and equity equivalents) 3.5% and (for debt and convertible securities) 2.0% of the capital raised by investors contracts by EBC, payable at the closing of the Business Combination.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 7 — COMMITMENTS & CONTINGENCIES (cont.)

On October 2, 2023, the Old Sponsor entered into a letter agreement with EBC (the “EBC Letter Agreement”), under which, the Old Sponsor agreed to (i) transfer, at no consideration, to EBC 25,000 Class B ordinary shares of the Company held by the Old Sponsor at the closing of the Business Combination. If the Old Sponsor is required to forfeit Class B ordinary shares to the Company that it’s retaining pursuant to the SPA so that the total number of Class B ordinary shares becomes less than 500,000, EBC will forfeit a pro rata number of Class B ordinary shares with the Old Sponsor’s reduction below 500,000 such that the Class B ordinary shares held by EBC will then represent 5% of the total Class B ordinary shares held by the Old Sponsor and EBC; (ii) transfer to EBC an aggregate of 26.7% of any consideration it receives as a result of certain “tail” arrangement it has with a third party as a result of a proposed transaction; and (iii) pay to EBC an aggregate of $5,000 to reimburse EBC for expenses incurred by it for the services rendered to the Company and the Old Sponsor.

The 25,000 Class B ordinary shares that the Old Sponsor agreed to transfer to EBC (subject to forfeiture) were valued at $1.09 per share or an aggregate of $27,336 as at October 2, 2023, based on a Monte Carlo Model simulation valuation of the Class B ordinary shares. The amount will be recorded as Compensation Expense at the close of a Business Combination. The estimated fair value of the forfeiture provision on October 2, 2023, the date of the EBC Letter Agreement, was immaterial.

On October 2, 2023, in connection with the Sponsor Sale (see Note 1), EBC issued a waiver letter (“EBC Waiver Letter”) to the Company, pursuant to which, the EBC BCMA is terminated. Under the EBC Waiver Letter, the Company agreed that such Class B ordinary shares to be transferred by the Old Sponsor to EBC under the EBC Letter Agreement will have the same registration rights as the other Class B ordinary shares held by the Old Sponsor.

Upon closing of the Business Combination on January 15, 2025, the Old Sponsor held 700,000 Class B ordinary shares, as a result of which, Old Sponsor transferred 25,000 shares to EBC as described above.

NOTE 8 — SHAREHOLDERS’ DEFICIT

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2024 and 2023, there were no shares of preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. At December 31, 2024 and 2023, 1,058,127 Class A ordinary shares were issued and outstanding (excluding 3,534,431 and 3,941,873 shares subject to possible redemption, respectively).

Class B ordinary shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. At December 31, 2024 and 2023, there were 2,191,873 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law or the memorandum and articles of association(the “MAA”). Unless specified in the Company’s MAA, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by its shareholders.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the total number of Class A ordinary

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 8 — SHAREHOLDERS’ DEFICIT (cont.)

shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

On April 13, 2023, at the First Extraordinary General Meeting, the shareholders approved, among others, the proposal to amend the Company’s MAA to provide for the right of a holder of the Company’s Class B ordinary shares to convert into Class A ordinary shares on a one-for-one basis prior to the closing of a Business Combination at the election of the holder.

On November 8, 2023, the New Sponsor notified the Company that it elected to convert 1,058,127 Class B ordinary shares held by itself to the same number of Class A ordinary shares, pursuant to the Founder Share Amendment Proposal. On November 16, 2023, 1,058,127 Class B ordinary shares held by the New Sponsor were converted into the same number of Class A ordinary shares.

NOTE 9 — FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s liabilities that are measured at fair value on December 31, 2024 and 2023 and indicates the Level 3 fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	December 31, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liabilities – Public Warrants	$260,000	$260,000	$—	$—
Warrant liabilities – Private Placement Warrants	343,566	—	—	343,566
	$603,566	$260,000	$—	$343,566
	December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liabilities – Public Warrants	$65,000	$65,000	$—	$—
Warrant liabilities – Private Placement Warrants	79,000	—	—	79,000
	$144,000	$65,000	$—	$79,000

The Public Warrants and the Private Placement Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within liabilities on the balance sheets. The warrant liabilities were measured at fair value at inception and remeasured on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

The Company used a Binomial Option Pricing Model to value the Private Placement Warrants and a Black-Scholes model to value the overallotment option at the initial measurement date. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-half of one Public Warrant), first to the warrants and overallotment option based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption (temporary equity) based on their fair values at the initial measurement date. The Public Warrants, the Private Placement Warrants and overallotment option were classified within Level 3 of the fair value hierarchy at the initial measurement dates due to the use of unobservable inputs. Inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

At December 31, 2024 and 2023, the Company used the quoted price on Over-the-Counter Market (the “OTC”) to establish the fair value of the Public Warrants.

The Private Placement Warrants were transferred to a Level 2 from a Level 3 during the year ended December 31, 2023, due to the use of an observable market quote for a similar asset in an active market. The Private Placement Warrants changed from Level 2 at September 30, 2023 to Level 3 at December 31, 2023 as a result of the lack of an observable market quote of the Public Warrants on that day. At December 31, 2024 and 2023 a Monte Carlo simulation methodology was used in estimating the fair value of the Private Placement Warrants. The key inputs for Monte Carlo simulation for the Private Placement Warrants as of December 31, 2024 and 2023 were as follows:

Input	December 31, 2024	December 31, 2023
Public Warrant Price	$0.04	$0.01
Risk-free interest rate	4.22%	4.64%
Expected term (years)	0.65	1.26
Expected volatility	13.3	de minimis
Stock price	$9.63	$11.03
Exercise price	$11.50	$11.50

NOTE 10 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

FST LTD.
(FORMERLY CHENGHE ACQUISITION I CO.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 10 — SEGMENT INFORMATION (cont.)

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31,
	2024	2023
Professional service fee in connection with the Business Combination	$1,616,046	$724,652
Financing costs	1,179,000	—
Other operating expenses	933,110	1,418,967
Total operating expenses	$3,728,156	$2,143,619
Interest earned on cash held in Trust Account	$1,784,287	$3,650,731

The key measures of segment profit or loss reviewed by our CODM are interest earned on investment in Trust Account and formation and operating expenses. The CODM reviews interest earned on investment in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within formation and operating costs, the CODM specifically reviews professional service fees and financing costs in connection with the business combination, which are significant segment expenses. The professional service fee in connection with the Business Combination includes legal fees and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other formation and operating costs, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period. The CODM does not review the total assets of the Company, so segment assets are not presented in above table.

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Subsequent to December 31, 2024 and prior to the closing of the Business Combination, the New Sponsor transferred 100,000 Earnout Shares to the Old Sponsor, as disclosed in Note 1.

On January 15, 2025, the Closing Date, pursuant to the Business Combination Agreement, Merger Sub merged with and into the Company with the Company being the surviving company and as a direct, wholly owned subsidiary of CayCo, and the Company changed its name to “FST LTD.”.

On January 15, 2025, the Company paid $20,605,656, including $77,540 transaction costs, to the Seller, pursuant to the terms of the Prepaid Share Forward Agreement. See Note 6.

On January 16, 2025, the Company paid $20,724,552 to holders of 1,754,618 Class A ordinary shares, for redemption.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands laws do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

The Amended Charter provides to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our Company or our affairs in any court whether in the Cayman Islands or elsewhere.

No such existing or former directors (including alternate directors), secretaries or officers, however, shall be indemnified in respect of any matter arising out of his or her own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, the Company has not made sales of unregistered securities.

Item 8. Exhibits and Financial Statement Schedules

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description	Filed Herewith	Incorporation by Reference
			Form	File No.	Exhibit No.	Filing Date
2.1	Business Combination Agreement, dated as of December 22, 2023, by and among Chenghe Acquisition I Co., FST Corp., FST Merger Ltd., and Femco Steel Technology Co., Ltd.		F-4	333-280879	2.1	July 18, 2024
2.2	First Amendment to Business Combination Agreement, dated as of September 10, 2024, by and among Chenghe Acquisition I Co., FST Corp., FST Merger Ltd., and Femco Steel Technology Co., Ltd.		F-4	333-280879	2.1	September 19, 2024
2.3	Plan of Merger		F-4	333-280879	2.2	July 18, 2024
3.1	Amended and Restated Memorandum and Articles of Association of FST Corp.		F-4	001-41965	3.4	July 18, 2024
4.1	Specimen Ordinary Share Certificate of FST Corp.		F-4	333-280879	4.5	July 18, 2024
4.2	Specimen Warrant Certificate of FST Corp.		F-4	333-280879	4.6	July 18, 2024
4.3	Warrant Agreement, dated as of January 24, 2022, by and between Chenghe Acquisition I Co. and Continental Stock Transfer & Trust Company.		F-4	333-280879	4.4	July 18, 2024

Exhibit No.	Description	Filed Herewith	Incorporation by Reference
			Form	File No.	Exhibit No.	Filing Date
4.4	Assignment, Assumption and Amendment Agreement by and among Chenghe Acquisition I Co., FST Corp. and Continental Stock Transfer & Trust Company.		F-4	333-280879	4.7	July 18, 2024
5.1	Opinion of Ogier as to validity of Ordinary Shares		F-1	333-285391	5.1	July 8, 2025
10.1	Sponsor Support Agreement, dated as of December 22, 2023, by and among Femco Steel Technology Co., Ltd., Chenghe Acquisition I Co., Chenghe Investment I Limited and LatAmGrowth Sponsor LLC.		F-4	333-280879	10.2	July 18, 2024
10.2	Company Shareholder Support Agreement, dated as of December 22, 2023, by and among Femco Steel Technology Co., Ltd., FST Corp., Chenghe Acquisition I Co., and certain shareholders of Femco Steel Technology Co., Ltd. and certain shareholders of FST Corp. named therein.		F-4	333-280879	10.3	July 18, 2024
10.3	Form of Indemnification Agreement with the Registrant’s directors and officers		F-1	333-285391	10.3	July 8, 2025
10.4	Lock-Up Agreement.		F-4	333-280879	10.4	July 18, 2024
10.5	Investor Rights Agreement.		F-4	333-280879	10.5	July 18, 2024
10.6	Sales Sub-Contract, dated December 29, 2023, between FEMCO Steel Technology Co., Ltd. and China Steel Corporation (EN Translation)		F-4	333-280879	10.6	July 18, 2024
10.7	Lease Agreement, dated December 20, 2023, between FEMCO Steel Technology Co., Ltd. and Far East Machinery Co., Ltd. (EN Translation).		F-4	333-280879	10.7	July 18, 2024
10.8	Form of Executive Employment Agreement with David Chuang as Chief Executive Officer and Chairman of the Board.		F-4	333-280879	10.8	September 19, 2024
10.9	Executive Employment Agreement with Warren Cheng-Teng Huang as President, Head of Production and Supply Chains		F-1	333-285391	10.9	July 8, 2025
10.10	Executive Employment Agreement with Sebastian Tadla as Chief Financial Officer.		F-1	333-285391	10.10	July 8, 2025
10.11	Form of Executive Employment Agreement with Carie Hui-Ting Hsu as Accounting Manager		F-4	333-280879	10.11	September 19, 2024
10.12	Executive Employment Agreement with Rob Cheng as President, Head of FST Golf		F-1	333-285391	10.12	July 8, 2025
10.13	Executive Employment Agreement with Marie Wen-Chi Chao as Executive Vice President, General Administration and Compliance		F-1	333-285391	10.13	July 8, 2025
14.1	Code of Ethics of the Registrant		F-1	333-285391	14.1	July 8, 2025
21.1	List of Subsidiaries of the Registrant		F-4	333-280879	21.1	July 18, 2024
23.1	Consent of Enrome LLP Certified Public Accountants, independent registered public accounting firm of FST Corp.		F-1	333-285391	23.1	July 8, 2025
23.2	Consent of Marcum Asia CPAs LLP, independent registered accounting firm of FST Ltd.		F-1	333-285391	23.2	July 8, 2025
23.3	Consent of KPMG, an independent registered accounting firm of FST Corp.		F-1	333-285391	23.3	July 8, 2025
23.4	Consent of Ogier (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference)		F-1	333-285391	23.4	July 8, 2025

Exhibit No.	Description	Filed Herewith	Incorporation by Reference
			Form	File No.	Exhibit No.	Filing Date
24.1	Power of Attorney (included on the cover page hereto)		F-1	333-285391	24.1	July 8, 2025
101.INS	Inline XBRL Instance Document	X
101.SCH	Inline XBRL Taxonomy Extension Schema Document	X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document	X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document	X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document	X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document	X
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)	X
107	Filing Fee Table		F-1	333-285391		February 28, 2025

Item 9. Undertakings

The undersigned registrant hereby undertakes:

•        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

•        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minxiong Township, Taiwan, on July 22, 2025.

FST Corp.
By:	/s/ David Chuang
Name:	David Chuang
Title:	Director and CEO

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Chuang as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ David Chuang	Chairman of the Board, Director and	July 22, 2025
David Chuang	Chief Executive Officer (Principal Executive Officer)
/s/ Sebastian Tadla	Chief Financial Officer	July 22, 2025
Sebastian Tadla	(Principal Financial and Accounting Officer)
/s/ Kerry Lin Liu	Director	July 22, 2025
Kerry Lin Liu
/s/ Shintaro Tanahara	Director	July 22, 2025
Shintaro Tanahara
/s/ Nick Pin-Chia Chen	Director	July 22, 2025
Nick Pin-Chia Chen
/s/ Alan Yu-Cheng Li	Director	July 22, 2025
Alan Yu-Cheng Li
/s/ Huoy-Ming Yeh	Director	July 22, 2025
Huoy-Ming Yeh
/s/ Richard Qi Li	Director	July 22, 2025
Richard Qi Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of FST Corp., has signed this registration statement or amendment thereto in the City of New York, State of New York, on July 22, 2025.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President